Exhibit 10.7

EXECUTION VERSION

Dated 16 OCTOBER 2012

DAWN HOLDCO LIMITED

BANK OF SCOTLAND  PLC

as Arranger

BANK OF SCOTLAND  PLC

as Agent

BANK OF SCOTLAND  PLC

as Security Trustee

AMENDMENT AND RESTATEMENT

AGREEMENT

relating to a Facility Agreement dated

31 July 2007

Contents

	Clause	Page

1	Definitions and interpretation	1
2	Restatement	2
3	Representations	3
4	Continuity and further assurance	3
5	No waiver	4
6	Fees, costs and expenses	4
7	Miscellaneous	4

	Schedule

1	The Parties	5
	Part 1 - The Obligors	5
	Part 2 - The Lender	9
	Part 3 - The Hedge Counterparty	10
2	Conditions precedent	11
3	Restated Agreement	14

This Agreement is dated	16 OCTOBER 2012

Between

(1)                                  Dawn Holdco Limited (registered in Jersey with number 97688) (Parent);

(2)                                  The Subsidiaries of the Parent listed in part 1 (The Obligors) of schedule 1 as borrowers (together with the Parent, Borrowers);

(3)                                  The Subsidiaries of the Parent listed in part 1 (The Obligors) of schedule 1 as guarantors (together with the Parent, Guarantors);

(4)                                  Dawn General Partner Limited (registered in Jersey with number 97687 acting in its capacity as general partner of Dawn Limited Partnership, (registered in Jersey with number LP938) (Topco);

(5)                                  Bank of Scotland plc (formerly The Governor and Company of The Bank of Scotland) as arranger (Arranger);

(6)                                  The Financial Institution listed in part 2 (The Lender) of schedule 1 as lender (Lender);

(7)                                  The Person listed in part 3 (The Hedge Counterparty) of schedule 1 as hedge counterparty (Hedge Counterparty);

(8)                                  Bank of Scotland plc (formerly The Governor and Company of The Bank of Scotland) as agent of the other Finance Parties (Agent); and

(9)                                  Bank of Scotland plc (formerly The Governor and Company of The Bank of Scotland) as security trustee for the Finance Parties (Security Trustee).

It is agreed

1                                         Definitions and interpretation

1.1                                 Definitions

In this Agreement:

Amendment and Restatement Documents means this Agreement, the Amendment Fee Letter, the Intercreditor Deed, the Hedging Documents, the Profit Participation Deed, the Profit Participation Security Documents, each amendment agreement to the Management Agreements and the termination agreement to the Pooling Agreement

Amendment Fee Letter means the fee letter between the Agent and the Parent dated on or about the date of this Agreement

Hedging Documents means an ISDA Master Agreement (as defined in the Intercreditor Deed) and related schedule

Intercreditor Deed means an intercreditor deed made between, among others, the Parent, the Borrowers, the Guarantors, the Agent, the Security Trustee, the Lender and the Hedge Counterparty to be executed on or about the date of this Agreement

Original Facility Agreement means the facility agreement dated 31 July 2007 between the Parties

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Party means a party to this Agreement

Purchaser means Sunrise Senior Living International Limited Partnership, acting by its general partner Sunrise Senior Living Jersey Limited

Purchase and Sale Agreement means the purchase and sale agreement dated 22 August 2012 made between the Purchaser and the Seller, a certified copy of which is to be delivered to the Agent as a condition precedent pursuant to clause 2.3 (Conditions Precedent)

Restated Agreement means the Original Facility Agreement, as amended by this Agreement, the terms of which are set out in schedule 3 (Restated Agreement)

Restatement Date means the date upon which the Agent gives the notification referred to in clause 2.2(a) (Conditions precedent)

Seller means Morgan Stanley Real Estate Fund VI Special-A International, L.P., Morgan Stanley Real Estate Fund VI International-T, L.P., and Morgan Stanley Real Estate Investors VI International, L.P. acting by their general partner MSREF VI International-GP, L.L.C.; MSREF VI Special-B C.V., acting by its general partner MSREF VI Special-B GP LLC and MSREF VI TE C.V., acting by its general partner MSREF VI TE Coop-GP LLC

1.2                                 Interpretation

(a)                                  Unless otherwise defined in this Agreement, a term defined in the Original Facility Agreement has the same meaning when used in this Agreement or any notices, acknowledgements or other documents issued under or in connection with this Agreement.

(b)                                 Clause 1.2 (Interpretation) of the Original Facility Agreement is incorporated in this Agreement as if set out here in full but so that each reference in that clause to this Agreement shall be read as a reference to this Agreement.

1.3                                 Third Party Rights

(a)                                  Unless expressly provided to the contrary in any Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement or any other Finance Document issued or entered into under or in connection with it.

(b)                                 Unless expressly provided to the contrary in any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement or any other Finance Document entered into under or in connection with it.

2                                         Restatement

2.1                                 Restatement of the Original Facility Agreement

With effect from and including the Restatement Date, the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in schedule 3 (Restated Agreement).

2.2                                 Conditions precedent

(a)                                  The Agent shall notify the Company promptly in writing when it has received or waived the requirement to receive all the documents and other evidence listed in

2

schedule 2 (Conditions precedent) of this Agreement in form and substance satisfactory to the Agent.

(b)                                 The Agent shall not be obliged to issue the notice referred to in clause 2.2(a) if:

(i)                                     a Default is continuing or would result from the restatement of the Original Facility Agreement pursuant to clause 2.1 (Restatement of the Original Facility Agreement); or

(ii)                                  the representations made by each Obligor pursuant to clause 3 (Representations) are not true.

2.3                                 Failure to satisfy conditions precedent

If the Restatement Date has not occurred on or before 31 October 2012 (or any later date which the Agent (acting on the instructions of the Majority Lenders) and the Company may agree), then clause 2 (other than this clause 2.3) and clause 4.1 (Continuing obligations) will cease to have effect and none of the amendments referred to in clause 2.1 (Restatement of the Original Facility Agreement) shall take effect. The Company shall, however, remain liable to the Finance Parties for all fees, costs and expenses pursuant to clause 6 (Fees, costs and expenses).

2.4                                 Security confirmation

Each Obligor confirms that its, and Topco confirms that each Obligor’s, liabilities and obligations arising under the Restated Agreement shall form part of (but do not limit) the Liabilities and Secured Liabilities (each as defined in the relevant Transaction Security Documents to which such Obligor or Topco is a party) and that the Transaction Security granted by each Obligor and Topco pursuant to the Transaction Security Documents to which it is a party shall cover (without limitation) the obligations and liabilities under the Restated Agreement.

2.5                                 Guarantee confirmation

Each Guarantor confirms that the guarantee contained in clause 14 (Guarantee and Indemnity) of the Original Facility Agreement continues in full force and effect and shall cover (without limitation) the obligations and liabilities of the Obligors under the Restated Agreement.

3                                         Representations

Each Obligor makes the representations in clause 20 (Representations) of the Restated Agreement by reference to the facts and circumstances then existing:

(a)                                  on the date of this Agreement; and

(b)                                 on the Restatement Date.

4                                         Continuity and further assurance

4.1                                 Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

3

4.2                                 Further assurance

Each Obligor shall promptly do all such acts or execute all such documents as the Agent may reasonably specify (and in such form as the Agent may reasonably require) in favour of it or any other Finance Party to give effect to the amendments effected or to be effected pursuant to this Agreement.

5                                         No waiver

Save as and to the extent expressly waived in this Agreement, the Original Facility Agreement and the other Finance Documents shall remain in full force and effect. No waivers are given and the Finance Parties expressly reserve all rights and remedies in respect of any breach of, or Default under, the Finance Documents, save as expressly set out in this Agreement.

6                                         Fees, costs and expenses

6.1                                 The Company shall, within 3 Business Days of demand, reimburse each Finance Party, for the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party in connection with the negotiation, preparation, printing, execution and perfection of this Agreement and any other documents referred to in this Agreement.

6.2                                 The Obligors shall pay and, within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

6.3                                 The Parent must pay to the Agent an amendment fee in the amount and at the times agreed in the Amendment Fee Letter.

7                                         Miscellaneous

7.1                                 Incorporation of terms

Clauses 26.1 (Notice) and 30 (Governing Law and Enforcement) of the Original Facility Agreement shall be deemed to be incorporated into this Agreement (with such conforming changes as the context requires) as if set out in full in this Agreement.

7.2                                 Counterparts

This Agreement or any Finance Document entered into under or in connection with this Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement or such Finance Document entered into under or in connection with this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

7.3                                 Finance Document

Each of this Agreement and the Restated Agreement is a Finance Document.

This Agreement has been entered into on the date given at the beginning of this Agreement.

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Schedule 1

The Parties

Part 1 - The Obligors

Name of Borrower	Registration number (or equivalent, if any)	Jurisdiction of Incorporation

Dawn Holdco Limited	97688	Jersey

Dawn Opco Limited	06300259	England

Sunrise of Bassett Limited	87652	Jersey

Sunrise of Edgbaston Limited	86849	Jersey

Sunrise of Esher Limited	88389	Jersey

Sunrise of Fleet Limited	85528	Jersey

Sunrise of Guildford Limited	86222	Jersey

Sunrise of Westbourne Limited	86223	Jersey

Sunrise of Bramhall II Limited	94503	Jersey

Sunrise of Cardiff Limited	85527	Jersey

Sunrise of Chorleywood Limited	89802	Jersey

Sunrise of Eastbourne Limited	92224	Jersey

Sunrise of Mobberley Limited	88116	Jersey

Sunrise of Solihull Limited	89556	Jersey

Sunrise of Southbourne Limited	92067	Jersey

Sunrise of Tettenhall Limited	86940	Jersey

Sunrise of Weybridge Limited	86559	Jersey

Sunrise Operations Bassett Limited	05293860	England

Sunrise Operations Edgbaston Limited	05210822	England

Sunrise Operations Esher Limited	05300871	England

Sunrise Operations Fleet Limited	05210816	England

Sunrise Operations Guildford Limited	05222846	England

Sunrise Operations Westbourne Limited	05210945	England

Sunrise Operations Bramhall II Limited	06135748	England

Sunrise Operations Cardiff Limited	05550888	England

5

Name of Borrower	Registration number (or equivalent, if any)	Jurisdiction of Incorporation

Sunrise Operations Chorleywood Limited	05551189	England

Sunrise Operations Eastbourne Limited	05897077	England

Sunrise Operations Mobberley Limited	05401819	England

Sunrise Operations Solihull Limited	05550889	England

Sunrise Operations Southbourne Limited	05879183	England

Sunrise Operations Tettenhall Limited	05663739	England

Sunrise Operations Weybridge Limited	05855066	England

6

Name of Guarantor	Registration number (or equivalent, if any)	Jurisdiction of Incorporation

Dawn Holdco Limited	97688	Jersey

Dawn Opco Limited	06300259	England

Sunrise of Bassett Limited	87652	Jersey

Sunrise of Edgbaston Limited	86849	Jersey

Sunrise of Esher Limited	88389	Jersey

Sunrise of Fleet Limited	85528	Jersey

Sunrise of Guildford Limited	86222	Jersey

Sunrise of Westbourne Limited	86223	Jersey

Sunrise of Bramhall II Limited	94503	Jersey

Sunrise of Cardiff Limited	85527	Jersey

Sunrise of Chorleywood Limited	89802	Jersey

Sunrise of Eastbourne Limited	92224	Jersey

Sunrise of Mobberley Limited	88116	Jersey

Sunrise of Solihull Limited	89556	Jersey

Sunrise of Southbourne Limited	92067	Jersey

Sunrise of Tettenhall Limited	86940	Jersey

Sunrise of Weybridge Limited	86559	Jersey

Sunrise Operations Bassett Limited	05293860	England

Sunrise Operations Edgbaston Limited	05210822	England

Sunrise Operations Esher Limited	05300871	England

Sunrise Operations Fleet Limited	05210816	England

Sunrise Operations Guildford Limited	05222846	England

Sunrise Operations Westbourne Limited	05210945	England

Sunrise Operations Bramhall II Limited	06135748	England

Sunrise Operations Cardiff Limited	05550888	England

Sunrise Operations Chorleywood Limited	05551189	England

Sunrise Operations Eastbourne Limited	05897077	England

7

Name of Guarantor	Registration number (or equivalent, if any)	Jurisdiction of Incorporation

Sunrise Operations Mobberley Limited	05401819	England

Sunrise Operations Solihull Limited	05550889	England

Sunrise Operations Southbourne Limited	05879183	England

Sunrise Operations Tettenhall Limited	05663739	England

Sunrise Operations Weybridge Limited	05855066	England

8

Part 2 - The Lender

Name of Lender	Commitment

Bank of Scotland plc (formerly The Governor and Company of The Bank of Scotland)	£401,879,000

9

Part 3 - The Hedge Counterparty

Names of Hedge Counterparty

Bank of Scotland plc

10

Schedule 2

Conditions precedent

1                                         Obligors

(a)                                  A copy of the constitutional documents of each Obligor and Topco or a certificate addressed to the Agent, capable of being relied on by the Finance Parties, from a director of the Parent and/or Topco certifying that:

(i)            no change or other variation has been made to the articles of association and memorandum (if applicable) and other constitutional documents of each Obligor or Topco, as applicable, since they were delivered to the Agent as a condition precedent under the Original Facility Agreement;

(ii)           such documents remain in full force and effect; and

(iii)          there has been no change of name of any Obligor or Topco, as applicable, that has not previously been notified in writing to the Agent.

(b)                                 A copy of a resolution of the board or, if applicable, a committee of the board of directors of each Obligor and Topco:

(i)            approving the terms of, and the transactions contemplated by, the Amendment and Restatement Documents to which it is a party and resolving that it execute, deliver and perform the Amendment and Restatement Documents to which it is a party;

(ii)           authorising a specified person or persons to execute the Amendment and Restatement Documents to which it is a party on its behalf; and

(iii)          authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Amendment and Restatement Documents to which it is a party.

(c)                                  If applicable, a copy of a resolution of the board of directors of the relevant Obligor or Topco, establishing the committee referred to in paragraph 1(b).

(d)                                 A specimen of the signature of each person authorised by the resolution referred to in paragraph 1(b) in relation to the Amendment and Restatement Documents and related documents.

(e)                                  A copy of a resolution signed by all the holders of the issued shares in each Guarantor, approving the terms of, and the transactions contemplated by, the Amendment and Restatement Documents to which the Guarantor is a party.

(f)                                    A copy of a resolution of the board of directors of each corporate shareholder of each Guarantor approving the terms of the resolution referred to in paragraph 1(e).

(g)                                 A certificate from a director of the Parent confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, Security or similar limit binding on any Obligor to be exceeded.

(h)                                 A certificate from a director of the Parent or other relevant Obligor certifying that each copy document relating to it specified in this part 1 of schedule 2 is correct, complete

11

and in full force and effect and has not been amended, novated, supplemented, superseded or terminated as at a date no earlier than the date of this Agreement.

(i)                                     A certificate from a director of the Parent listing the names of all of the directors of the each Obligor holding office at the date of this Agreement.

(j)                                     A certificate from a director of the Parent listing the names of all of the shareholders of each Obligor at the date of this Agreement.

(k)                                  A certificate addressed to Ogier from a director of Topco, the Parent and each Obligor incorporated in Jersey.

2                                         Finance Documents

(a)                                  The Intercreditor Deed executed by all the parties to that deed.

(b)                                 This Agreement executed by each Obligor.

(c)                                  The Amendment Fee Letter executed by the Parent.

(d)                                 The Hedging Documents executed by all the parties thereto.

3                                         Legal opinions

The following legal opinions, each addressed to the Agent, the Security Trustee and the Original Lender:

(a)                                  A legal opinion of Addleshaw Goddard LLP, legal advisers to the Agent, the Arranger and the Security Trustee as to English law substantially in the form provided to the Agent, the Arranger and the Security Trustee and/or distributed to the Original Lender prior to execution and delivery of this Agreement.

(b)                                 A legal opinion of Ogier, legal advisers to the Agent, Arranger and the Security Trustee as to Jersey law in substantially in the form provided to the Agent, the Arranger and the Security Trustee and/or distributed to the Original Lender prior to execution and delivery of this Agreement.

4                                         Other documents and evidence

(a)                                  Evidence that the fees, costs and expenses then due from the Parent, the Company and each other Obligor pursuant to clause 6 (Fees, costs and expenses) have been paid or will be paid by the Restatement Date.

(b)                                 A copy, certified by a director of the Parent, of the Group Structure Chart as at the Restatement Date.

(c)                                  Financial forecasts of the Group.

(d)                                 Evidence that the Certificates of Title may be relied upon by to the Uplift Participant.

(e)                                  A copy of each of the Service Contracts.

(f)                                    A copy of the Succession Plan.

(g)                                 A certified, true, complete and executed copy of the following documents:

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(i)            the Profit Participation Deed;

(ii)           each Profit Participation Security Document;

(iii)          each amendment agreement to the Management Agreements;

(iv)          the termination agreement to the Pooling Agreement;

(v)           the Purchase and Sale Agreement; and

(vi)          each Lease Agreement.

(h)                                 A certificate of the Parent (signed by a director) that completion of the acquisition contemplated under clause 2.01(a) of the Purchase and Sale Agreement has occurred in accordance with the terms of the Purchase and Sale Agreement.

(i)                                     Documentation and/or information in respect of know your customer requirements as may be required by the Agent in relation to (i) the entity acquiring all the partnership interest in Topco and all the shares in the capital of Dawn General Partner Limited pursuant to the Purchase and Sale Agreement and (ii) the identity of any new directors to be appointed to the boards of directors of Topco, Dawn General Partner Limited and/or Dawn Holdco Limited following the completion of such acquisitions.

13

Schedule 3

Restated Agreement

14

EXECUTION VERSION

Dated 31 July 2007

as amended and restated on                  2012

DAWN HOLDCO LIMITED

BANK OF SCOTLAND PLC

as Arranger

BANK OF SCOTLAND PLC

as Agent

BANK OF SCOTLAND PLC

as Security Trustee

TERM LOAN FACILITY AGREEMENT

Contents

	Clause	Page

1	Definitions and interpretation	1
2	The Term Facility	30
3	Purpose	33
4	Conditions of utilisation	33
5	Utilisation	34
6	Repayment	34
7	Illegality, voluntary prepayment and cancellation	34
8	Mandatory prepayment	35
9	Restrictions	39
10	Interest	40
11	Interest Periods	41
12	Changes to the calculation of interest	42
13	Fees	43
14	Tax gross up and indemnities	44
15	Increased costs	51
16	Other indemnities	53
17	Mitigation by the Lenders	54
18	Costs and expenses	54
19	Guarantee and indemnity	55
20	Representations	59
21	Information undertakings	66
22	Financial covenants	72
23	Property undertakings	85
24	General undertakings	90
25	Events of Default	101
26	Changes to the Lenders	106
27	Restriction on Debt Purchase Transactions	111
28	Changes to the Obligors	112
29	Role of the Agent, the Arranger and others	115
30	Conduct of business by the Finance Parties	123
31	Sharing among the Finance Parties	123
32	Payment mechanics	125
33	Set-off	128
34	Notices	129
35	Calculations and certificates	132
36	Partial invalidity	132
37	Remedies and waivers	132
38	Amendments and waivers	132
39	Confidentiality	136
40	Counterparts	139
41	Governing law	139
42	Enforcement	139

	Schedule

1	The Original Parties	141
	Part 1 - The Original Obligors	141
	Part 2 - The Original Lender	145
	Part 3 - The Original Hedge Counterparty	146

2	Conditions precedent	147
	Part 1 - Conditions precedent to initial Utilisation	147
	Part 2 - Conditions precedent required to be delivered by an Additional Obligor	148
3	Properties	151
4	Opcos and Propcos	152
	Part 1 - Opcos	152
	Part 2 - Propcos	153
5	Requests and Notices	154
	Part 1 - Utilisation Request	154
	Part 2 - Selection Notice	155
6	Mandatory Cost Formula	156
7	Form of Transfer Certificate	159
8	Form of Assignment Agreement	163
9	Form of Accession Deed	167
10	Form of Resignation Letter	170
11	Form of Compliance Certificate	171
12	Timetables	173
13	Form of Increase Confirmation	174
14	Forms of Notifiable Debt Purchase Transaction Notice	178
	Part 1 - Form of Notice on Entering into Notifiable Debt Purchase Transaction	178
	Part 2 - Form of Notice on Termination of Notifiable Debt Purchase Transaction / Notifiable Debt Purchase Transaction ceasing to be with Sponsor Affiliate	179
15	Management Agreements	180

This Agreement is dated 31 July 2007 as amended and restated on 15 October 2012

Between

(1)           Dawn Holdco Limited (registered in Jersey with number 97688) (Parent);

(2)           The Subsidiaries of Parent listed in part 1 (The Original Obligors) of schedule 1 as original borrowers (together with the Parent, Original Borrowers);

(3)           The Subsidiaries of the Parent listed in part 1 (The Original Obligors) of schedule 1 as original guarantors (together with the Parent Original Guarantors);

(4)           Bank of Scotland plc as arranger (Arranger);

(5)           The Financial Institution listed in part 2 (The Original Lender) of schedule 1 as lender (Original Lender);

(6)           The person listed in part 3 (The Original Hedge Counterparty) of schedule 1 as hedge counterparty (Original Hedge Counterparty);

(7)           Bank of Scotland plc as agent of the other Finance Parties (Agent); and

(8)           Bank of Scotland plc as security trustee for the Finance Parties (Security Trustee).

It is agreed

1              Definitions and interpretation

1.1           Definitions

In this Agreement:

Acceptable Bank means:

(a)           a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by Standard & Poor’s Rating Services, A or higher by Fitch Ratings Ltd or A1 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency or

(b)           any other bank or financial institution approved by the Agent

Accession Deed means a document substantially in the form set out in schedule 9 (Form of Accession Deed)

Account means all monies from time to time standing to the credit of each account held by the relevant Obligor with any bank, building society, financial institution or other person

Accounting Principles means generally accepted accounting principles in the United Kingdom as at the date of this Agreement

Accounting Reference Date has the meaning given to it in section 391 of the CA2006

Additional Borrower means a company which becomes a borrower in accordance with clause 28.2 (Additional Borrowers)

Additional Cost Rate has the meaning given to it in schedule 6 (Mandatory Cost Formula)

Additional Guarantor means a company which becomes an Additional Guarantor in accordance with clause 28.4 (Additional Guarantors)

Additional Obligor means an Additional Borrower or an Additional Guarantor

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company

Agent’s Spot Rate of Exchange means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00 a.m. on a particular day

Amendment and Restatement Agreement means the Amendment and Restatement Agreement dated on or around 15 October 2012 between the parties to this Agreement

Annual Financial Statements means the financial statements for a Financial Year delivered pursuant to clause 21.1(a) (Financial statements)

Articles means the articles of association of the Parent

Assignment Agreement means an agreement substantially in the form set out in schedule 8 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking set out in the form set out in schedule 8 (Form of Assignment Agreement) it shall not be a Creditor/Agent Accession Undertaking as defined in, and for the purposes of, the Intercreditor Deed

Auditors means one of PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG Audit PLC or Deloitte LLP or any other firm approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed)

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration

Available Commitment means a Lender’s Commitment minus:

(a)           the Base Currency Amount of its participation in any outstanding Utilisations under the Facility and

(b)           in relation to any duly requested proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under the Facility on or before the proposed Utilisation Date

Available Facility means the aggregate for the time being of each Lender’s Available Commitment

Base Currency means sterling

Base Currency Amount means in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower (or the Parent on its behalf) for that Utilisation as adjusted to reflect any repayment, prepayment or consolidation of a Utilisation

Base Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Base Reference Banks in relation to LIBOR, as the rate at which the relevant Base Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period

Base Reference Banks means, in relation to LIBOR, the principal London offices of the Agent, HSBC Bank plc and Barclays Bank PLC or such other banks as may be appointed by the Agent in consultation with the Parent

Borrower means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with clause 28 (Changes to the Obligors)

Break Costs means the amount (if any) by which:

(a)           the interest (excluding Margin and Mandatory Costs) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the amount of the Loan or Unpaid Sum received been paid on the last day of that Interest Period exceeds:

(b)           the amount which that Lender would be able to obtain by placing an amount equal to the amount of the Loan or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period

Budget means the budget delivered by the Parent to the Agent in respect of that period pursuant to, and in accordance with, clause 21.4 (Budget)

Business means the business of owning and operating the Portfolio Assets and providing residential, nursing and specialist care services through such ownership and operation and the provision of all necessary or desirable ancillary services and support functions relating thereto

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Jersey

CA2006 means the Companies Act 2006

Careco means:

(a)           Sunrise Home Help Fleet Limited a limited liability company incorporated in England with registered number 05210805

(b)           Sunrise Home Help Westbourne Limited a limited liability company incorporated in England with registered number 04407383

(c)           Sunrise Home Help Guildford Limited a limited liability company incorporated in England with registered number 05272601

(d)           Sunrise Home Help Edgbaston Limited a limited liability company incorporated in England with registered number 04407376

(e)           Sunrise Home Help Bassett Limited a limited liability company incorporated in England with registered number 05300869

(f)            Sunrise Home Help Esher Limited a limited liability company incorporated in England with registered number 05300872

(g)           Sunrise Home Help Mobberley Limited a limited liability company incorporated in England with registered number 05391704

(h)           Sunrise Home Help Solihull Limited a limited liability company incorporated in England with registered number 05496901

(g)           Sunrise Home Help Cardiff Limited a limited liability company incorporated in England with registered number 05496902

(h)           Sunrise Home Help Chorleywood Limited a limited liability company incorporated in England with registered number 05550902

(i)            Sunrise Home Help Tettenhall Limited a limited liability company incorporated in England with registered number 05663738

(j)            Sunrise Home Help Southbourne Limited a limited liability company incorporated in England with registered number 05879184

(k)           Sunrise Home Help Eastbourne Limited a limited liability company incorporated in England with registered number 05897086

(l)            Sunrise Home Help Weybridge Limited a limited liability company incorporated in England with registered number 05841602 and

(m)          Sunrise Home Help Bramhall II Limited a limited liability company incorporated in England with registered number 06135751

Care Home means a nursing or residential home providing medical or social care which is required to be registered pursuant to the Relevant Act

Cash Equivalent Investments means at any time:

(a)           certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank

(b)           any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security

(c)           commercial paper not convertible or exchangeable to any other security:

(i)            for which a recognised trading market exists

(ii)           issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State

(iii)          which matures within one year after the relevant date of calculation and

(iv)          which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services, F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating

(d)           sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent)

(e)           any investment in money market funds which:

(i)            have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services, F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited

(ii)           invest substantially all their assets in securities of the types described in sub-paragraphs (a) to (d) and

(iii)          can be turned into cash on not more than 30 days’ notice

or

(f)            any other debt security approved by the Majority Lenders

in each case, to which an Obligor is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents)

Certificate of Title means a certificate of title, prepared by English legal counsel for the Parent relating to the Properties and addressed to, and/or capable of being relied upon by, the, Reliance Parties and updated on or about date of the Amendment and Restatement Agreement

Change of Control means:

(a)           the Sponsors taken together cease:

(i)            to control Topco or

(ii)           on or after the completion of any initial public offering that involves either itself or in aggregate with any other initial public offering the admission of at least 20% of the total issued share capital of TopCo or any Holding Company of TopCo to listing and trading on a recognised stock exchange, the Sponsors together cease to own (whether directly or indirectly) 30% or more of the shares in TopCo or

(b)           any person or persons acting in concert (other than the Sponsors) acquire control of TopCo other than pursuant to a transfer of shares or interest in TopCo (whether directly or indirectly) to one or more of the Sponsors or

(c)           any Borrower (whether directly or indirectly) ceases to be the wholly-owned Subsidiary of the Parent or

(d)           the Parent (whether directly or indirectly) ceases to be the wholly-owned Subsidiary of Topco in each case, provided that any new person that acquires more than 10% of the share capital of the Parent or TopCo has complied with the Agent’s know your customer requirements within 20 Business Days of the Agent notifying the Obligors’ Agent of any failure by such shareholder to comply with these requirements

For the purposes of this definition:

(a)           control of with respect to any person means:

(i)            the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)          cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of such person or

(B)           appoint or remove all, or the majority, of the directors or other equivalent officers of such person or

(C)           give directions with respect to the operating and financial policies of such person which the directors or other equivalent officers of the such person are obliged to comply and

(b)           acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition, directly or indirectly of interests in Topco by any of them, either directly, indirectly, to obtain or consolidate control of Topco

(c)           notwithstanding anything contained herein to the contrary, in no event shall any of the following transactions qualify as a Change of Control pursuant to this definition : any merger, consolidation, reorganisation, change in control transaction, sale of all or substantially all assets or other similar transaction with respect to Sunrise Senior Living Inc., Sunrise Senior Living Investments, Inc. and/or Sunrise Senior Living Management Inc.

Charged Property means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security

Commitment means:

(a)           in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading Commitment in part 2 (The Original Lender) of schedule 1 and the amount of any other commitment relating to the Facility transferred to it in accordance with the terms of this Agreement or assumed by it in accordance with clause 2.2 (Increase) and

(b)           in relation to any other Lender, the amount in the Base Currency of the Commitment transferred to it under this Agreement or assumed by it in accordance with 2.2 (Increase)

to the extent:

(i)            not cancelled, reduced or transferred by it under this Agreement and

(ii)           not deemed to be zero pursuant to clause 27.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates)

Company means Dawn Opco Limited, a company incorporated in England and Wales with registered number 06300259 at registered address 1st Floor, Phoenix House, 18 King William Street, London EC4N 7BP

Compliance Certificate means a certificate substantially in the form set out in schedule 11 (Form of Compliance Certificate)

Confidential Information means all information relating to the Parent, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of  becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)           any member of the Group or any of its advisers or

(b)           another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)            is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 39 (Confidentiality) or

(ii)           is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers or

(iii)          is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality

Confidentiality Undertaking means a confidentiality undertaking substantially in the recommended form of the LMA for the time being

Contribution Notice means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004

CQC means the Care Quality Commission

CSSIW means the Care and Social Services Inspectorate Wales

CTA means the Corporation Tax Act 2009

Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)           purchases by way of assignment or transfer

(b)           enters into any sub-participation in respect of or

(c)           enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of any Commitment or amount outstanding under this Agreement

Default means an Event of Default or any event or circumstance specified in clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default

Defaulting Lender means any Lender (other than a Lender which is a Sponsor Affiliate):

(a)           which has failed to make its participation in a Loan available

(b)           which has otherwise rescinded or repudiated a Finance Document or

(c)           with respect to which an Insolvency Event has occurred and is continuing unless, in the case of paragraph (a) above:

(i)            its failure to pay is caused by:

(A)          administrative or technical error or

(B)           a Disruption Event and

payment is made within 3 Business Days of its due date or

(ii)           the Lender is disputing in good faith whether it is contractually obliged to make the payment in question

Delegate means any delegate, agent, nominee, attorney or co-trustee appointed by the Security Trustee

Disruption Event means either or both of:

(a)           a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or

(b)           the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)            from performing its payment obligations under the Finance Documents or

(ii)           from communicating with other Parties in accordance with the terms of the Finance Documents and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted

Duty of Care Agreement means an agreement between, amongst others, the Managing Agent and the Security Trustee for the benefit of the Security Trustee setting out the standard of care that a Managing Agent shall meet in carrying out its duties as managing agent of the Opcos in the agreed form or otherwise in such form as the Managing Agent and the Security Trustee may agree

Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)           air (including, without limitation, air within natural or man-made structures, whether above or below ground)

(b)           water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers) and

(c)           land (including, without limitation, land under water)

Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law

Environmental Law means any applicable law or regulation which relates to:

(a)           the pollution or protection of the Environment

(b)           the conditions of the workplace or

(c)           the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste

Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from any Real Property owned or used by any member of the Group

Equipment Rental Agreement means each agreement between the relevant Propco and Opco pursuant to which the Propco agrees to supply F&E to the Opco

ESQS means the essential standards of quality and safety provided by the CQC pursuant to the Health and Social Care Act 2008

Event of Default means any event or circumstance specified as such in clause 25 (Events of Default)

Excess Cash has the meaning given to it in clause 8.2 (Disposal, Insurance, and Excess Cash)

Existing Financial Indebtedness means all Bank Debt and the Shareholder Loans (each as defined in an acquisition agreement dated 31 July 2007 between, amongst others, the Parent and the Company in relation to the sale and purchase of the Portfolio Assets)

F&E means the furniture and equipment described in each Equipment Rental Agreement

Facility means the term loan facility made available under this Agreement as described in clause 2.1(a) (The Facility)

Facility Office means:

(a)                                  in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 7 days’ written notice) as the office or offices through which it will perform its obligations under this Agreement or

(b)                                 in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes

Fee Letter means any letter or letters between:

(a)           the Arranger and the Parent or

(b)           the Agent and the Parent or

(c)           the Security Trustee and the Parent

setting out any of the fees referred to in clause 2.2(e) (Increase) or clause 13 (Fees)

Finance Document means this Agreement, any Accession Deed, any Compliance Certificate, any Fee Letter, any Hedging Agreement, the Intercreditor Deed, the Duty of Care Agreement any Resignation Letter, any Selection Notice, any Transaction Security Document, the Amendment and Restatement Agreement, any Utilisation Request and any other document designated as a Finance Document by the Agent and the Parent  provided that where the term Finance Document is used in, and construed for the purposes of, this Agreement or the Intercreditor Deed, a Hedging Agreement shall be a Finance Document only for the purposes of:

(a)           the definition of Material Adverse Effect

(b)           paragraph (a) of the definition of Permitted Transaction

(c)           the definition of Transaction Document

(d)           the definition of Transaction Security Document

(e)           clause 1.2(a)(iv) (Interpretation)

(f)            clause 19 (Guarantee and indemnity) and

(g)                                 clause 25 (Events of Default) (other than clause 25.16 (Repudiation and rescission of agreements) and clause 25.22 (Acceleration))

Finance Lease means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease

Finance Party means the Agent, the Arranger, the Security Trustee, a Lender or a Hedge Counterparty provided that where the term Finance Party is used in, and construed for the purposes of, this Agreement or the Intercreditor Deed, a Hedge Counterparty shall be a Finance Party only for the purposes of:

(a)           the definition of Secured Parties

(b)           clause 1.2(a)(i) (Interpretation)

(c)           paragraph (c) of the definition of Material Adverse Effect

(d)           clause 19 (Guarantee and indemnity) and

(e)           clause 30 (Conduct of business by the Finance Parties)

Financial Indebtedness means any indebtedness for or in respect of:

(a)           monies borrowed and debit balances at banks or other financial institutions

(b)                                 acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent)

(c)                                  any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument

(d)           any Finance Leases

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis)

(f)                                    (for the purposes of clause 25.5 (Cross default) only) any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account)

(g)                                 any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability (but not, in any case, Trade Instruments) of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any member of the Group relating to any post-retirement benefit scheme

(h)                                 any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before 31 March 2017 or are otherwise classified as borrowings under the Accounting Principles

(i)                                     any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply

(j)                                     any amount raised under any other transaction (including any forward sale or purchase sale and sale back or sale and leaseback agreement) having the commercial or economic effect of a borrowing or otherwise classified as borrowings under the Accounting Principles and

(k)                                  the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) (but, for the purposes of clause 22 (Financial covenants), without double counting)

Financial Quarter has the meaning given to that term in clause 22.1 (Financial definitions)

Financial Support Direction means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004

Financial Year has the meaning given to that term in clause 22.1 (Financial definitions)

Group means the Parent and each of its Subsidiaries for the time being

Group Structure Chart means the group structure chart to be delivered by the Parent to the Agent pursuant to clause 4.1 (Initial conditions precedent) in agreed form

Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with clause 28 (Changes to the Obligors)

Health and Social Care Standards means the Health and Social Care Act 2008 including without limitation the laws, regulations (including without limitation the Health and Social Care Act 2008 (Regulated Activities) Regulations 2010 and the Care Quality Commission (Registration) Regulations 2009)), procedures and guidelines in force from time to time thereunder and the regulation of health and care services thereunder by the CQC (in each case, as amended, extended, consolidated or replaced from time to time)

Health Authority means a health authority in England or Wales, including without limitation, the CQC and/or the CSSIW as applicable

Hedge Counterparty means:

(a)                                  any Original Hedge Counterparty and

(b)                                 any person which has become a Party as a Hedge Counterparty in accordance with clause 26.8 (Accession of Hedge Counterparties)

which, in each case, is or has become, a party to the Intercreditor Deed as a Hedge Counterparty in accordance with the provisions of the Intercreditor Deed

Hedging Agreement means any master agreement, confirmation, schedule or other agreement in agreed form entered into or to be entered into by Dawn Opco Limited and a Hedge Counterparty for the purpose of hedging interest rate liabilities in relation to the Facility as agreed between the Parent and the Agent

Hedging Break Costs means all amounts payable to the Hedge Counterparty as a result of termination or closing out of all or any part of the Hedging Agreements if such termination or close-out is required thereunder as a result of any prepayment under this Agreement

Holding Account means an account:

(a)           held by a member of the Group with the Security Trustee

(b)           identified in a letter between the Parent and the Agent as a Holding Account

(c)           which the Security Trustee has sole signing rights to and

(d)                                subject to Security in favour of the Security Trustee which Security is in form and substance satisfactory to the Security Trustee

(as the same may be redesignated, substituted or replaced from time to time)

Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary

Impaired Agent means the Agent at any time when:

(a)                                  it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment

(b)                                 the Agent otherwise rescinds or repudiates a Finance Document

(c)                                  (if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender or

(d)                                 an Insolvency Event has occurred and is continuing with respect to the Agent unless, in the case of paragraph (a) above:

(i)            its failure to pay is caused by:

(A)          administrative or technical error or

(B)           a Disruption Event and

payment is made within 3 Business Days of its due date or

(ii)                                  the Agent is disputing in good faith whether it is contractually obliged to make the payment in question

Increase Confirmation means a confirmation substantially in the form set out in schedule 13 (Form of Increase Confirmation)

Increase Lender has the meaning given to that term in clause 2.2 (Increase)

Initial Valuation means the report dated 24 April 2012 prepared by Savills Commercial Limited and capable of being relied on by the Finance Parties supplied to the Agent as a condition precedent under this Agreement on or before the first Utilisation Date

Insolvency Event in relation to a Finance Party means that the Finance Party:

(a)                                  is dissolved (other than pursuant to a consolidation, amalgamation or merger)

(b)                                 becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due

(c)                                  makes a general assignment, arrangement or composition with or for the benefit of its creditors

(d)                                 institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official

(e)                                  has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)                                     results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or

(ii)                                  is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof

(f)                                    has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009

(g)                                 has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger)

(h)                                 seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above)

(i)                                     has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter

(j)                                     causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above or

(k)                                  takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts

Intellectual Property means:

(a)                                  any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, topography rights, domain names, moral rights, inventions, confidential information, knowhow and any other associated or similar intellectual property rights and interests anywhere in the world (which may now or in the future subsist), and in each case whether registered or unregistered and

(b)                                 the benefit of all applications, rights to apply for and rights to use such assets (including, without limitation, any licences and sub-licences of the same granted by it or to it) of each member of the Group (which may now or in the future subsist)

Intercreditor Deed means the intercreditor deed dated on or about the date of the Amendment and Restatement Agreement and made between, among others, the Parent, the Debtors (as defined in the Intercreditor Deed), Bank of Scotland plc as Security Trustee, Bank of Scotland plc as agent, the Lenders (as Senior Lenders), the Arranger (as Arranger), the Hedge Counterparties, the Uplift Participant (as defined in the Intercreditor Deed) and the Intra-Group Lenders (as defined in the Intercreditor Deed)

Interest Period means, in relation to a Loan, each period determined in accordance with clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 10.5 (Default interest)

ITA means the Income Tax Act 2007

Jersey Subsidiary means those entities listed in part 1 of schedule 1 which are identified as Jersey as their jurisdiction of incorporation

Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity

Lease Agreements means any lease agreements between each Propco and each Opco as at the date of the Amendment and Restatement Agreement

Legal Reservations means:

(a)                                  the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors and

(b)                                 the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim and

(c)           similar principles, rights and defences under the laws of any Relevant Jurisdiction

Lender means:

(a)           any Original Lender and

(b)                                 any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.2 (Increase) or clause 26 (Changes to the Lenders)

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement

LIBOR means in relation to any Loan:

(a)           the applicable Screen Rate or

(b)                                 (if no Screen Rate is available for the currency or Interest Period of that Loan) the Base Reference Bank Rate as of the Specified Time on the Quotation Day for the currency of that Loan and a period comparable to the Interest Period of that Loan and if any such rate is below zero, LIBOR will be deemed to be zero

Limitation Acts means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984

LMA means the Loan Market Association

Loan means a loan made or to be made under the term loan facility made available under this Agreement as set out in 2.1(a) (The Facility) or the principal amount outstanding for the time being of that loan

Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to that reduction)

Management means each of Guy Geller and Jonathan Harper and any successors in the roles of Head of UK Sunrise or Joint Venture Controller

Management Agreement means each management agreement listed in schedule 15 (Management Agreements) together with any other management agreement in relation to the management of care homes entered into by a member of the Group and, in each case, on terms satisfactory to the Agent

Managing Agent means Sunrise Senior Living Limited

Mandatory Cost means the percentage rate per annum calculated by the Agent in accordance with schedule 6 (Mandatory Cost Formula)

Mandatory Prepayment Account means an interest-bearing account:

(a)           held by a Borrower with the Security Trustee

(b)                                identified in a letter between the Parent and the Agent as a Mandatory Prepayment Account

(c)           the Security Trustee has sole signing rights to and

(d)                                subject to Security in favour of the Security Trustee which Security is in form and substance satisfactory to the Security Trustee and until otherwise agreed in writing between the Agent and the Parent, the following account shall operate as the Mandatory Prepayment Account:

Account no:                          06090147

Sort code:                              12-01-03

Account name:                     Dawn Opco Limited Debt Service a/c

Margin means:

(a)                                  in relation to a Loan, 1.15% per annum for the period to 31 December 2012 and 1.50% per annum thereafter

(b)                                 in relation to any Unpaid Sum relating or referable to the Facility, the rate per annum specified for the Facility and

(c)           in relation to any other Unpaid Sum, the highest rate specified above

Material Adverse Effect means in the reasonable opinion of the Majority Lenders a material adverse effect on:

(a)                                  the business, operations, property or condition (financial or otherwise) of the Group taken as a whole

(b)                                 the ability of the Obligors (taken as a whole) to perform and comply with their payment obligations under any Finance Document and their obligations under the financial covenants listed in clause 22 (Financial covenants) or

(c)                                  the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents

Material Provision means each of clause 24.9 (Merger) to 24.11 (Acquisitions) (inclusive), clause 24.15 (Pari passu ranking), clause 24.16 (Negative pledge), clause 24.17 (Disposals), clauses 24.19 (Loans or credit) to 24.23 (Financial Indebtedness) (inclusive), clause 24.25 (Insurance), clause 24.31 (Financial assistance) and clause 24.45 (Conditions subsequent)

Month means, a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                  (subject to paragraph (c)) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end

The above rules will only apply to the last Month of any period

Monthly Financial Statements means the financial statements delivered pursuant to clause 21.1(c) (Financial statements)

MSREF VI Fund means Morgan Stanley Real Estate Fund VI International-T, L.P., Morgan Stanley Real Estate Investors VI International, L.P., Morgan Stanley Real Estate Fund VI Special-A International, L.P., MSREF VI TE C.V. and MSREF VI Special-B C.V. and/or any of their respective Affiliates and/or funds managed by any of them

New Equity means any funds received by the Parent from the Sponsors either by way of subscription proceeds for ordinary shares in the Parent or loan notes issued to the Sponsors where:

(a)                                  such ordinary shares shall not be redeemable and shall not carry any entitlement to dividends prior to the date on which the Facility is repaid and discharged in full (in accordance with the provisions of the Intercreditor Deed)

(b)                                 such loan notes shall have a maturity falling after the final maturity date applicable to the Facility and shall not be entitled to a cash pay yield prior to the date on which the Facility is repaid and discharged in full (in each case in accordance with the provisions of the Intercreditor Deed) and

(c)                                  such ordinary shares, loans or loan notes, as applicable, shall be subordinated in all respects to the Facility in accordance with the provisions of the Intercreditor Deed and the holder of such shares and/or loan notes shall, if not a party to the Intercreditor Deed already become a party to the Intercreditor Deed as a Subordinated Creditor (under and as defined therein) prior to the issuance of such shares and/or loan notes

New Lender has the meaning given to it in clause 26.1 (Assignments and transfers by the Lenders)

NMS Regulations means the national minimum standards provided for under the Care Standards Act 2000

Non-Consenting Lender has the meaning given to that term in clause 38.4 (Replacement of Lender)

Notifiable Debt Purchase Transaction has the meaning given to that term in clause 27.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates)

Obligor means a Borrower or a Guarantor

Opco means each entity listed in part 1 (Opcos) of schedule 4

Original Financial Statements means:

(a)                                  in relation to each Original Obligor other than the Parent, its audited financial statements for its financial year ended 31 December 2010 and

(b)                                 in relation to any other Obligor, its audited financial statements delivered to the Agent as required by clause 28 (Changes to the Obligors)

Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union

Party means a party for the time being to this Agreement

Pensions Regulator means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004

Perfection Requirements means the making or the procuring of the appropriate registrations, recordings, filings, endorsements, notarisation, stamping and/or notifications of the Transaction Security Documents and/or the Transaction Security created under them

Permitted Acquisition means:

(a)                                  an acquisition which is consented to by the Majority Lenders

(b)                                 an acquisition of securities which are Cash Equivalent Investments so long as those Cash Equivalent Investments become subject to the Transaction Security as at their date of acquisition

(c)                                  an acquisition pursuant to a Permitted Share Issue and

(d)                                 an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal

Permitted Disposal means any sale, lease, licence, transfer or other disposal which, except in the case of paragraph (b), is on arm’s length terms:

(a)                                  of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity

(b)                                 of assets (other than any shares, business, Real Property or Intellectual Property and other assets which are subject to a fixed charge in favour of the Security Trustee) in exchange (within 30 days or such longer period as the Majority Lenders may agree) for other assets comparable or superior as to type, value or quality

(c)                                  of Cash Equivalent Investments for cash or in immediate exchange for other Cash Equivalent Investments

(d)                                 constituted by a licence of intellectual property rights permitted by clause 24.29 (Intellectual Property)

(e)                                  arising as a result of any Permitted Security

(f)                                    of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments

(g)                                 to an Obligor for full market value but if:

(i)                                     the disposing company is a Guarantor, the Obligor must be a Guarantor guaranteeing at all times an amount no less than that guaranteed by the disposing company and

(iii)                               the disposing company has given Security in favour of the Security Trustee prior to the disposal, the Obligor must give equivalent Security in favour of the Security Trustee; and either:

(A)                              provides a reasoned legal opinion to the effect that such disposal will not constitute a transaction which would or is likely to be set aside under which ever is applicable of sections 238, 239, 242, 241 and 423 of the Insolvency Act 1986 (or any analogous provisions in any Relevant Jurisdiction) or

(B)                                provides solvency certificates from its directors and from its Auditors as at the date of such disposal and provides a reasoned legal opinion to the effect that such disposal is not reasonably likely to constitute a transaction which is likely to be set aside under whichever is applicable of sections 238, 239, 242, 241 and 423 of the Insolvency Act 1986 (or any analogous provisions in any Relevant Jurisdiction) or

(C)                                has obtained the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed

(h)                                 of cash by way of a Permitted Loan

(i)                                     of cash in order to complete a Permitted Acquisition

(j)                                     of assets (other than shares or Real Property) by the Opcos for cash where net consideration receivable (when aggregated with the net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs) does not exceed in aggregate £250,000 (or its equivalent) in any Financial Year of the Parent or

(k)                                  licences granted by an Opco or Propco in the ordinary course of business in accordance with the relevant Management Agreement, provided that the Agent’s prior consent (not to be unreasonably withheld) will be required for any licence for a duration of more than one year or involving a rental of more than £40,000 per annum

(l)                                     of obsolete or redundant assets (other than Real Property)

(m)                               with the prior written consent of the Majority Lenders or

(o)                                 of any asset or assets at full market value where the proceeds of such disposal or series of disposals are sufficient to discharge the Senior Liabilities in full

Permitted Distribution means the payment of a dividend from an Obligor to its Holding Company provided that Holding Company is also a member of the Group which is party to a Transaction Security Document

Permitted Financial Indebtedness means Financial Indebtedness:

(a)                                  arising under any of the Finance Documents, the documents evidencing the loans permitted under paragraph (a) of the definition Permitted Loan as in force on the date of this Agreement and amended from time to time in compliance with this Agreement and the Intercreditor Deed

(b)                                 arising under a Permitted Transaction or as permitted by clause 24.33 (Treasury transactions)

(c)                                  in respect of the Propcos and Opcos only, not permitted by the preceding paragraph and the outstanding principal amount of which does not exceed £500,000 (or its equivalent) in aggregate at any time or

(d)                                 arising under the Profit Participation Deed

Permitted Guarantee means:

(a)                                  the endorsement of negotiable instruments in the ordinary course of trade

(b)                                 any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of business or any counter-indemnity or similar assurance entered into by an Opco in respect of any such arrangement provided by any other person

(c)                                  any guarantee arising under any Finance Document

(d)                                 any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (c) of the definition of Permitted Security

(e)                                  any indemnity granted by any Opco in the ordinary course of business on arms length terms where an indemnity is given to the other contracting party in respect of any claims that such contracting party may face from third parties including Residents as a result of a breach by that Opco of such agreement

(f)                                    any guarantee arising under the Profit Participation Deed and

(g)                                 guarantees given by an Opco of Permitted Financial Indebtedness

Permitted Loan means:

(a)                                  any loan made by an Obligor to another Obligor

(b)                                 any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities and which is not outstanding for more than 60 days, save in respect for sums due from Residents not outstanding for more than 180 days

(c)                                  Financial Indebtedness which is referred to in the definition of, or otherwise constitutes Permitted Financial Indebtedness and

(d)                                 a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed £50,000 (or its equivalent) at any time

(e)                                  any loans made by an Obligor to a member of the Group which is not an Obligor so long as the aggregate amount of the Financial Indebtedness under such loans does not exceed £50,000 (or its equivalent) in aggregate at any time so long as in the case of paragraph (e) above:

(i)                                     the creditor of such Financial Indebtedness shall grant security over its rights in respect of such Financial Indebtedness in favour of the Secured Parties on terms consistent with the relevant Transaction Security Documents and

(ii)                                  to the extent required by the Intercreditor Deed, the creditor (if the creditor is a member of the Group) and (if the debtor is a member of the Group) the debtor of such Financial Indebtedness are or become party to the Intercreditor Deed as an Intra-Group Lender and a Debtor (as defined, in each case, in the Intercreditor Deed) respectively

Permitted Security means:

(a)                                  any lien arising by operation of law and in the ordinary course of an Opco’s business and not as a result of any default or omission by an Opco and which secures obligations not more than 30 days due

(b)                                 any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements or pursuant to Treasury Transactions for the purpose of netting debit and credit balances of members of the Group but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors and (ii) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors

(c)                                  any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group

(d)                                 any Quasi-Security arising as a result of a disposal which is a Permitted Disposal or

(e)                                  any Security arising under any Profit Participation Security Document

Permitted Share Issue means an issue of:

(a)                                  ordinary shares by the Parent to Topco, paid for in full in cash upon issue and which by their terms are not redeemable and where:

(i)                                     such shares are of the same class and on the same terms as those initially issued by the Parent to the relevant Investor on or before the date of this Agreement

(ii)                                  such issue does not lead to a Change of Control of the Parent and

(iii)                               the newly issued shares also become subject to the Transaction Security on the same terms as the initial shares

(b)                                 shares by a member of the Group (other than the Parent) which is a Subsidiary to its immediate Holding Company where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms or

(c)                                  shares pursuant to a Floatation (subject to clause 8 (Mandatory prepayment))

Permitted Transaction means:

(a)                                  a Permitted Acquisition, a Permitted Disposal, a Permitted Loan, Permitted Guarantee, Permitted Security or other transaction permitted under the Finance Documents

(b)                                 any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents

(c)                                  the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group or

(d)                                 transactions (other than (i) any sale, lease, licence, transfer or other disposal and (ii) the granting or creation of security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms

(e)                                  transactions under the Profit Participation Deed

PIK Margin means 2.25% per annum

Pooling Agreement means the pooling agreement dated 31 July 2007 between, amongst others, Sunrise Senior Living Limited, each Propco and each Opco

Portfolio Assets means the senior living communities known as “Sunrise of Edgbaston”, “Sunrise of Esher”, “Sunrise of Fleet”, “Sunrise of Guildford”, “Sunrise of Westbourne”, “Sunrise of Southampton”, “Sunrise of Bramhall”, “Sunrise of Cardiff”, “Sunrise of Chorleywood”, “Sunrise of Eastbourne”, “Sunrise of Mobberley”, “Sunrise of Solihull”, “Sunrise of Southbourne”, “Sunrise of Tettenhall” and “Sunrise of Weybridge”

Profit Participation Deed means the profit participation deed dated on or around the date of the Amendment and Restatement Agreement between, amongst others, Bank of Scotland plc and the Parent in the agreed form

Profit Participation Security Document means

(a)                                  the Jersey law security interest agreement dated on or abut the Amendment and Restatement Date in respect of the shares in the capital of the Parent executed or to be executed by Topco in favour of the Uplift Participant

(b)                                 the Jersey law security interest agreement dated on or about the Amendment and Restatement Date in respect of the shares in the capital of the Propcos executed by the Parent in favour of the Uplift participant

(c)                                  the English law composite debenture executed or to be executed by the Obligors in favour of the Uplift Participant to secure the liability of the Obligors to the Uplift Participant under the Profit Participation Deed and

(d)                                 any other document permitted under the Intercreditor Deed entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under the Profit Participation Deed

Propco means each entity listed in part 2 (Propcos) of schedule 4

Properties means each of the properties listed in schedule 3 (Properties) and any other Real Property acquired by an Obligor after the date of the Amendment and Restatement Agreement.  A reference to a Property is a reference to any of the Properties and where, the context so requires, includes buildings on that Property

Qualifying Lender has the meaning given to that term in clause 14 (Tax gross up and indemnities)

Quarterly Financial Statements the financial statements delivered pursuant to clause 21.1 (Financial statements)

Quasi-Security has the meaning given to that term in clause 24.16 (Negative pledge)

Quotation Day means, in relation to any period for which an interest rate is to be determined, the first day of that period

Real Property means:

(a)                                  any freehold, leasehold, commonhold or immovable property and

(b)                                 any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold, commonhold or immovable property

Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Secured Assets

Registered Manager means a manager of a Portfolio Asset registered under the Health and Social Care Act 2008

Related Fund in relation to a fund (first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or adviser is an Affiliate of the investment manager or investment adviser of the first fund

Relevant Act means:

(a)                                  in the case of a Care Home located in England and/or Wales, the Mental Health Act 1983, the Children’s’ Act 1989, the Health and Social Care Act 2008 (including, without limitation, the Health and Social Care Act 2008 (Regulated Activities) Regulations 2010 and the Care Quality Commission (Registration) Regulations 2009) or the Care Standards Act 2000 and

(b)                                 any other analogous statutory provision in any other Relevant Jurisdiction

Relevant Interbank Market means the London interbank market

Relevant Jurisdiction means, in relation to an Obligor:

(a)                                  its jurisdiction of incorporation

(b)                                 any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated

(c)                                  any jurisdiction where it conducts its business and

(d)                                 the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it

Relevant Period has the meaning given to that term in clause 22.1 (Financial definitions)

Reliance Parties means the Agent, the Arranger, the Security Trustee, each Hedge Counterparty and each Original Lender

Rental Receipts means the total receipts of each Propco in connection with the letting, use or occupation of the Properties in any Relevant Period, including each of the following amounts:

(a)                                  rent, licence fees and equivalent amounts contractually agreed to be paid

(b)                                 any sum to be received from any deposit held as security for performance of an Opco’s obligations if applied for non-payment of rent during such period

(c)                                  any other monies contractually agreed to be paid in respect of occupation and/or usage of the Properties and any fixture and fitting on the Properties including any fixture or fitting on the Properties for display or advertisement, on licence or otherwise during such period and

(d)                                 any sum contractually agreed to be paid under any policy of insurance in respect of loss of rent or interest on rent during such period in each case without double counting

Repeating Representations means each of the representations set out in clause 20.2 (Status) to clause 20.8 (Insolvency) (inclusive), clause 20.12 (No default), clause 20.14(g) (No misleading information), clause 20.15 (Original Financial Statements), clause 20.19 (Ranking) to clause 20.23 (Legal and beneficial ownership) and clause 20.32 (No employees)

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian

Residents means the residents of the Properties

Resignation Letter means a letter substantially in the form set out in schedule 10 (Form of Resignation Letter)

Revenues has the meaning given to it, in respect of each relevant Opco, in the relevant Management Agreement

Screen Rate means the British Bankers’ Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Parent and the Lenders

Secured Assets means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security

Secured Parties means each Finance Party from time to time party to this Agreement, any Receiver or Delegate

Securitisation means any securitisation or similar transaction involving any part of the rights of any Lender under this Agreement

Security means a mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect

Selection Notice means a notice substantially in the form set out in part 2 (Selection Notice) of schedule 5

Senior Liabilities has the meaning given to it in the Intercreditor Deed

Service Contract means each service contract between the Parent and a member of the Management

Specified Time means a time determined in accordance with schedule 12 (Timetables)

Sponsor means:

(a)                                  the MSREF VI Fund and

(b)                                 Sunrise Senior Living Inc. and its or any subsequent successors or assigns or transferees

If the MSREF VI Fund has sold all of its interest in either Topco and Dawn General Partner or the Group to Sunrise Senior Living International Limited Partnership, Sponsor will exclude paragraph (a) above and will only include paragraph (b) above

Sponsor Affiliate means in relation to a Sponsor, each of its Affiliates, any trust of which it or any of its Affiliates is a trustee, any partnership of which it or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, it or any of its Affiliates provided that any such trust, fund or other entity which has been established for at least 6 months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by that Sponsor or any of its Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall not constitute a Sponsor Affiliate

Structural Intra-Group Loan Agreement means any loan by the Parent to a member of the Group

Structural Intra-Group Loans means loans made by the Parent to another member of the Group under the Structural Intra-Group Loan Agreement

Subsidiary means a subsidiary undertaking within the meaning of section 1162 of the CA2006 and any company which would be a subsidiary undertaking within the meaning of section 1162 of the CA2006 but for any Security subsisting over the shares in that company from time to time

Succession Plan means a plan in writing, in form and substance acceptable to the Original Lender, setting out the Group’s proposals and contingency plans in the event that any director or other member of senior management of any Obligor (including, without limitation, any chief executive officer, senior vice president, head of Sunrise UK or chairman), ceases to be a director of or employed or otherwise engaged by the relevant Obligor.  If the Original Lender’s Commitments are less than 50% of the Total Commitments, the Succession Plan is not required to be in form and substance acceptable to the Original Lender

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same)

Termination Date means 31 December 2015

Third Parties Act means the Contracts (Rights of Third Parties) Act 1999

Third Party Disposal means the disposal of an Obligor to a person which is not a member of the Group where that disposal is permitted under clause 24.17 (Disposals) or made with the approval of the Majority Lenders (and the Parent has confirmed this is the case)

Topco means Dawn Limited Partnership, a limited partnership established under the laws of Jersey with registered number LP938 acting through its general partner Dawn General Partner Limited

Total Commitments means the aggregate of the Commitments being £401,879,000 at the Restatement Date (as defined in the Amendment and Restatement Agreement)

Trade Instruments means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group

Transaction Documents means the Finance Documents, each Management Agreement, the Duty of Care Agreement, the Structural Intra-Group Loan Agreement, the Articles, the Profit Participation Deed and any other document designated as a Transaction Document by the Agent and the Parent

Transaction Security means the Security created or expressed to be created in favour of the Security Trustee pursuant to the Transaction Security Documents

Transaction Security Documents means any document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents

Transfer Certificate means a certificate substantially in the form set out in schedule 7 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent

Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)                                  the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate and

(b)                                 the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate

Treasury Transaction means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents

Uplift Participant means the uplift participant under the Profit Participation Deed

Utilisation means a utilisation of the Facility

Utilisation Date means the date of a Utilisation being the date on which the relevant Loan is to be made

Utilisation Request means a notice substantially in the relevant form set out in part 1 (Utilisation Request) of schedule 5

Valuation means the Initial Valuation and a valuation in form and substance satisfactory to the Agent, in the form of an update to any prior Valuation and prepared on the same basis and guidelines as the Initial Valuation prepared by a Valuer and addressed to the Finance Parties

Valuer means:

(a)                                  Savills Commercial Limited or

(b)                                 any other independent firm of chartered surveyors and/or accountants appointed by the Agent with the consent of the Parent (such consent not to be unreasonably withheld or delayed)

VAT means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature

Welsh Care Standards means the framework for the regulation and inspection of independent healthcare providers under the Care Standards Act 2000 including without limitation the laws, regulation, procedures and notional minimum standards in force from time to time and the registration of such framework by the CSSIW and Healthcare Inspectorate Wales, as applicable (in each case as amended, extended, consolidated or replaced from time to time)

1.2                                 Interpretation

(a)                                  Unless a contrary indication appears, a reference in this Agreement to:

(i)                                     the Agent, the Arranger, any Finance Party, any Lender, any Obligor, any Party, the Security Trustee, any Hedge Counterparty or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Trustee and the Agent any person for the time being appointed as Security Trustee or Agent (as the case may be) in accordance with the Finance Documents;

(ii)                                  a document in agreed form is a document which is previously agreed in writing by or on behalf of the Agent and the Parent or, if not so agreed, is in the form specified by the Agent;

(iii)                               assets includes present and future properties, revenues and rights of every description (including any right to receive such revenues);

(iv)                              a Finance Document or a Transaction Document or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented or restated (however fundamentally);

(v)                                 guarantee means (other than in clause 19 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)                              indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                           a person includes any individual person, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality) or any other entity or body of any description;

(viii)                        a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, then being a type with which persons to which it applies customarily comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix)                                a provision of law is a reference to a provision, of any treaty, legislation, regulation, decree, order or by-law and any secondary legislation enacted under a power given by that provision, as amended, applied or re-enacted or replaced (whether with or without modification) whether before or after the date of this Agreement;

(x)                                   a time of day is a reference to London time;

(xi)                                sterling and £ shall be construed as a reference to the lawful currency of the United Kingdom;

(xii)                             euro and € shall be construed as a reference to the single currency of Participating Member States; and

(xiii)                          a representation in clause 20 (Representations) being qualified by the term so far as it is aware, or reference is made to any belief or opinion of it, shall be construed such that:

(A)                              the awareness of an Obligor includes all knowledge and information of each member of the Management (in each case having made due and diligent enquiry); and

(B)                                the belief or opinion of an Obligor includes the belief and opinion of each member of the Management.

(b)                                 Clause and schedule headings are for ease of reference only.

(c)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                 Any word importing the singular shall include the plural and vice versa.

(e)                                  A Default (including an Event of Default) is continuing if it has not been remedied or waived.

(f)                                    Any certificate provided by a director of an Obligor pursuant to the terms of a Finance Document shall be given without incurring any personal liability.

1.3                                 Third party rights

(a)                                  Unless expressly provided to the contrary in this Agreement a person who is not a Party has no right under the Third Parties Act to enforce or enjoy the benefit of any term of this Agreement.

(b)                                 Unless expressly provided to the contrary in any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement or any other Finance Document entered into under or in connection with it.

2                                         The Term Facility

2.1                                 The Facility

(a)                                  Subject to the terms of this Agreement, the Lenders make available a Base Currency term loan facility in an aggregate amount equal to the Total Commitments.

(b)                                 The Facility will be available to all the Borrowers.

2.2                                 Increase

(a)                                  The Parent may by giving prior notice to the Agent by no later than the date falling 10 Business Days after the effective date of a cancellation of:

(i)                                     the Available Commitments of a Defaulting Lender in accordance with clause 7.5 (Right of cancellation in relation to a Defaulting Lender); or

(ii)                                  the Commitments of a Lender in accordance with clause 7.1 (Illegality),

request that the Total Commitments be increased (and the Total Commitments under the Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(iii)                               the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an Increase Lender) selected by the Parent (each of which shall not be a Sponsor Affiliate or a member of the Group and which is further acceptable to the Agent (acting reasonably)) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(iv)                              each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(v)                                 each Increase Lender shall become a Party as a Lender and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(vi)                              the Commitments of the other Lenders shall continue in full force and effect; and

(vii)                           any increase in the Total Commitments shall take effect on the date specified by the Parent in the notice referred to above or any later date on which the conditions set out in clause 2.2(b) below are satisfied.

(b)                                 An increase in the Total Commitments will only be effective on:

(i)                                     the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)                                  in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:

(A)                              the Increase Lender entering into the documentation required for it to accede as a party to the Intercreditor Deed; and

(B)                                the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Parent and the Increase Lender;

(c)                                  Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)                                 Unless the Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Parent shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee of £3,000 and the Parent shall promptly on demand pay the Agent and the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Trustee, by any Receiver or Delegate in connection with any increase in Commitments under this clause 2.2(d).

(e)                                  The Parent may pay to the Increase Lender a fee in the amount and at the times agreed between the Parent and the Increase Lender in a Fee Letter.

(f)                                    Clause 26.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this clause 2.2 in relation to an Increase Lender as if references in that clause to:

(i)                                     an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii)                                  the New Lender were references to that Increase Lender; and

(iii)                               a re-transfer and re-assignment were references to respectively a transfer and assignment.

2.3                                 Finance Parties’ rights and obligations

(a)                                  The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)                                  A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.4                                 Obligors’ agent

(a)                                  Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Deed irrevocably appoints the Parent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)                                     the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including Utilisation Requests), to execute on its behalf any Accession Deed to make such deeds and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)                                  each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)                                 Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ agent or given to the Obligors’ agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of the Obligors’ agent and any other Obligor, those of the Obligors’ agent shall prevail.

3                                         Purpose

3.1                                 Purpose

Each Borrower has applied all amounts borrowed by it under the Facility towards refinancing the Existing Financial Indebtedness and towards the other purposes set out under the original terms of this Agreement.

3.2                                 Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4                                         Conditions of utilisation

4.1                                 Initial conditions precedent

(a)                                  The Lenders will only be obliged to comply with clause 5.4 (Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation the Agent has received all of the documents and other evidence listed in part 1 (Conditions precedent to initial Utilisation) of schedule 2 in form and substance satisfactory to the Agent.

(b)                                 The Agent shall notify the Parent and the Lenders promptly upon being so satisfied.

4.2                                 Further conditions precedent

Subject to clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                  no Default is continuing or would result from the proposed Utilisation; and

(b)                                 all the representations and warranties in clause 20 (Representations) to be made by each Obligor are true.

4.3                                 Maximum number of Utilisations

(a)                                  A Borrower (or the Parent on its behalf) may not deliver a Utilisation Request if as a result of the proposed Utilisation 24 or more Loans would be outstanding.

(b)                                 The Parent may not request that a Loan be divided.

5                                         Utilisation

5.1                                 Delivery of a Utilisation Request

Deleted

5.2                                 Completion of a Utilisation Request

Deleted

5.3                                 Currency and amount

Deleted

5.4                                 Lenders’ participation

Deleted

6                                         Repayment

6.1                                 Repayment of Utilisations

(a)                                  The Borrowers shall repay the aggregate Utilisations in full on the Termination Date.

(b)                                 The Borrowers may not reborrow any part of the Facility which is repaid.

7                                         Illegality, voluntary prepayment and cancellation

7.1                                 Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation:

(a)                                  that Lender, shall promptly notify the Agent upon becoming aware of that event;

(b)                                 upon the Agent notifying the Parent, the Commitment of that Lender will be immediately cancelled; and

(c)                                  each Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the then current Interest Period for each Utilisation occurring after the Agent has notified the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2                                 Voluntary cancellation

The Company (or the Parent on its behalf) may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £250,000 and a multiple of £100,000) of the Available Facility. Any cancellation under this clause 7.2 shall reduce the Commitments of the Lenders rateably under the Facility.

7.3                                 Voluntary prepayment of the Loans

The Company (or the Parent on its behalf) may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but, if in part, being an amount that reduces the Base Currency Amount of that Loan by a minimum amount of £250,000 and a multiple of £100,000).

7.4                                 Right of cancellation and repayment in relation to a single Lender

(a)                                  If:

(i)                                     any sum payable to any Lender by an Obligor is required to be increased under clause 14.2 (Tax gross-up); or

(ii)                                  any Lender claims indemnification from an Obligor under clause 14.3 (Tax indemnity) or clause 15.1 (Increased costs),

the Parent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations.

(b)                                 On receipt of a notice referred to in clause 7.4(a) in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)                                  On the last day of each Interest Period which ends after the Parent has given notice under clause 7.4(a) in relation to a Lender (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.

7.5                                 Right of cancellation in relation to a Defaulting Lender

(a)                                  If any Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)                                 On the notice referred to in clause 7.5(a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)                                  The Agent shall as soon as practicable after receipt of a notice referred to in clause 7.5(a) above, notify all the Lenders.

8                                         Mandatory prepayment

8.1                                 Exit

(a)                                  For the purposes of this clause 8.1:

Flotation means:

(i)                                     a successful application being made for the admission of any part of the share capital of any member of the Group to the Official List maintained by the FSA and the admission of any part of the share capital of any member of the Group to trading on the London Stock Exchange plc or

(ii)                                  the grant of permission to deal in any part of the issued share capital of any member of the Group on the Alternative Investment Market or the PLUS market (formerly Ofex) or on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any exchange or market replacing the same or any other exchange or market in any country

FSA means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000.

(b)                                 Upon the occurrence of:

(i)                                     a Change of Control; or

(ii)                                  the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions,

if a Lender so requires and notifies the Agent, the Agent shall, by not less than 5 days’ notice to the Parent, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Utilisations, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable.

(c)                                  If a Flotation takes place which does not constitute a Change of Control, the Parent shall procure that the proceeds of that Flotation (net of any Taxes and any reasonable fees, costs and expenses) are applied in prepayment of the Facility.

8.2                                 Disposal, Insurance, and Excess Cash

(a)                                  For the purposes of this clause 8.2, clause 8.3 (Application) and clause 8.4 (Mandatory Prepayment Accounts and Holding Accounts):

Disposal means a sale, lease or licence (other than an occupational rack rent lease or licence), transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions)

Disposal Proceeds means the consideration receivable by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group except for the proceeds of each Permitted Disposal which are of the type described in paragraphs (a), (b), (c), (e) and (f) of the definition of Permitted Disposal and after deducting:

(i)                                     any reasonable expenses which are properly incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group

(ii)                                  any Tax incurred and required to be paid by a member of the Group, or reserved against by the Group as a result of that Disposal, in connection with that Disposal (as reasonably determined by a member of the Group, on the basis of existing rates and taking account of any available credit, deduction or allowance)

(iii)                               deferred consideration under the relevant disposal agreement in connection with that Disposal and

(iv)                              amounts to be repaid to the entity disposed of in respect of relevant intra-Group indebtedness

Excess Cash means, in respect of each Financial Quarter, the aggregate of all credit balances of all accounts of the Obligors held with a Finance Party on the nearest Business Day falling five days before the last day of such Financial Quarter less

(i)            £2,000,000; and

(ii)                                  the amount of interest due and payable under clause 10.2 (Payment of cash pay interest) at the end of the then current Interest Period

Excluded Insurance Proceeds means any proceeds of an insurance claim which the Parent notifies the Agent are, or are to be, applied:

(i)                                     to meet a third party claim

(ii)                                  to cover operating losses in respect of which the relevant insurance claim was made or

(iii)                               in the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made in each case as soon as possible (but in any event within 24 months (or such longer period as the Majority Lenders may agree) after receipt or which do not, in respect of insurance proceeds for a Property, exceed £50,000 (or its equivalent)

Insurance Proceeds means the proceeds of any insurance claim under any insurance maintained by any member of the Group except for Excluded Insurance Proceeds and after deducting any reasonable expenses and in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group

(b)                                 The Parent shall ensure that the Borrowers cancel Commitments and prepay Utilisations in the following amounts at the times and in the order of application contemplated by clause 8.3 (Application):

(i)                                     the amount of Disposal Proceeds;

(ii)                                  the amount of Insurance Proceeds; and

(iii)                               the amount equal to 100% of Excess Cash for each Financial Quarter.

8.3                                 Application

(a)                                  A prepayment and/or cancellation made under clause 8.2 (Disposal, Insurance, and Excess Cash) shall be applied in prepayment of the Loans as contemplated in clause 8.3(b) to 8.3(d) inclusive;

(b)                                 Unless the Parent makes an election under clause 8.3(c), a prepayment made under clause 8.2 (Disposal, Insurance, and Excess Cash) shall be made at the following times:

(i)                                     in the case of any prepayment relating to the amounts of Disposal Proceeds or Insurance Proceeds, promptly upon receipt of those proceeds; and

(ii)                                  in the case of any prepayment relating to an amount of Excess Cash, on the last Business Day of the relevant Financial Quarter to which such payment relates.

(c)                                  Subject to clause 8.3(d), the Parent may elect that any prepayment under clause 8.2 (Disposal, Insurance, and Excess Cash) be applied on the last day of the current Interest Period relating to the relevant Utilisation.  If the Parent makes that election then a proportion of the relevant Utilisation equal to the amount of the relevant prepayment will be due and payable on the last day of that Interest Period.

(d)                                 If the Parent has made an election under clause 8.3(c) but a Default has occurred and is continuing, that election shall no longer apply and a proportion of the Utilisation in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing).

8.4                                 Mandatory Prepayment Accounts and Holding Accounts

(a)                                  The Parent shall ensure that:

(i)                                     Disposal Proceeds and Insurance Proceeds in respect of which the Parent has made an election under clause 8.3(c) (Application) are paid into a Mandatory Prepayment Account as soon as reasonably practicable after receipt by a member of the Group;

(ii)                                  Excluded Disposal Proceeds and Excluded Insurance Proceeds are paid into the Holding Account as soon as reasonably practicable after receipt by a member of the Group; and

(iii)                               an amount equal to any Excess Cash in respect of which the Parent has made an election under clause 8.3(c) (Application) is paid into a Mandatory Prepayment Account as soon as reasonably practicable after such election.

(b)                                 The Parent and each other member of the Group irrevocably authorise the Agent to apply:

(i)                                     amounts credited to the Mandatory Prepayment Account to pay amounts due and payable under clause 8.3 (Application) and otherwise under the Finance Documents; and

(ii)                                  amounts credited to the Holding Account which have not been applied within the time period and for the purpose, specified in each relevant definition of Excluded Report Proceeds, Excluded Disposal Proceeds and Excluded Insurance Proceeds (or such longer time period as the Majority Lenders may agree) in prepayment of the Utilisations in the order set out in clause 8.3(a) (Application).

The Parent and each other member of the Group further irrevocably authorise the Agent to so apply amounts credited to the Holding Account whether or not the relevant applicable time period has elapsed since receipt of those proceeds if an Event of Default is continuing.

(c)                                  A Lender, Security Trustee or Agent with which a Mandatory Prepayment Account or Holding Account is held acknowledges and agrees that:

(i)                                     interest shall accrue at normal commercial rates on amounts credited to those accounts and, unless a Default is continuing, that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account); and

(ii)                                  each such account is subject to the Transaction Security.

(d)                                 Subject to clause 8.4(b), where Excluded Report Proceeds, Excluded Disposal Proceeds and Excluded Insurance Proceeds are to be utilised for the purpose, and within the time period, specified in each relevant definition, the Parent shall request that the Agent at such time releases from the Holding Account the relevant proceeds.

9                                         Restrictions

9.1                                 Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under clause 7 (Illegality, voluntary prepayment and cancellation) or clause 8 (Mandatory prepayment) shall (subject to the terms of those clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

9.2                                 Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, Hedging Break Costs and clause 9.3 (Make Whole Amount), without premium or penalty.

9.3                                 Make Whole Amount

Any prepayment under this Agreement on a day other than the last day of an Interest Period, shall be made together with the Margin which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the amount of the Loan or Unpaid Sum received been paid on the last day of that Interest Period.

9.4                                 No reborrowing of the Facility

No Borrower may reborrow any part of the Facility which is prepaid.

9.5                                 Prepayment in accordance with the Agreement

No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

9.6                               No reinstatement of Commitments

Subject to clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

9.7                               Agent’s receipt of Notices

If the Agent receives a notice or election under clause 7 (Illegality, voluntary prepayment and cancellation) or clause 8 (Mandatory prepayment) it shall promptly forward a copy of that notice or election to either the Parent or the affected Lender, as appropriate.

9.8                               Effect of Repayment and Prepayment on Commitments

If all or part of a Utilisation under the Facility is repaid or prepaid and is not available for redrawing, an amount of the Commitments (equal to the Base Currency Amount of the amount of the Utilisation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this clause 9.8 shall reduce the Commitments of the Lenders rateably.

10                                  Interest

10.1                        Calculation of cash pay interest

Subject to clause 10.3 (PIK Interest), the rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                 Margin;

(b)                                 LIBOR; and

(c)                                  Mandatory Cost, if any.

10.2                        Payment of cash pay interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan under clause 10.1 (Calculation of cash pay interest) on the last day of each Interest Period (and, if the Interest Period is longer than 6 Months, on the dates falling at 6 Monthly intervals after the first day of the Interest Period).

10.3                        PIK Interest

In addition to the interest payable under clause 10.1 (Calculation of cash pay interest), additional interest shall accrue on each Loan in an amount equal to the PIK Margin which interest shall not be capitalised.

10.4                        Payment of PIK interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan under clause 10.3 (PIK Interest) on the earlier of:

(a)                                 the first date on which all present and future liabilities and obligations at any time of any member of the Group to any Finance Party under the Finance Documents (other than any accrued interest under clause 10.3 (PIK Interest)) have been fully and finally discharged;

(b)                                 the Termination Date; and

(c)                                  the sale of all or substantially all of the assets of the Group, whether in a single transaction or a series of related transactions.

10.5                        Default interest

(a)                                 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 10.5(b), is 3.50% higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).  Any interest accruing under this clause 10.5 shall be immediately payable by the Obligor on demand by the Agent.

(b)                                 If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                     the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest applying to the overdue amount during that first Interest Period shall be 3.50% higher than the rate which would have applied if the overdue amount had not become due.

(c)                                  Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.6                        Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower (or the Parent on its behalf) of the determination of a rate of interest under this Agreement.

11                                  Interest Periods

11.1                        Selection of Interest Periods and terms

(a)                                 A Borrower (or the Parent on its behalf) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)                                 Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Company (or the Parent on its behalf) not later than the Specified Time.

(c)                                  If the Company (or the Parent on its behalf) fails to deliver a Selection Notice to the Agent in accordance with clause 11.1(b), the relevant Interest Period will be 3 Months.

(d)                                 Subject to this clause 11, the Borrower (or the Parent on its behalf ) may select an Interest Period of 3 Months or any other period agreed between the Agent (acting on the instructions of all the Lenders) and the Parent.

(e)                                  No Interest Period for a Loan shall extend beyond the Termination Date.

(f)                                   Each Interest Period for the Loan shall start on the last day of its preceding Interest Period.

11.2                        Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.3                        Consolidation of Loans

If two or more Interest Periods:

(a)                                 relate to Loans made to the same Borrower; and

(b)                                 end on the same date,

those Loans may be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

12                                  Changes to the calculation of interest

12.1                        Absence of quotations

Subject to clause 12.2 (Market disruption), if LIBOR is to be determined by reference to the Base Reference Banks but a Base Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Base Reference Banks.

12.2                        Market disruption

(a)                                 If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                     the Margin;

(ii)                                  the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling 3 Business Days after the Quotation Day (or, if earlier, on the date falling 3 Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)                               the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)           If:

(i)                                     the percentage rate per annum notified by a Lender pursuant to clause 12.2(a)(ii) above is less than LIBOR; or

(ii)                                  a Lender has not notified the Agent of a percentage rate per annum pursuant to clause 12.2(a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of clause 12.2(a) above, to be LIBOR.

(c)                                  In this Agreement:

Market Disruption Event means:

(i)                                     at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Base Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and Interest Period or

(ii)                                  before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR

12.3                        Alternative basis of interest or funding

(a)                                 If a Market Disruption Event occurs and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                 Any alternative basis agreed pursuant to clause 12.3(a) above shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties.

12.4                        Break Costs

(a)                                 Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs and Hedging Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

(c)                                  Each Hedging Counterparty shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Hedging Break Costs for any Interest Period in which they accrue.

13                                  Fees

13.1                        Arrangement fee

The Parent shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

13.2                        Agency fee

The Parent shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

13.3                        Security Trustee fee

The Parent shall pay to the Security Trustee (for its own account) the security trustee fee in the amount and at the times agreed in a Fee Letter.

14                                  Tax gross up and indemnities

14.1                        Definitions

In this Agreement:

FATCA means

(a)                                 sections 1471 to 1474 of the US Internal Revenue Code of 1986 or any associated regulations or other official guidance

(b)                                 any treaty, law, regulation of other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above or

(c)                                  any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction

Protected Party means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable or accruing (or any sum deemed for the purposes of Tax to be received or receivable or accruing) under a Finance Document

Qualifying Lender means:

(i)                                     a Lender (other than a Lender within (ii) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A)          a Lender:

(1)                                 which is a bank (as defined for the purpose of section 879 of ITA) making an advance under a Finance Document or

(2)                                 in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of ITA) at the time that that advance was made and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or is a bank which would be within such charge as respects such payments apart from section 18A of the CTA

(B)          a Lender which is:

(1)                                 a company resident in the United Kingdom for United Kingdom tax purposes

(2)                                 a partnership each member of which is:

(a)                                 a company so resident in the United Kingdom or

(b)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA

(3)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company or

(C)          a Treaty Lender or

(ii)                                  a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document

Tax Confirmation means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is:

(a)           a company resident in the United Kingdom for United Kingdom tax purposes or

(b)           a partnership each member of which is:

(i)            a company so resident in the United Kingdom or

(ii)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA or

(c)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company

Tax Credit means a credit against, relief or remission for, or repayment of, any Tax

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 14.2 (Tax gross-up)  or a payment under clause 14.3 (Tax indemnity)

Treaty Lender means a Lender which:

(a)           is treated as a resident of a Treaty State for the purposes of the Treaty

(b)                                 does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected and

(c)                                  fulfils any other conditions that must be fulfilled under the relevant Treaty by residents of that Treaty State for such residents to obtain full exemption from taxation of interest imposed by the United Kingdom, subject to completion of procedural formalities

Treaty State means a jurisdiction having a double taxation agreement (Treaty) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest such that the relevant Lender is (save for the completion of procedural formalities) entitled to receive such interest payments from that Obligor without any Tax Deduction pursuant to the provisions of the Treaty

UK Non-Bank Lender means a Lender which becomes a Party after the day on which this Agreement is entered into and which gives a Tax Confirmation in the Assignment Agreement or Transfer Certificate which it executes on becoming a Party

Unless a contrary indication appears, in this clause 14 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination acting reasonably.

14.2                        Tax gross-up

(a)                                 Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 The Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Parent and that Obligor.

(c)                                  If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 A payment  shall not be increased under clause 14.2(c) by reason of a Tax Deduction on account of Tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:

(i)                                     the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the official interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority;

(ii)                                  the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(b) of the definition of Qualifying Lender and:

(A)                               an officer of HM Revenue & Customs has given (and not revoked) a direction (Direction) under section 931 of ITA which relates to that payment and that Lender has received from the Obligor making the payment or from the Parent a certified copy of that Direction; and

(B)                               the payment could have been made to the Lender without any Tax Deduction if that direction had not been made; or

(iii)                               the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(b) of the definition of Qualifying Lender and:

(A)                               the relevant Lender has not given a Tax Confirmation to the Parent; and

(B)                               the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Parent, on the basis that the Tax Confirmation would have enabled the Parent  to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(C)                               the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause 14.2(h) below;

(e)                                  A payment shall not be increased under clause 14.2(c) by reason of a Tax Deduction where such Tax Deduction was imposed pursuant to FATCA.

(f)                                   If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(g)                                  Within 28 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(h)

(i)                                     Subject to clause 14.2(h)(ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall use all reasonable endeavours to co-operate in completing any procedural formalities (reasonably promptly) necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction. For the avoidance of doubt, this paragraph shall apply where an existing Lender increases its participation in an advance where any existing direction from HM Revenue & Customs or any other relevant taxation authority does not extend to such increased participation.

(ii)                                  Nothing in clause 14.2(h)(i) above shall require a Treaty Lender to:

(A)                               register under the HMRC DT Treaty Passport scheme;

(B)                               apply the HMRC DT Treaty Passport scheme to any Utilisation if it has so registered; or

(C)                               file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with clause 14.2(j) below or clause 14.6(a) (HMRC DT Treaty Passport scheme confirmation), and the Obligor making that payment has not complied with its obligations under clause 14.2(k) or clause 14.6(b) (HMRC DT Treaty Passport scheme confirmation).

(i)                                     A UK Non-Bank Lender shall promptly notify the Parent and the Agent if there is any change in the position from that set out in the Tax Confirmation.

(j)                                    A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to any Obligor) by including its scheme reference number and its jurisdiction of tax residence opposite its name in part 2 (The Original Lender) of schedule 1.

(k)                                 Where a Lender includes the indication described in clause 14.2(j) above in part 2 (The Original Lender) of schedule 1:

(i)                                     each Original Borrower shall, to the extent that that Lender is a Lender under the Facility made available to that Original Borrower pursuant to clause 2.1 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing; and

(ii)                                  each Additional Borrower shall, to the extent that that Lender is a Lender under the Facility made available to that Additional Borrower pursuant to clause 2.1 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of becoming an Additional Borrower and shall promptly provide the Lender with a copy of that filing.

(l)                                     If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with clause 14.2(j) above or clause 14.6(a) (HMRC DT Treaty Passport scheme confirmation), no Obligor shall file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitments or its participation in any Utilisation.

14.3                        Tax indemnity

(a)                                 Each Obligor shall, within 3 Business Days of demand by the Agent, pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)                                 Clause 14.3(a) shall not apply:

(i)                                     with respect to any Tax assessed on a Finance Party:

(A)                               under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                               under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)                                  to the extent a loss, liability or cost:

(A)                               is compensated for by an increased payment under clause 14.2 (Tax gross-up); or

(B)                               would have been compensated for by an increased payment under clause 14.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in clause 14.2(d) or 14.2(e) (Tax gross-up) applied.

(c)                                  A Protected Party making, or intending to make a claim under clause 14.3(a) shall promptly notify the Agent of the event which will give, or has given, rise to the claim, and will give details of the amount claimed but without being obliged to disclose information relating to its Tax affairs or internal organisation generally), following which the Agent shall notify the Parent.

(d)                                 A Protected Party shall, on receiving a payment from an Obligor under this clause 14.3, notify the Agent.

14.4                        Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                                 a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(b)                                 that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall (provided that no Default is continuing) pay an amount to the Obligor within 10 Business Days of the date on which it has determined that it has obtained, utilised or retained such Tax Credit the amount which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5                        Lender Status Confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Assignment Agreement or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(a)                                 not a Qualifying Lender;

(b)                                 a Qualifying Lender (other than a Treaty Lender); or

(c)                                  a Treaty Lender.

If a New Lender fails to indicate its status in accordance with this clause 14.6 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Parent).  For the avoidance of doubt, a Transfer Certificate or Assignment Agreement or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this clause 14.6.

14.6                        HMRC DT Treaty Passport scheme confirmation

(a)                                 A New Lender or an Increase Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to any Obligor) in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes by including its scheme reference number and its jurisdiction of tax residence in that Transfer Certificate, Assignment Agreement or Increase Confirmation.

(b)                                 Where a New Lender or an Increase Lender includes the indication described in clause 14.6(a) above in the relevant Transfer Certificate, Assignment Agreement or Increase Confirmation:

(i)                                     each Borrower which is a Party as a Borrower as at the relevant Transfer Date or the date on which the increase in Total Commitments described in the relevant Increase Confirmation takes effect shall, to the extent that that New Lender or Increase Lender becomes a Lender under the Facility which is made available to that Borrower pursuant to clause 2.1 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of that Transfer Date or that date on which the increase in Total Commitments takes effect and shall promptly provide the Lender with a copy of that filing; and

(ii)                                  each Additional Borrower which becomes an Additional Borrower after the relevant Transfer Date or the date on which the increase in Total Commitments described in the relevant Increase Confirmation takes effect shall, to the extent that that New Lender or Increase Lender is a Lender under the Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of becoming an Additional Borrower and shall promptly provide the Lender with a copy of that filing.

14.7                        Stamp taxes

The Obligors shall pay and, within 3 Business Days of demand, indemnify each Secured Party and Arranger against any cost, loss or liability that Secured Party or Arranger incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.8                        VAT

(a)                                 All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause 14.8(b), if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)                                 If VAT is or becomes chargeable on any supply made by any Finance Party (Supplier) to any other Finance Party (Recipient) under a Finance Document, and any Party other than the Recipient (Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(c)                                  Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)                                 Any reference in this clause 14.8 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

15                                  Increased costs

15.1                        Increased costs

(a)                                 Subject to clause 15.3 (Exceptions) the Obligors shall, within 3 Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)                                     the introduction or implementation, suspension or revocation of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)                                  compliance with any law or regulation,

occurring or made, as applicable after the date of this Agreement.

(b)                                 In this Agreement Increased Costs means:

(i)                                     a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                  an additional or increased cost; or

(iii)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

Basel III means:

(a)                                 the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated and

b)                                     any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”

15.2                        Increased cost claims

(a)                                 A Finance Party intending to make a claim pursuant to clause 15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

15.3                        Exceptions

(a)                                 Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                     attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                                  compensated for by clause 14.3 (Tax indemnity) (or would have been compensated for under clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 14.3(b) (Tax indemnity) applied);

(iii)                               compensated for by the payment of the Mandatory Cost; or

(iv)                              attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) (but excluding any amendment or addition taking account of or incorporating any measure from Basel III); or

(v)                                 attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)                                 In this clause 15.3 reference to a Tax Deduction has the same meaning given to the term in clause 14.1 (Definitions).

16                                  Other indemnities

16.1                        Currency indemnity

(a)                                 If any sum due from an Obligor under the Finance Documents (Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (First Currency) in which that Sum is payable into another currency (Second Currency) for the purpose of:

(i)                                     making or filing a claim or proof against that Obligor; or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within 3 Business Days of demand by the Agent, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable (or in which it is otherwise determined to be payable pursuant to clause 32.10 (Change of currency)).

16.2                        Other indemnities

(a)                                 The Parent shall (or shall ensure that an Obligor will), within 5 Business Days of demand (which demand shall be accompanied by reasonable details of the amount demanded), indemnify each Finance Party against any cost, loss or liability incurred by it as a result of:

(i)                                     the occurrence of any Event of Default;

(ii)                                  a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 31 (Sharing among the Finance Parties);

(iii)                               funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of gross negligence or wilful default by that Finance Party  or one of its Affiliates alone); or

(iv)                              a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower (or the Parent on its behalf).

16.3                        Indemnity to the Agent

Each Obligor will, within 3 Business Days of demand, indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)                                 investigating any event which it reasonably believes is a Default; or

(b)                                 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

17                                  Mitigation by the Lenders

17.1                        Mitigation

(a)                                 Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 14 (Tax gross up and indemnities) or clause 15 (Increased costs) or paragraph 2 of schedule 6 (Mandatory Cost Formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Clause 17.1(a) does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2                        Limitation of liability

(a)                                 The Parent shall (or shall ensure that an Obligor will), within 5 Business Days of demand indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 17.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under clause 17.1 (Mitigation). if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18                                  Costs and expenses

18.1                        Transaction expenses

The Parent shall promptly on demand pay the Agent, the Arranger and the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Trustee, by any Receiver or Delegate) whether or not a Utilisation is made under this Agreement in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)                                 this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)                                 any other Finance Documents executed after the date of this Agreement.

18.2                        Amendment costs

If:

(a)                                 an Obligor requests an amendment, waiver or consent; or

(b)                                 an amendment is required pursuant to clause 32.10 (Change of currency),

the Parent shall, within 3 Business Days of demand, reimburse each of the Agent and the Security Trustee for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Trustee (and, in the case of the Security Trustee, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

18.3                        Enforcement and preservation costs

The Parent shall, within 3 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of, any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Trustee or any Receiver or Delegate as a consequence of taking or holding the Transaction Security or enforcing these rights.

19                                  Guarantee and indemnity

19.1                        Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)                                 guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)                                 undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                  agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 19 if the amount claimed had been recoverable on the basis of a guarantee.

19.2                        Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3                        Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any Security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4                        Waiver of defences

The obligations of each Guarantor under this clause 19 will not be affected by an act, omission, matter or thing which, but for this clause 19, would reduce, release or prejudice any of its obligations under this clause 19 (without limitation and whether or not known to it or any Finance Party) including:

(a)                                 any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                  any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or Security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or Security;

(f)                                   any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or Security; or

(g)                                  any insolvency or similar proceedings.

19.5                        Guarantor Intent

Without prejudice to the generality of clause 19.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:

(a)                                 business acquisitions of any nature;

(b)                                 increasing working capital;

(c)                                  enabling investor distributions to be made;

(d)                                 carrying out restructurings;

(e)                                  refinancing existing facilities;

(f)                                   refinancing any other indebtedness;

(g)                                  making facilities available to new borrowers;

(h)                                 any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and

(i)                                     any fees, costs and/or expenses associated with any of the foregoing.

19.6                        Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before claiming from that Guarantor under this clause 19.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.7                        Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                 refrain from applying or enforcing any other moneys, Security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this clause 19.

19.8                        Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 19:

(a)                                 to be indemnified by an Obligor;

(b)                                 to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or Security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)                                 to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 19.1 (Guarantee and indemnity);

(e)                                  to exercise any right of set-off against any Obligor; and/or

(f)                                   to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with clause 32 (Payment mechanics).

19.9                        Release of Guarantors’ right of contribution

If any Guarantor (Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)                                 that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)                                 each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other Security taken pursuant to, or in connection with, any Finance Document where such rights or Security are granted by or in relation to the assets of the Retiring Guarantor.

19.10                 Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or Security now or subsequently held by any Finance Party.

19.11                 Guarantee Limitations

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the CA2006 or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.

19.12                 Droit de discussion

Any right which at any time any Guarantor may have under the existing or future laws of Jersey whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against such Guarantor in respect of the obligations assumed by such Guarantor under or in connection with any Finance Document is hereby waived.

19.13                 Droit de division

Any right which at any time any Guarantor may have under the existing or future laws of Jersey whether by virtue of the droit de division or otherwise to require that any liability under any guarantee or indemnity given in or in connection with any Finance Document be divided or apportioned with any other person or reduced in any manner whatsoever is hereby waived.

20                                  Representations

20.1                        General

Each Obligor makes the representations and warranties set out in this clause 20 to each Finance Party.

20.2                        Status

(a)                                 It and each of its Subsidiaries is a limited liability corporation (or in the case of the Jersey Subsidiaries, a limited liability company), duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

20.3                        Binding obligations

Subject to the Legal Reservations:

(a)                                 the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)                                 (without limiting the generality of clause 20.3(a)), each Transaction Security Document to which it is a party creates the Security which that Transaction Security Document purports to create and that Security is valid and effective.

20.4                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not:

(a)                                 conflict with any law, regulation, judgment or order applicable to it or any member of the Group;

(b)                                 conflict with the constitutional documents of any member of the Group;

(c)                                  conflict with any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument unless such conflict, default or termination event would not have or could not reasonably be expected to have a Material Adverse Effect; or

(d)                                 oblige any member of the Group to create any Security or result in the creation of any Security over any member of the Group’s assets other than under the Transaction Security Documents.

20.5                       Power and authority

(a)                                 It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)                                 No limit on its powers will be exceeded as a result of the borrowing, grant of Security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

20.6                        Validity and admissibility in evidence

(a)                                 Subject to the Legal Reservations and the Perfection Requirements, all Authorisations required:

(i)                                     to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii)                                  to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

(b)                                 All Authorisations necessary for the conduct of the business, trade and ordinary activities of the members of the Group have been obtained or effected and are in full force and effect.

20.7                        Governing law and enforcement

(a)                                 The choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions.

(b)                                 Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

20.8                        Insolvency

(a)                                 No:

(i)                                     corporate action, legal proceeding or other procedure or step described in clause 25.7(a) (Insolvency proceedings); or

(ii)                                  creditors’ process described in clause 25.8 (Creditors’ process),

has been taken or, so far as it is aware, threatened in relation to a member of the Group, other than in respect of any voluntary winding-up of any Careco.

(b)                                 None of the circumstances described in clause 25.6 (Insolvency) applies to a member of the Group.

20.9                        No filing or stamp taxes

(a)                                 Under the laws of its Relevant Jurisdiction (and, in relation to Transaction Security Documents, subject to Perfection Requirements) and subject to any matters which are set out as qualifications or reservations as to matters of law in the legal opinions delivered to the Finance Parties on the date of the Amendment and Restatement Agreement, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

(b)                                 Any disclosure required to be made by it to any relevant taxing authority in relation to stamp duty land tax payable on any transactions contemplated by or being financed by the Transaction Documents has been made.

20.10                 Deduction of Tax

(a)                                 It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is:

(i)                                     a Qualifying Lender:

(A)                               falling within paragraph (i)(a) of the definition of Qualifying Lender; or

(B)                               except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (i)(b) of the definition of Qualifying Lender; or

(C)                               falling within paragraph (ii) of the definition of Qualifying Lender or;

(ii)                                  a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

(b)                                 Neither the Parent nor any Propco will be required to make any deduction or withholding for or on account of Jersey tax from any payment it may make under any Finance Document provided it is zero rated for the purposes of Article 123C of the Income Tax (Jersey) Law 1961 and is not a “financial services company” as defined in the Income Tax (Jersey) Law 1961.

(c)                                  Each Opco has received notification of approval under the Taxation of Income (Non-Resident Landlords) Regulations 1995 to pay rent to the relevant Propco without making any deduction or withholding for or on account of UK income tax.

20.11                 Taxation

(a)                                 It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax.

(b)                                 No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes such that a liability of, or claim against it of, a material amount is reasonably likely to arise which would have a Material Adverse Effect.

(c)                                  It is resident for Tax purposes only in the jurisdiction of its incorporation.

20.12                 No default

(a)                                 No Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)                                 No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would or could reasonably be expected to constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or could reasonably be expected to have a Material Adverse Effect.

20.13                 No misleading information

All financial information in respect of the Group that has been provided to the Agent during the 12 months prior to the date of the Amendment and Restatement Agreement has been prepared on the basis of recent historical information and on the basis of reasonable assumptions which were considered by it to be reasonable and which have been disclosed to the Agent.

20.14                 Original Financial Statements

(a)                                 Its most recent financial statements delivered pursuant to clause 21.1 (Financial statements):

(i)                                     have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements first delivered to the Agent under this Agreement; and

(ii)                                  give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(b)                                 The most recent budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

20.15                 No proceedings pending or threatened

No litigation, arbitration, administrative, regulatory or similar proceedings or investigations of, or before, any court, arbitral body or agency has been started, notified to it, or so far as it is aware, is threatened against it or any of its Subsidiaries which has, or could reasonably be expected to have, by itself or together with any other such proceeding or investigation, a Material Adverse Effect.

20.16                 No breach of laws

It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

20.17                 Environmental laws

(a)                                 It and each of its Subsidiaries is in compliance with clause 24.4 (Environmental compliance) and, so far as it is aware, no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or could reasonably be expected to have a Material Adverse Effect.

(b)                                 To the best of its knowledge and belief having made due and careful enquiry, there are no circumstances which could reasonably be expected to prevent or interfere with any member of the Group being in compliance with any Environmental Law or obtaining or being in compliance with any Environmental Permit in the future where failure to so comply would have or could reasonably be expected to have a Material Adverse Effect.

(c)                                  To the best of its knowledge and belief having made due and careful enquiry, there are not circumstances which are reasonably likely to result in any person (including a regulatory authority) taking any legal proceedings or other action against a member of the Group (and no such proceedings or other action is pending or threatened) under any Environmental Laws including remedial action or the revocation, suspension, variation or non-renewal of any Environmental Authorisation where any such proceedings would have or could reasonably be expected to have a Material Adverse Effect or results in a liability payable by a Finance Party.

20.18                 Security and Financial Indebtedness

(a)                                 No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)                                 No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

20.19                 Ranking

Subject to the Legal Reservations, the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

20.20                 Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

20.21                 Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

20.22                 Shares

(a)                                 The shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.

(b)                                 The constitutional documents of the companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.

(c)                                  There are no agreements in force which provide for the issue, allotment or transfer of, or grant any person the right to call for the issue, allotment or transfer of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion).

20.23                 Intellectual Property

It and each of its Subsidiaries:

(a)                                 is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is required by it in order to carry on its business as it is being conducted and where the Intellectual Property is licensed to it, that licence has not been breached in any material respect or terminated by any party;

(b)                                 does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

(c)                                  has taken all formal or procedural actions (including payment of fees) required to maintain any Intellectual Property owned by it which is required by it in order to carry on its business as it is being conducted.

20.24                 Group Structure Chart

The Group Structure Chart delivered to the Agent pursuant to part 1 (Conditions precedent to initial Utilisation) of schedule 2 is true, complete and accurate in all material respects and shows the following information:

(a)                                 each member of the Group, including current name and company registration number, its jurisdiction of incorporation and/or establishment, a list of shareholders and indicating whether a company is not a company with limited liability; and

(b)                                 all minority interests in any member of the Group and any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person.

20.25                 Obligors

No Obligor has registered one or more establishments (as that term is defined in Part 1 of the Overseas Companies Regulations 2009) with the Registrar of Companies or, if it has so registered, each such Obligor has provided to the Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

20.26                 Accounting reference date

The Accounting Reference Date of each member of the Group is 31 December.

20.27                 Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (Regulation), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

20.28                 Holding Companies

Except as may arise under the Transaction Documents neither the Parent nor the Company has traded or incurred any liabilities or commitments (actual or contingent, present or future).

20.29                 Pensions

(a)                                 Neither it nor any of its Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); and

(b)                                 neither it nor any of its Subsidiaries is or has at any time been connected with or an associate of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer.

20.30                 Property

(a)                                 Each Propco is the sole legal and beneficial owner of the Property identified against its name in schedule 3 (Properties), free from all Security Interests other than Permitted Security.

(b)                                 Except as disclosed in the Certificates of Title:

(i)                                     all consents, licences and authorisations required by it in connection with its ownership of the Property have been obtained or effected (as appropriate) and are in full force and effect;

(ii)                                  no breach of any law or regulation (including in respect of any Tax) is outstanding which adversely affects or might adversely affect (i) the value of any Property or (ii) the amount of the Rental Receipts in respect of any Property;

(iii)                               there is no covenant, agreement, stipulation, reservations, condition, interest, right or other matter adversely affecting the Property;

(iv)                              nothing has arisen or has been created or is outstanding which would be an overriding interest, or an unregistered interest which overrides the first registration or registered dispositions over the Property;

(v)                                 no facility necessary for the enjoyment and use of the Property is enjoyed by the Property  on terms entitling any person to terminate or curtail its use;

(vi)                              it has not received any notice of any adverse claim by any person in respect of the ownership of the Property or any interest in it, nor has any acknowledgement been given to any person in respect of the Property; and

(vii)                           the Property is held by the relevant Propco free from any tenancy or licence other than those entered into in accordance with this Agreement.

20.31                 Valuation

(a)                                 All factual information provided by it or on its behalf to the relevant Valuer for the purposes of each Valuation was true, complete and accurate in all material respects as of its date.

(b)                                 It has not omitted to supply any factual information which, if disclosed, would materially adversely affect any Valuation or any Certificate of Title.

(c)                                  Nothing has occurred since the date information referred to in paragraph (a) above was supplied and the Utilisation Date which, if disclosed, would make that information true or misleading in any material respect.

20.32                 No employees

No Propco has, or has had, any employees.

20.33                 Times when representations made

(a)                                 All the representations and warranties in this clause 20 are made by each Original Obligor on the date of this Agreement and on the first Utilisation Date.

(b)                                 The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period.

(c)                                  Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

(d)                                 Clauses 20.2 (Status) to 20.8 (Insolvency), 20.21 (Legal and beneficial ownership) and 20.22 (Shares) shall be deemed repeated on each date when a Finance Document is entered into.

21                                  Information undertakings

The undertakings in this clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1                        Financial statements

The Parent shall supply to the Agent in sufficient copies for all the Lenders:

(a)                                 as soon as they are available, but in any event within 180 days after the end of each of its Financial Years its audited consolidated financial statements for that Financial Year;

(b)                                 as soon as they are available, but in any event within 45 days after the end of each Financial Quarter the consolidated financial statements for that Financial Quarter for each Obligor;

(c)                                  as soon as they are available, but in any event within 10 days after the end of each calendar month detailed management information and level reporting at each Property for that calendar month.

21.2                        Provision and contents of Compliance Certificate

(a)                                 The Parent shall supply a Compliance Certificate to the Agent with each set of its Annual Financial Statements and each set of its Quarterly Financial Statements.

(b)                                 The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with clause 22 (Financial covenants).  If the Agent disagrees with any such computations provided then the Agent may compute the compliance with the clause 22 (Financial covenants) and that computation shall, in the absence of manifest error, prevail over any computation in the Compliance Certificate.

(c)                                  Each Compliance Certificate shall be signed by a member of Management and one other director of the Parent and, if required to be delivered with the Annual Financial Statements of the Parent, shall be reported on by the Parent’s auditors in the form agreed by the Parent, the Majority Lenders and the Parent’s auditors.

21.3                        Requirements as to financial statements

(a)                                 The Parent shall procure that:

(i)                                     each set of Annual Financial Statements shall be audited by the auditors (prepared in the case of the Parent on a consolidated basis); and

(ii)                                  each set of Quarterly Financial Statements shall include a  consolidated profit and loss account, balance sheet and cashflow statement for the Group for that quarter and the Financial Year to date;

(iii)                               each set of Monthly Financial Statements shall include individual profit and loss accounts for each Obligor for that calendar month and the Financial Year to date;

(iv)                              each set of Quarterly and Monthly Financial Statements shall include:

(A)                               a comparison of actual performance for that quarter or calendar month, as applicable, and the Financial Year to date against performance budgeted in the Budget for that period; and

(B)                               a commentary from a member of Management in respect of:

1)                                     the comparisons referred to in clause 21.3(a)(iv)(A);

2)                                     any event or circumstance which has occurred during the relevant quarter or calendar month, as applicable, and which could have a significant impact on the business of the Group; and

3)                                     any material issue occurring in, or relating to, the relevant quarter or calendar month.

(b)                                 Each set of financial statements delivered pursuant to clause 21.1 (Financial statements):

(i)                                     in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the auditors accompanying those Annual Financial Statements;

(ii)                                  in the case of the Quarterly Financial Statements of the Parent, shall be accompanied by a statement by the directors of the Parent comparing actual performance for the period to which the financial statements relate to:

(A)                               the projected performance for that period set out in the Budget; and

(B)                               the actual performance for the corresponding period in the preceding Financial Year; and

(C)                               shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor, unless, in relation to any set of financial statements, the Parent notifies the  Agent that there has been a change in the Original Accounting Principles and, after the procedure set out in Clause 21.3(c)(i) and 21.3(c)(ii) below has been followed, the Parent, or if required by the Agent, its Auditors (or, if appropriate, the Auditors of the Obligor) deliver to the Agent:

(iii)                               a description of any change necessary for those financial statements to reflect the previously applicable Original Accounting Principles; and

(iv)                              sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(c)                                  If the Agent receives a notice from the Parent pursuant to paragraph 21.3(b)(ii) above:

(i)                                     the Parent and the Agent (on behalf of the Lenders) shall promptly after receipt of such notice enter into negotiation in good faith with a view to agreeing (1) such amendments to Clause 22 (Financial covenants) and/or the definitions of any or all of the terms used therein as are necessary to give the Lenders and the Parent comparable protection to that contemplated at the date of the Restatement and Amendment Agreement and (2) any other amendments to this Agreement which are necessary to ensure that the adoption by the Group of such different accounting practices does not result in any material alteration in the commercial effect of the obligations of any Obligor in the Finance Documents; and

(ii)                                  if amendments satisfactory to the Majority Lenders are agreed by the Parent and the Agent in writing within 30 days of commencement of such negotiation, those amendments shall take effect in accordance with the terms of that agreement; or

(iii)                               if such amendments are not so agreed within such 30 days, then within 15 days after the end of that 30 day period, the Parent shall procure delivery to the Agent of the description and information referred to in sub-paragraphs (i) and (ii) above.

21.4                       Budget

(a)                                 The Parent shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available to it but in any event within 14 days after receipt by the relevant Opco of the same from the Managing Agent in accordance with the relevant Management Agreement;

(i)                                     a draft annual consolidated Budget for each Financial Year prepared by each Managing Agent in respect of each Property; and

(ii)                                  a copy of the Parent’s assessment of such Budget and (if any) representations made by the Parent to the Managing Agent in respect of such Budget.

(b)                                 The Agent may make representations to the Parent in respect of each Budget not later than 14 days after receipt of the documents set out in paragraph (a)(ii) above, failing which it shall be deemed to have approved such Budget.  If representations are made, the Parent shall, if required by the Agent, enter into discussions with the Managing Agent in respect of such Budget in accordance with the provisions of the relevant Management Agreement and if considered reasonably appropriate the Parent shall procure that the relevant Propco disputes (to the extent available to that Propco pursuant to the relevant Management Agreement and in the manner prescribed therein) the operating budget prepared by the relevant Managing Agent, provided that any final determination by a tribunal in respect of such dispute in accordance with the provisions of the relevant Management Agreement shall be accepted by the Finance Parties.

(c)                                  The Parent shall deliver a final Budget to the Agent promptly following finalisation of the same with the Managing Agent in accordance with the terms of the relevant Management Agreement.

(d)                                 The Parent shall ensure that each Budget:

(i)                                     is in a format reasonably acceptable to the Agent and includes:

(A)                               a projected consolidated profit and loss, balance sheet and cashflow statement for the Group and broken down on a Monthly basis and by Obligor; and

(B)                               projected financial covenant calculations for that Financial Year;

(ii)                                  is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under clause 21.1 (Financial statements); and

(iii)                               has been approved by the board of directors of the Parent.

21.5                        Valuations

(a)                                 The Agent may request a Valuation at any time.

(b)                                 The Company shall promptly on demand pay to the Agent the costs of:

(i)                                     the Initial Valuation;

(ii)                                  a Valuation obtained by the Agent each Financial Year;

(iii)                               a Valuation obtained by the Agent at any time when an Event of Default is continuing; and

(iv)                              a Valuation obtained by the Agent at any time when the Majority Lenders reasonably consider that an Event of Default resulting from a failure to comply with clause 22.2(a) (Financial Condition) is likely to occur and an Event of Default does occur on the basis of that Valuation.

(c)                                  Any Valuation not referred to in clause 21.5(b) will be at the cost of the Lenders.

21.6                        Presentations

Once in every Financial Year, or more frequently if requested to do so by the Agent if the Agent reasonably suspects a Default is continuing or may have occurred or may occur, at least 2 directors of the Parent (one of whom shall be the chief financial officer) must give a presentation to the Finance Parties about the on-going business and financial performance of the Group.

21.7                        Year-end

The Parent shall procure that each Financial Year-end of each member of the Group falls on 31 December.

21.8                        Succession Plan

The Parent shall supply to the Agent on the date falling six months after the date of the Amendment and Restatement Agreement and every 6 months thereafter a Succession Plan.

21.9                        Information: miscellaneous

The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)                                 at the same time as they are dispatched, copies of all documents which are required by applicable law to be dispatched by the Parent to its shareholders generally (or any class of them) or dispatched by the Parent or any Obligor to its creditors generally (or any class of them);

(b)                                 as soon as is reasonably practicable upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened in writing or pending against any member of the Group, and which, if adversely determined, would result in a payment obligation or financial loss of a member of the Group in an aggregate amount in excess of £500,000 (or its equivalent in other currencies);

(c)                                  as soon as is reasonably practicable, regulatory information, including, without limitation, a copy of any notice or order issued under the Welsh Care Standards or Health and Social Care Standards which could reasonably be expected to have a Material Adverse Effect;

(d)                                 as soon as is reasonably practicable upon becoming aware of the relevant claim, details of any disposal or insurance claim which will require a prepayment under clause 8 (Mandatory prepayment):

(e)                                  as soon as is reasonably practicable but in any event at least 5 Business Days prior to the disposal taking place, details of any proposed disposal of an Opco, Propco or Property, or, in the case of a total loss or substantial damage, promptly upon the relevant Obligor becoming aware of the same, in each case providing details of:

(i)                                     the Property or shares in the relevant Opco, Propco or Property disposed of or to be disposed of or expropriated or, as the case may be in relation to any Property, subject to such total loss or substantial damage; and

(ii)                                  the Disposal Proceeds applicable thereto;

(f)                                   as soon as is reasonably practicable upon receipt of the relevant Opco, the yearly budgets, monthly statements and annual statement received by such Opco under its Management Agreement;

(g)                                  as soon as is reasonably practicable, such information as the Security Trustee may reasonably require about the Secured Assets and compliance by the Obligors with the terms of any Transaction Security Documents;

(h)                                 up to a maximum of once every two years from the date of the Amendment and Restatement Agreement, the Agent may request an independent review of all management information at the expense of the Parent; and

(i)                                     as soon as is reasonably practicable, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, Budget or other material provided by any Obligor under this Agreement, any changes to management of the Group and an up to date copy of its register of members (or equivalent in its jurisdiction of incorporation)) as any Finance Party through the Agent may reasonably request.

21.10                 Notification of default

Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless such a notification has already been provided by another Obligor).

21.11                 “Know your customer” checks

(a)                                 If:

(i)                                     the implementation or introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                                  any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)                               a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of clause 21.11(a)(iii), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent, such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                                 Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

(c)                                  The Parent shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (who shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to clause 28 (Changes to the Obligors).

(d)                                 Following the giving of any notice pursuant to clause 21.11(c), if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other checks in relation to any relevant person pursuant to such Subsidiary becoming an Additional Obligor.

22                                  Financial covenants

22.1                        Financial definitions

In this Agreement:

Ancillary Documents means any document under which revenue is generated at the Living Facilities and shall include but not be limited to the agreements with Residents at the Living Facilities

Annual Operating Budget and Business Plan has the meaning given to it in the Management Agreements

Average Daily Rate means Total Revenues divided by Total Occupied Days

Business Plan means the strategic and comprehensive operating plan covering the anticipated operations relating to the Living Facilities and approved by an Opco and in effect from time to time pursuant to clause 7.2 (Annual Operating Budget) of each Management Agreement

Cash means, at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of an Obligor with an Acceptable Bank and to which an Obligor is alone (or together with other Obligors) beneficially entitled and for so long as:

(a)                                 that cash is repayable on demand;

(b)                                 repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c)                                  there is no Security over that cash except for Transaction Security or any Permitted Security constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements; and

(d)                                 the cash is freely and immediately available to be applied in repayment or prepayment of the Facility

Debt Service means in respect of any Relevant Period the aggregate of:

(a)           Net Interest for that Relevant Period;

(b)                                 the aggregate of all scheduled repayments of Financial Indebtedness falling due during that Relevant Period but excluding:

(i)                                     any amounts falling due under any overdraft or revolving facility and which were available for simultaneous redrawing according to the terms of that facility;

(ii)                                  any mandatory prepayment made pursuant to clause 8 (Mandatory prepayment);

(iii)          any such obligations owed to any member of the Group;

(iv)                              any prepayment of Financial Indebtedness existing on the date of this Agreement which is required to be repaid under the terms of this Agreement,

(c)                                  the amount of any cash dividends or distributions paid or made by the Parent in respect of that Relevant Period; and

(d)                                 the amount of the capital element of any payments in respect of that Relevant Period payable under any Finance Lease entered into by any member of the Group,

and so that no amount shall be included more than once

Exceptional Items means any material items of an usual or non-recurring nature which represent gains or losses including those arising on:

(a)           the Restructuring Costs;

(b)           disposals, revaluation or impairment of non-current assets; and

(c)           disposal of assets associated with discontinued operations

FF&E means furniture furnishings fixtures soft goods case goods vehicles and equipment (including but not limited to telephone systems, facsimile machines, communications and computer systems hardware and software) but shall not include Fixed Asset Supplies or any software

Financial Quarter means the period commencing on the day after one Quarter Date and ending on the next Quarter Date

Financial Year means the annual accounting period of the Group ending or about 31 December in each year

Fixed Asset Supplies means supply items including linen, china, glassware, silver, uniforms, and similar items

Home Office Employees means the employees of the Managing Agent who are not working directly at any Living Facility

Interest Cover means the ratio between:

(a)                                 Net Operating Income; and

(b)                                 Net Interest accrued

Legal Requirements means any law, code, rule, ordinance, regulation or order of any governmental or regulatory authority having jurisdiction over the business or operation of any Living Facility or the matters which are the subject of any Management Agreement, including, without limitation, any Resident care or health care, building, zoning or use laws, ordinances, regulations or orders, environmental protection laws and fire department rules

Living Facilities means the senior living facilities located at the Properties which are the subject of the Management Agreements

Living Facilities Expenses means those costs and expenses (including VAT thereon) related to the operating costs and staffing of the Living Facilities and set forth in the Annual Operating Budget and Business Plan. Living Facilities Expenses shall not include debt service and property taxes. Further, the determination of Living Facilities Expenses shall be consistent with the policies, principles and practices applied in most recent audited financial statements, subject to such basis being in accordance with the Accounting Principles

Living Facilities Expenses shall comprise Direct Expenses and Indirect Expenses. Direct Expenses shall include, but no be limited to (in each case including VAT thereon) the following items:

(a)                                 costs incurred for all personnel employed at the Living Facilities on behalf of the Opcos, such costs to include salary and wages, hiring expenses, payroll taxes, payroll expenses, training, workers compensation, bonus compensation, incentive compensation, retirement plan payments, travel expenses (directly related to revenue and training producing activities only), and other benefits payable (including, for example, health insurance, dental insurance, life insurance and disability insurance) to such personnel, but only to the extent such benefits are consistent with Sunrise Standards

(b)                                 all supplies and materials, including janitorial and lighting supplies, used directly in the operation and maintenance of the Living Facilities

(c)                                  all supplies of electricity, telephone, water, sewer, gas, heating, lighting and air conditioning for the Living Facilities;

(d)                                 all insurance relating to the Living Facilities and any equipment or other property contained therein or located thereon

(e)                                  all repairs, replacements and renewals to the Living Facilities save to the extent  funded direct by an Opco or a Propco pursuant to clause 10.2 (Repairs and Equipment) of a Management Agreement

(f)                                   All maintenance of the Living Facilities, including, without limitation, painting, ice and snow removal, landscaping, groundskeeping and the patching, painting and resurfacing of driveways and parking lots;

(g)                                  all maintenance, operation and service agreements for the Living Facilities, and any equipment related thereto

(h)           marketing costs including brochures, media collaterals and agency fees

(i)            the Management Fee

(j)                                    all other costs relating to the Managing Agent managing the Living Facilities and providing Management Services in accordance with each Management Agreement, Legal Requirements and the Annual Operating Budget

(k)                                 all property costs, expenses and liabilities in relation to the Living Facilities payable by each Opco under its title lease in relation to the Living Facilities

(l)            all other costs and expenses of maintaining and operating the Living Facilities; and

(m)                             all other costs and expenses required by each Management Agreement to be paid as Living Facilities Expenses

Indirect Expenses (which are expenses that are not incurred on site but which directly relate to the Living Facilities and provided that at any time any Opco may expressly agree to extend the scope of the following items), shall be limited to (in each case, including VAT thereon) the following items

(n)                                 the indirect expenses set out in the example Annual Operating Budget set out in Exhibit A (Annual Operating Budget) to each Management Agreement

(o)                                 IT technical support, software, hardware etc consistent with amounts incurred for such items by the Managing Agent throughout the Sunrise System in the UK

(p)                                 legal costs relating to the operation of the Living Facilities properly incurred where necessary to allow the Managing Agent to provide the Management Services in accordance with each Management Agreement

(q)                                 a pro rata portion of the following reasonable and proper costs that directly relate to the Living Facilities (including salary and other expenses) of:

(i)                                     the personnel agreed between an Opco and the Managing Agent from time to time that provides operational and marketing services to the Living Facilities;

(ii)           the business analyst relating to the Living Facilities;

(iii)                               all travel and related expenses of Home Office Employees where an Opco requests a type, form or level of service that Home Office Employees do not provide in the normal course of operations as determined by the Managing Agent in its sole discretion, the cost of the same is to be agreed to in advance by an Opco, but for the avoidance of doubt shall not include any salaries, benefits or other expenses of the directors, executives and employees (by name or equivalent positions by whatever name known or replacements of, or additions to, them from time to time) listed as Exhibit E to each Management Agreement

The following should not be Living Facilities Expenses or reimbursable Indirect Expenses:

(a)                                 except as expressly agreed to by an Opco, costs incurred by the Managing Agent for salary and wages, payroll taxes, insurance, workers’ compensation, bonus compensation, incentive compensation, retirement plan payments, meals and travel expenses and other benefits payable to the Managing Agent’s corporate office employees or divisional or regional supervisor employees (including, without limitation, non-incentive stock option grants and any bonus compensation to such employees) except for (i) a pro rata share of the salary, benefits and all related costs of cluster Directors of Community Relations, and (ii) a pro rata share of Opco’s senior Executive Director bonuses;

(b)                                 except, as specifically approved by an Opco as part of an annual request by the Managing Agent, costs incurred by the Managing Agent for in-house accounting and reporting systems, software or services, or any pro rata charge thereof, furnished by the Managing Agent under each Management Agreement, as distinguished from third party accounting and reporting costs (as for example, the annual auditing costs of accounts);

(c)                                  costs incurred by the Managing Agent for forms, papers, ledgers and other supplies, equipment, copying and telephone of any kind used in the Managing Agent’s office at any location other than the Living Facilities;

(d)           costs incurred by the Managing Agent for political contributions

(e)                                  costs attributable to losses which are covered by the indemnity obligations of the Managing Agent pursuant to clause 14.5 (Indemnity) of each Management Agreement

(f)                                   except as expressly agreed to by an Opco, costs incurred by the Managing Agent for training and hiring expenses related to corporate office employees or divisional or regional supervisory employees, including but not limited to employment and employment agency fees

(g)                                  except as expressly agreed to by an Opco, costs incurred by the Managing Agent for advertising expenses of the Managing Agent other than costs of marketing the Living Facilities for lease or occupancy, or costs of employment ads or employment agency fees

(h)                                 save as included in the example Annual Operating Budget set out in Exhibit A (Annual Operating Budget) to each Management Agreement, and except as expressly agreed to by an Opco, costs incurred by the Managing Agent for any architect, engineer, accountant or other professional advisor or consultant employed by the Managing Agent (as distinct from third parties engaged for the performance of such services)

(i)                                     costs incurred by the Managing Agent for dues of the Managing Agent or any of its employees in professional organizations or for any of the Managing Agent’s employees participation in industry conventions or meetings (except to the extent included in the approved Annual Operating Budget or as otherwise specifically approved by an Opco and miscellaneous educational costs of the Managing Agent or the Managing Agent ‘s agents, employees, officers or independent contractors

(j)                                    any direct costs and expenses incurred in management of properties or facilities not operated by an Opco

(k)                                 costs of electronic data processing equipment and services not included in the Annual Operating Budget and Business Plan and

(l)                                     costs of vehicle purchase, lease and/or rental, except if directly furnished by an Opco as provided in the Annual Operating Budget and Business Plan

LTV means the ratio between the aggregate principal amount outstanding under the Facility as at the relevant Quarter Date calculated as a percentage of the Valuation as determined on the basis of the then most recently delivered Valuation

Managing Agent Affiliate means any other person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the Managing Agent

For the purpose of the definition of Managing Agent Affiliate:

Control means a person (or persons acting in concert):

(a)                                 in the case of a company, being the beneficial owner of more than 50 per cent. of the issued share capital of or of the voting rights in that company, or having the right to appoint or remove a majority of the directors or other governing body or otherwise control 50% of the votes at board meetings of that company, or otherwise to control or have the power to control the policies of or affairs of that person, by virtue of any powers conferred by the articles of association, shareholders agreement or any other document regulating the affairs of that company;

(a)                                 in the case of a partnership, being the beneficial owner of more than 50 per cent. of the capital of that partnership, or being a general partner or equivalent of that partnership, or having the right to control the composition of or the votes to the majority of the management of that partnership by virtue of any powers conferred by the partnership agreement or any other document regulating the affairs of that partnership; in the case of a fund, being the person who is the principal manager or adviser of such fund; or

(c)                                  in the case of any other entity, having equivalent or analogous rights or powers with respect to such entity; or

(d)                                 otherwise having the power to secure that the affairs of another are conducted directly or indirectly in accordance with the wishes of that person (or persons acting in concert) whether by means of and Controlled shall be construed accordingly. For these purposes, persons acting in concert, in relation to a person, are persons which actively co-operate, pursuant to an agreement or understanding (whether formal or informal) with a view to obtaining or consolidating Control of that person.

Management Fee means each monthly management fee payable to the Managing Agent under each Management Agreement

Management Services means the services to be provided by the Managing Agent as described in each Management Agreement

Net Interest means, in relation to any Relevant Period, interest and amounts in the nature of interest accrued on any financial debt and fees (excluding commitment, agency and arrangement fees) payable under the Facility plus payments accrued under any interest hedging instruments, less interest earned on any financial asset as a result of clause 22.4 (Cure right) or interest accruing on any Holding Account during that Relevant Period and less payments received under any interest rate hedging instruments and excluding any Restructuring Costs and interest under clause 10.3 (PIK Interest), clause 10.5 (Default interest) and any Increased Cost arising from Basel III

Net Operating Income means, in relation to any Relevant Period:

(a)           all Revenues received; less

(b)           all Living Facilities Expenses and sums required to be funded by a member of the Group under the Management Agreement, together with (without double-counting) any other operational expenses in each case other than the amount of any cash costs incurred under clause 21.9(i) (Information: miscellaneous)

Quarter Date means each of 31 March, 30 June, 30 September and 31 December

Pension Items means any income or charge attributable to a post-employment benefit scheme other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme

Relevant Period means each period of 3 months ending on a Quarter Date

Relevant Proceeds means Disposal Proceeds, Insurance Proceeds or Report Proceeds (each as defined in clause 8 (Mandatory prepayment)

Restructuring Costs means all fees, costs and expenses, stamp, registration and other Taxes incurred by the Parent or any other member of the Group in connection with the refinancing of all indebtedness of the members of the Group under the term loan facilities agreement dated 31 July 2007 between the Parent and certain of its subsidiaries as borrowers and/or guarantors, The Governor and Company of the Bank of Scotland (now known as Bank of Scotland plc) as mandated lead arranger, facility agent, security trustee and issuing bank and HBOS Treasury Services plc as original hedging counterparty

Revenues means all revenues and receipts of every kind derived from Residents, employees, guests and other third parties from the operation of or otherwise generated at the Living Facilities and all departments and parts thereof, including, but not limited to: income (from both cash and credit transactions) and community fees, from monthly occupancy fees, health care fees and ancillary services fees received pursuant to the Ancillary Documents; income from food and beverages; income from vending machines; and proceeds, if any, from business interruption or other loss of income insurance, all determined so that it is consistent with the policies, principles and practices applied in the most recent audited financial statements, subject to such basis being in accordance with the Accounting Principles provided, however, that Revenues shall not include (i) gratuities to employees at the Living Facilities; (ii) federal, state or municipal excise, sales or use taxes, VAT or similar taxes imposed at the point of sale and collected directly from Residents or guests of the Living Facilities or included as part of the sales price of any goods or services; (iii) proceeds from the sale of FF&E and any other capital-asset; (iv) interest received or accrued with respect to the monies in any operating or reserve accounts of the Living Facilities; (v) proceeds of any financing or refinancing of the Living Facilities or any portion thereof; (vi) proceeds of any insurance policy (other than as referred to above) or compulsory purchase or other taking;

(vii) proceeds from any sale of the Living Facilities or any other capital transaction (including but not limited to financing and refinancing transactions; (viii) Resident funds on deposit or security deposits until such time as the same are applied to current fees due for services rendered for the Living Facilities; (ix) awards of damages, settlement proceeds and other payments received by the Opcos in respect of any litigation other than litigation to collect fees due for services rendered from the Living Facilities; and (x) payments under any policy of title insurance. The term Revenue” shall take into account and be reduced by the amount of any bad debt, cash refunds, rebates or discounts to Residents of the Living Facilities, cash discounts and credits of a similar nature, given, paid or returned in the course of obtaining Revenues or components thereof and without prejudice to the generality of the foregoing, any community fees or deposits refunded to Residents (which shall be credited against Revenues during the month in which such refunds are made, if previously included in Revenues)

Sunrise Standards means from time to time both the operational standards (for example, staffing levels, resident care and health care policies and procedures, accounting and financial reporting policies and procedures) and the physical standards (for example, amounts and quality of FF&E, frequency of FF&E replacement) that are then generally and consistently (but not necessarily, absolutely or without exception) applied at or to senior living communities (but not nursing homes or other acute care facilities) in the Sunrise System which are of comparable type, size, age and market orientation as the Living Facilities except, however, that the Sunrise Standards shall in no event be lower than (i) what is required, from time-to-time during the Term, by Legal Requirements or (ii) the operational and physical standards, as of the date in question, of a premier manager of senior living/dementia care facilities

Sunrise System means at any particular time the entire system or group of full service (that is consisting of both independent living and health care accommodations and services) senior living communities then owned and/or operated or managed by the Managing Agent (or one or more of the Managing Agent’s Affiliates), under the Sunrise name in the UK and the USA

Term means unless all Management Agreements are earlier terminated (or extended) pursuant to Article XII thereof, the period ending thirty (30) years after the date the latest Management Agreement was dated

Total Occupied Days means in respect of any Relevant Period the total aggregate number of days that Residents have occupied the Living Facilities

Total Revenues means, in respect of any Relevant Period, the Revenues of all the Living Facilities

22.2         Financial Condition

The Parent shall ensure that:

(a)           LTV:  LTV shall not at any time during the Relevant Period specified in column 1 below be more than the percentage specified in column 2 below opposite that Relevant Period:

Column 1 Relevant Period	Column 2 Percentage

Relevant Period expiring 31 December 2012	125

Relevant Period expiring 31	125

Column 1 Relevant Period	Column 2 Percentage

March 2013

Relevant Period expiring 30 June 2013	120

Relevant Period expiring 30 September 2013	120

Relevant Period expiring 31 December 2013	120

Relevant Period expiring 31 March 2014	120

Relevant Period expiring 30 June 2014	115

Relevant Period expiring 30 September 2014	115

Relevant Period expiring 31 December 2014	115

Relevant Period expiring 31 March 2015	115

Relevant Period expiring 30 June 2015	110

Relevant Period expiring 30 September 2015	110

Relevant Period expiring 31 December 2015	110

Relevant Period expiring 31 March 2016	110

Relevant Period expiring 30 June 2016	105

Relevant Period expiring 30 September 2016	105

Relevant Period expiring 31 December 2016	105

(b)           Interest Cover:  Interest Cover in respect of any Relevant Period specified in column 1 below shall not be less than the ratio set out in column 2 below opposite that Relevant Period:

Column 1 Relevant Period	Column 2 Ratio

Relevant Period expiring 31 March 2013	1.05:1

Relevant Period expiring 30	1.10:1

Column 1 Relevant Period	Column 2 Ratio

June 2013

Relevant Period expiring 30 September 2013	1.10:1

Relevant Period expiring 31 December 2013	1.10:1

Relevant Period expiring 31 March 2014	1.10:1

Relevant Period expiring 30 June 2014	1.15:1

Relevant Period expiring 30 September 2014	1.15:1

Relevant Period expiring 31 December 2014	1.15:1

Relevant Period expiring 31 March 2015	1.15:1

Relevant Period expiring 30 June 2015	1.20:1

Relevant Period expiring 30 September 2015	1.20:1

Relevant Period expiring 31 December 2015	1.20:1

Relevant Period expiring 31 March 2016	1.20:1

Relevant Period expiring 30 June 2016	1.30:1

Relevant Period expiring 30 September 2016	1.30:1

Relevant Period expiring 31 December 2016	1.30:1

(c)           Net Operating Income (milestone test): Net Operating Income in respect of any Relevant Period specified in column 1 below shall not be less than the amount set out in column 2 below opposite that Relevant Period:

Column 1 Relevant Period	Column 2 Amount (£)

Relevant Period expiring 31 December 2012	5,556,465

Relevant Period expiring 31 March 2013	5,494,801

Relevant Period expiring 30 June 2013	5,761,484

Column 1 Relevant Period	Column 2 Amount (£)

Relevant Period expiring 30 September 2013	6,045,242

Relevant Period expiring 31 December 2013	6,211,364

Relevant Period expiring 31 March 2014	5,944,267

Relevant Period expiring 30 June 2014	6,174,472

Relevant Period expiring 30 September 2014	6,399,651

Relevant Period expiring 31 December 2014	6,544,180

Relevant Period expiring 31 March 2015	6,492,393

Relevant Period expiring 30 June 2015	6,645,460

Relevant Period expiring 30 September 2015	6,797,972

Relevant Period expiring 31 December 2015	6,994,380

Relevant Period expiring 31 March 2016	6,933,039

Relevant Period expiring 30 June 2016	7,086,679

Relevant Period expiring 30 September 2016	7,340,077

Relevant Period expiring 31 December 2016	7,499,417

(d)           Net Operating Income (comparable quarter test):

Net Operating Income for any Relevant Period (First Relevant Period) ending on or before 31 December 2014 shall not be less than 95% of Net Operating Income for the Relevant Period ending 12 months prior to end of the First Relevant Period.

(e)           Average Daily Rate: Average Daily Rate in respect of any Relevant Period specified in column 1 below shall not be less than the amount set out in column 2 below opposite that Relevant Period:

Column 1 Relevant Period	Column 2 Amount (£)

Relevant Period expiring 31 December 2012	152

Column 1 Relevant Period	Column 2 Amount (£)

Relevant Period expiring 31 March 2013	153

Relevant Period expiring 30 June 2013	155

Relevant Period expiring 30 September 2013	157

Relevant Period expiring 31 December 2013	159

Relevant Period expiring 31 March 2014	160

Relevant Period expiring 30 June 2014	162

Relevant Period expiring 30 September 2014	162

Relevant Period expiring 31 December 2014	163

Relevant Period expiring 31 March 2015	164

Relevant Period expiring 30 June 2015	166

Relevant Period expiring 30 September 2015	167

Relevant Period expiring 31 December 2015	168

Relevant Period expiring 31 March 2016	169

Relevant Period expiring 30 June 2016	170

Relevant Period expiring 30 September 2016	173

Relevant Period expiring 31 December 2016	175

(f)            Capital expenditure:

The aggregate capital expenditure of the Group in respect of any Financial Year shall not exceed 120% of the budgeted capital expenditure for that Financial Year as set out in the Budget for that Financial Year save where additional capital expenditure is required by the Group for emergencies and non-discretionary items.

If in any Financial Year (Original Financial Year) the amount of the aggregate capital expenditure is less than the budgeted capital expenditure for that Original Financial Year (the difference being referred to below as Unused Amount), then the maximum expenditure for the immediately following Financial Year (Carry Forward Year) shall for the purpose of that Carry Forward Year only be increased by an amount (Permitted Carry Forward Amount) equal to the Unused Amount.

In any Carry Forward Year, the original amount of capital expenditure shall be treated as having been incurred prior to any Unused Amount carried forward into such Carry Forward Year and no amount carried forward into that Carry Forward Year may be carried forward into a subsequent Financial Year.

22.3         Financial testing

(a)           The financial covenants set out in clause 22.2 (Financial Condition) shall be calculated in accordance with the Accounting Principles and tested by reference to:

(i)            the Annual Financial Statements;

(ii)           the Quarterly Financial Statements for the Relevant Period; and

(iii)          the most recent Valuation provided as to the Agent under this Agreement.

(b)           If in respect of any period there is a discrepancy between the information set out in the Quarterly Financial Statements for such period and that set out in the Annual Financial Statements for such period, the information in the Annual Financial Statements shall prevail.

22.4         Cure right

(a)           In the event that any requirement of clause 22.2 (Financial Condition) (each a Financial Covenant) is not satisfied with respect to a Financial Quarter, if, within 15 days following the delivery of the Compliance Certificate for such Financial Quarter, the Sponsors subscribe for New Equity and the Parent has received the proceeds of such subscription (New Equity Proceeds) (which shall be applied in prepayment of the Loans), the Financial Covenants listed below shall be recalculated giving effect to the following pro forma adjustments:

(i)            for the purpose of calculating LTV, the amount of New Equity Proceeds shall be treated (for this purpose only) as having been used in prepayment of the Loans on the first day of the Relevant Period and clause 22.2(a) (LTV) shall be recalculated accordingly;

(ii)           for the purpose of calculating the Interest Cover Ratio, the amount of New Equity Proceeds shall be treated (for this purpose only) as having been used in prepayment of the Loans on the first day of the Relevant Period in respect of which a cure is to be effected and clause 22.2(b) (Interest Cover) shall be recalculated accordingly;

(iii)          for the purpose of calculating Net Operating Income (milestone test), the amount of New Equity Proceeds shall be treated (for this purpose only) as having been used in prepayment of the Loans on the first day of the Relevant Period in respect of which a cure is to be effected and clause 22.2(c) (Net Operating Income (milestone test)) shall be recalculated accordingly; and

(iv)          for the purpose of calculating Net Operating Income (comparable quarter test), the amount of New Equity Proceeds shall be treated (for this purpose only) as having been used in prepayment of the Loans on the first day of the

Relevant Period in respect of which a cure is to be effected and clause 22.2(d) (Net Operating Income (comparable quarter test):) shall be recalculated accordingly.

(b)           If, after giving effect to the foregoing recalculations, the Agent determines (acting reasonably and based upon such information as it may reasonably require) that the Group shall then be in compliance with the requirements of the relevant Financial Covenant,  for such Relevant Period, the Group shall be deemed to have satisfied the requirements of the relevant Financial Covenant as the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of that Financial Covenant which had occurred shall be deemed cured for all purposes of this Agreement.

(c)           The provisions of clause 22.4(a) may only apply:

(i)            once during any rolling 12 Month period; and

(ii)           three times during the course of this Agreement.

(d)           Any recalculation of the financial covenants under clause 22.4(a) will be solely for the purpose of curing a relevant breach of clause 22.2 (Financial Condition) and not for any other purpose.

23           Property undertakings

The undertakings in this clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. The Parent shall procure (as far as it is able to do so in the context of the Lease Agreements and the Management Agreements in respect of clause 23.4 (Entry to Inspect)) that:

23.1         Title

Each Propco will:

(a)           observe and perform in all material respects all restrictive and other covenants, stipulations and obligations now or at any time affecting its Property insofar as the same are subsisting and are capable of being enforced;

(b)           duly and diligently enforce in all material respects, restrictive or other covenants, stipulations and obligations benefiting its Property (to the extent commercially reasonable to do so and where it is actually aware of the same) and not waive, release or vary (or agree to do so) the material obligations of any other party thereto in any material respect; and

(c)           promptly take all such steps (including, without limitation, the execution, completion and delivery of documentation, returns, forms and certificates; the answering of any questions or correspondence from any Tax authority or any land registry, the payment of any fees, penalties, tax and interest), as may be necessary to enable its title to its Property and the Security Interest expressed to be created, to be validly registered at any relevant land registry, to the extent (in the case of registering any Security Interest) not being performed by counsel to the Finance Parties).

23.2         Repair

Each Propco will or will procure that it will repair and keep in good and substantial repair and condition its Property and any other machinery and equipment forming part of its Property.

23.3         Pay rents, charges and Taxes

Each Propco will punctually pay or cause to be paid and indemnify the Agent within fifteen Business Days of written demand (and as a separate covenant any Receiver or Receivers appointed by it) against all existing and future material rents, Taxes, fees, renewal fees, charges, assessments, impositions and outgoings whatsoever whether imposed by agreement or by statute or otherwise and whether in the nature of capital or revenue and even though of a wholly novel character which now or at any time during the continuance of the security constituted by or pursuant to this Agreement are payable in respect of its Property or any part thereof.

23.4         Entry to Inspect

(a)           Each Propco shall permit the Agent to enter a Property for inspection purposes with or without agents appointed by it provided that the foregoing right may only be exercised:

(i)            not more than once in any Financial Quarter; or

(ii)           at any reasonable time, on reasonable notice, if an Event of Default is continuing,

and at the sole cost of the Agent and the Lenders.

(b)           The exercise by the Agent of its powers under this clause 23.4 will not render any Finance Party liable to amount as mortgagee in possession.

23.5         Insurance

(a)           The Obligors ensure that there is effected and maintained at all times the insurance required as a prudent company in the same business as such Propco would effect, such insurance to include:

(i)            business interruption insurance for the period of restoration plus an extended period of 12 months following the resumption of operations;

(ii)           third party liability insurance in respect of the Properties; and

(iii)          property owners public liability insurance.

(b)           All insurances required under this clause must be with an insurance company or underwriter that has a required rating.

(c)           The Obligors shall ensure at all times that (subject to availability in the relevant market in respect of terrorism insurance) all Insurance Policies in respect of the Properties contain:

(i)            a term providing that the Security Trustee (as agent and trustee for the Finance Parties) is named as co-insured and first loss payee on all insurance policies in respect of amounts over £20,000;

(ii)           a waiver of subrogation clause and a mortgagee clause whereby such Insurance Policy will not be vitiated or avoided as against a mortgagee or security holder in the event of or as a result of any misrepresentation, act, neglect or failure to make disclosure on the part of the insured party (other than the Finance Parties);

(iii)          terms prohibiting the insurer from vitiating or avoiding any Insurance Policy in respect of a Property as against a mortgagee in the event of any misrepresentation, act, neglect or failure to make full disclosure on the Propco’s part or on the part of the tenant provided that the mortgagee shall as soon as reasonably practicable on becoming aware thereof give notice to the relevant insurer. If, as a condition of maintaining the Insurance Policy, the insurer requires that an additional premium is payable, the relevant Propco shall pay such additional premium or procure that such premium is paid within the time period specified by the insurer;

(iv)          terms providing that it shall not be invalidated so far as the Agent is concerned for failure to pay any premium due including any additional premium under paragraph (c)(iii) above without the insurer first giving to the Agent not less than ten days’ written notice; and

(v)           terms under which:

(A)          all proceeds paid under such Insurance Policy of £20,000 or more in respect of any claim or series of related claims are paid to the Security Trustee as first loss payee, all other proceeds being paid to the relevant member of the Group;

(B)           if notified by the Agent that an Event of Default is continuing, all proceeds under the business interruption insurance shall be paid to the Agent. In all other circumstances, such proceeds shall be paid to the relevant member of the Group.

(d)           The Agent may request an Obligor to ensure that the Agent is provided with details of any Insurance Policy and may, if it reasonably considers that clause 23.5(a) is not complied with, require the relevant Obligors to ensure that the amount insured is increased by, and/or amend the category of risks covered by, any such Insurance Policy to such extent and in such manner as the Agent, acting reasonably, may consider necessary to comply with clause 23.5(a) and the relevant Obligors will as soon as reasonably practicable ensure that such request is complied with.

(e)           The Obligors will:

(i)            ensure that there has been given to the Agent such information in connection with the Insurance Policies as they may receive under the terms of the Management Agreement and shall ensure that the Agent is notified of renewals made and material variations or cancellations of Insurance Policies made or, to the knowledge of the relevant Obligor, threatened or pending;

(ii)           ensure that the Agent is notified of any material changes to its insurance cover made from time to time;

(iii)          not do or permit anything to be done which may make void or voidable any Insurance Policy; and

(iv)          duly and punctually ensure that all premiums are paid (including any additional premium under paragraph (c)(iii) above) and ensure other monies payable under all Insurance Policies are paid and promptly, upon request by the Agent, ensure that the Agent is provided with a copy or sufficient extract of every Insurance Policy together with the premium receipts or other evidence of the payment thereof. If the relevant Obligors fail to pay any premium or additional premium, the Agent shall be entitled to do so on its behalf and such Obligor shall reimburse such amounts to the Agent on demand.

(f)            The Obligors shall at all times ensure that each policy relating to ownership insurance in relation to a Property will name each Propco as an additional insured with the Security Trustee named as first loss payee and will ensure that each Insurance Policy contains a provision under which, save as otherwise provided in this Agreement, the proceeds of the insurance are payable directly to the Agent.

(g)           If the Obligors do not comply with their obligations in respect of any Insurance Policy, the Agent may (without any obligation to do so) effect or renew any such Insurance Policy in its own name (and not in any way for the benefit of that Obligor) and the monies expended by the Agent on so effecting or renewing any such insurance shall be reimbursed by the Obligors to the Agent on demand.

(h)           Subject to the terms of any relevant Lease Agreement all proceeds of insurance in respect of the Properties shall be used in accordance with clause 8 (Mandatory prepayment) subject to terms of the Insurance Policy and unless otherwise specified in this Agreement.

23.6         Compulsory Acquisition

(a)           Each Propco shall promptly notify the Agent if any government agency or authority makes an order for the compulsory purchase of any part of a Property.

(b)           On receipt of a notice in accordance with paragraph (a) above, the Agent shall be entitled to required a revised Valuation of that Property (at the cost of the Borrowers), which Valuation shall ignore any part of that Property the subject of that compulsory purchase.

23.7         Management Arrangements

No Propco shall appoint a manager of its Property (other than pursuant to the Management Agreements) without the prior written approval of the Agent (such approval not to be unreasonably withheld or delayed).

23.8         Other Agreements

Each Propco shall comply in all material respects with the terms of all agreements, assignments, contracts, conveyances, grants and other agreements and documents for the time being binding on it or affecting its Property for or its use or enjoyment and not take any action which, or omit to take any action the omission which, results in any of its interests or estates in its Property being adversely affected, in each case where failure to act or where such act or non-compliance would be reasonably likely to have a Material Adverse Effect.

23.9         Obligation under leases

Each Propco shall punctually pay the rents reserved by and observe and perform in all material respects the other material covenants, agreements or obligations on its part to be observed and performed which are contained in any lease, agreement for lease, tenancy agreement or licence to occupy relating to any Property and enforce the observance and performance by the landlord or licensor of its material obligations under any such document.

23.10       Notices

Each Propco shall supply to the Agent copies of any notice, order or proposal affecting its Property in each case which could reasonably be expected to have a Material Adverse Effect (if not already supplied pursuant to other provisions of this Agreement):

(a)           within seven days of receipt where it is received from any competent authority or tenant; and

(b)           within three days of receipt where it is received from any landlord,

(c)           and consult with the Agent as to the action to be taken in respect of such notice.

23.11       Building Operations

(a)           Each Opco shall complete with reasonable expedition any building operations to the reasonable satisfaction of any competent authority and any Health Authority and in conformity with all requisite planning and by-law consents where failure to do so would be reasonably likely to have a Material Adverse Effect.

(b)           Each Propco shall:

(i)                                     comply with any conditions attached to any planning permission and comply with all agreements or undertakings under any planning legislation and (save as permitted by clause 23.12 (Restrictions)) not carry out any development on or of any Property; and

(ii)                                  not make any application for any planning permission or enter into any agreements or undertakings under any planning legislation without the prior written consent of the Agent (acting reasonably).

23.12       Restrictions

No Propco shall without the prior written consent of the Agent:

(a)                                  save in the ordinary course of business, carry out any building work on its Property, or make any structural alteration to any building on its Property or apply for any planning consent for the development or change of use of its Property, or at any time sever, remove or dispose of any fixture on it if any such action would be reasonably likely to have a Material Adverse Effect; or

(b)                                 enter into any onerous or restrictive obligation affecting its Property or create or permit to arise any overriding interest or any easement or right whatever in or over it which would be reasonably likely to have a Material Adverse Effect.

24                                  General undertakings

The undertakings in this clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.1                           Authorisations

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect and, if so requested by any Lender (through the Agent), supply certified copies to the Agent of, any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)            enable it to perform its obligations under the Transaction Documents;

(ii)           ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document; and

(iii)          carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

24.2                           Compliance with laws

Each Obligor shall (and the Parent shall ensure that each member of the Group will) comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

24.3                           Management Agreements

(a)           No Obligor will amend, vary, novate, supplement, supersede, waive or terminate any term of its Management Agreement in any material respect.

(b)           Each Obligor will observe and comply with each obligation contained in its Management Agreement in all material respects.

(c)           No Obligor shall appoint a manager of its Business without the prior written approval of the Agent (such approval not to be unreasonably withheld or delayed).

24.4                           Environmental compliance

Each Obligor shall (and the Parent shall ensure that each member of the Group will):

(a)           comply with all Environmental Law;

(b)           obtain, maintain and ensure compliance with all requisite Environmental Permits; and

(c)           implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

24.5                           Environmental claims

(a)           Each Obligor shall (through the Parent) promptly upon becoming aware of the same, inform the Agent in writing of:

(i)            any Environmental Claim against any member of the Group which is current, pending or threatened; and

(ii)           any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, is reasonably likely to be adversely determined and if so determined against that member of the Group, would be reasonably likely to have a Material Adverse Effect.

(b)           Each Obligor shall (through the Parent), promptly upon notification of the same, inform the Agent in writing of any failure to comply with any health or hygiene law or regulation, rectify such failure and comply with any terms and conditions of such notice in each case where failure to do so has or is reasonably likely to have a Material Adverse Effect.

(c)           Each Obligor shall indemnify each Finance Party against any loss or damage incurred by that Finance Party (acting reasonably) as a result of any actual or alleged breach by the Obligors of any Environmental Law.

24.6         Taxation

(a)           Each Obligor shall (and the Parent shall ensure that each member of the Group will):

(i)            ensure that any stamp duty or stamp duty land tax payable in respect of the Transaction Documents or any related document or in respect of any Property acquired after the date of this Agreement is promptly paid within the time period allowed without incurring penalties;

(ii)           pay and discharge all Taxes due and payable by or assessed upon it within the time period allowed without incurring penalties unless and only to the extent that:

(A)          such payment is being contested in good faith;

(B)           adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under clause 22.1 (Financial definitions); and

(C)           such payment can be lawfully withheld and failure to pay those Taxes does not have, or is not reasonably likely to have, a Material Adverse Effect;

(iii)          maintain its tax residence solely in its jurisdiction of incorporation;

(iv)          in the case of an Obligor incorporated in Jersey which is zero rated pursuant to Article 123C of the Income Tax (Jersey) Law 1961 from Jersey income tax, not have its tax residence in a jurisdiction outside Jersey;

(v)           not surrender trading losses or other amounts eligible to be surrendered by way of group relief (in accordance with Chapter IV Part X of the Taxes Act) except insofar as such surrender is made between any of the following: the Company or any Opco;

(vi)          in the case of any Obligor incorporated in Jersey maintain its tax rate at zero pursuant to Article 123C of the Income Tax (Jersey) Law 1961;

(vii)         promptly deal with all requisitions in respect of any land transaction return form and shall ensure that a certificate of payment is issued by HM Revenue & Customs as soon as possible;

(b)                                 No member of the Group may change its residence for Tax purposes.

(c)                                  Where liability to any Tax (including stamp duty and stamp duty land tax) is being contested and the Agent considers that failure to pay such Tax is likely to have a Material Adverse Effect, such Tax, together with any interest or penalty, shall be promptly paid upon request by the Agent within the time period allowed without incurring penalties.

(d)                                 If any Obligor fails to comply with clause 24.6(c), the Agent may pay the relevant Tax together with any interest or penalty and the relevant Obligor shall promptly on demand indemnify the Agent for such amount so paid.

(e)                                  Each Obligor shall promptly on demand indemnify each Finance Party for any loss incurred as a consequence of failure to comply with clauses 24.6(a), (b) or (c).

(f)                                    The Parties acknowledge that in relation to any action taken by the Agent under clause 24.6(d) the Agent is acting as agent of the Borrower.

24.7         VAT status

No Obligor shall form or be a member of any Value Added Tax group for the purposes of section 43 of the Value Added Tax Act 1994 other than a group the other member or members of which are any Opco or the Company only.

24.8         Withholding tax

No Obligor shall take any action which will prejudice any approval under the Taxation of Income (Non-Resident Landlords) Regulations 1995 for an Opco to pay rent to the relevant Propco without making any deduction or withholding for or on account of UK income tax.

24.9         Merger

No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

24.10       Change of business

(a)           The Parent shall procure that no substantial change is made to the general nature or scope of the business of the Parent, the Obligors or the Group taken as a whole from that carried on by the Group at the date of this Agreement.

(b)           The Parent shall, and shall procure that each member of the Group shall, have the right and is duly qualified to conduct its business from time to time and does conduct its business in all Relevant Jurisdictions in accordance with established operating procedures for Care Homes and as required by any Health Authority, local authority or otherwise and does all things reasonably necessary to obtain, preserve and keep in full force and effect all rights necessary for the conduct of its business, including all franchises, contracts, licences, consents, the failure to ensure which or the absence of which would or would be reasonably likely to have a Material Adverse Effect.

24.11       Acquisitions

(a)           No Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)                                     acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)                                  incorporate a company.

(b)           Clause 24.11(a) does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is a Permitted Acquisition or a Permitted Transaction.

24.12       Joint ventures

No Obligor shall (and the Parent shall ensure that no member of the Group will):

(a)                                  enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)                                 transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

24.13       Holding Companies

Neither the Parent nor the Company shall trade, carry on any business, own any assets or incur any liabilities except for:

(a)           the provision of administrative services (excluding treasury services) to other members of the Group of a type customarily provided by a holding company to its Subsidiaries;

(b)           ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and Cash Equivalent Investments but only if those shares, credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security;

(c)                                  in the case of each Propco, contracts for the development of and then ownership of the Property which belongs to it and incurring obligations customarily incidental thereto (including pursuant to the Lease Agreement) and the ownership and supply of F&E relating to the relevant Property; and

(d)                                 any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company.

24.14       Preservation of assets

Each Obligor shall (and the Parent shall ensure that each member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business where failure to so do is, or is reasonably likely to have a Material Adverse Effect.

24.15       Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party or Hedge Counterparty against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

24.16       Negative pledge

In this Agreement, Quasi-Security means an arrangement or transaction described in clause 24.16(b).

(a)           No Obligor shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)           No Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)            sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)           sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)          enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)          enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)           Clauses 24.16(a) and 24.16(b) do not apply to any Security or (as the case may be) Quasi-Security, which is Permitted Security or a Permitted Transaction.

24.17       Disposals

(a)           No Obligor shall (and the Parent shall ensure that no member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of all or any part of any asset.

(b)           Clause 24.17(a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)            a Permitted Disposal (other than a disposal, to another member of the Group, of a creditor’s rights under a Structural Intra-Group Loan);

(ii)           a Permitted Transaction (other than a disposal, to another member of the Group, of a creditor’s rights under a Structural Intra-Group Loan).

24.18       Arm’s length basis

(a)                                  No Obligor shall (and the Parent shall ensure no member of the Group will) enter into any transaction with any person except on arm’s length terms and for full market value.

(b)           Clause 24.19(a) (Loans or credit) does not apply to:

(i)            intra-Group loans permitted under clause 24.19 (Loans or credit);

(ii)           fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Agent under clause 4.1 (Initial conditions precedent) or agreed by the Agent; or

(iii)          any Permitted Transaction.

24.19       Loans or credit

(a)                                  No Obligor shall (and the Parent shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)                                 Clause 24.19(a) does not apply to a Permitted Loan or a Permitted Transaction.

24.20       No Guarantees or indemnities

(a)           No Obligor shall (and the Parent shall ensure that no member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)           Clause 24.20(a) does not apply to a Permitted Guarantee or a Permitted Transaction.

24.21       Dividends and share redemption

(a)           Except as permitted under the Intercreditor Deed, the Parent shall not (and the Parent shall ensure that no member of the Group will):

(i)            declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)           repay or distribute any dividend or share premium reserve;

(iii)          pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Parent; or

(iv)          redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)           Clause 24.21(a) does not apply to a Permitted Distribution.

24.22       Profit Participation Deed

Except as permitted under the Intercreditor Deed, the Parent and the Company shall not (and the Parent ensure that no other member of the Group will):

(a)           repay or prepay any principal amount (or capitalised interest) outstanding under the Profit Participation Deed; or

(b)           pay any interest, fee or charge accrued or due under the Profit Participation Deed.

24.23       Financial Indebtedness

(a)           No Obligor shall (and the Parent shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)           Clause 24.23(a) does not apply to Permitted Financial Indebtedness or a Permitted Transaction.

24.24       Share capital

(a)           No Obligor shall (and the Parent shall ensure no member of the Group will) issue any shares.

(b)           Clause 24.24(a) does not apply to a Permitted Share Issue.

24.25       Insurance

(a)                                  Each Obligor shall (and the Parent shall ensure that each member of the Group will) effect and maintain, in a form and amount and with an insurance company or underwriters acceptable to the Security Trustee such insurance on and in respect of its business and its assets as the Security Trustee considers a prudent company carrying on the same or substantially similar business as such member of the Group would effect, including comprehensive all risks insurance cover (including terrorism) against the full reinstatement value of each Property and at least 3 years’ loss of rent for each Property.

(b)                                 The Company shall (and the Parent shall ensure that each Obligor will) procure, promptly upon request, that there is given to the Security Trustee copies of the insurance in which that Obligor has an interest and such other information in connection with them as the Security Trustee may reasonably require as soon as reasonably practicable.

24.26       Pensions

(a)                                  The Parent shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group and/or any of its employees are fully funded based on sections 221 and 222 of the Pensions Act 2004 and that no action or omission is taken by any member of the Group in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any member of the Group ceasing to employ any member of such a pension scheme).

(b)                                 The Parent shall promptly notify the Agent of any material change in the rate of contributions to any pension schemes mentioned in clause 24.26(a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

24.27       Access

Each Obligor shall (and the Parent shall ensure that each member of the Group will) (not more than once in every Financial Year unless the Agent reasonably suspects a Default is continuing or may occur) permit the Agent and/or the Security Trustee and/or accountants or other professional advisers and contractors of the Agent or Security Trustee free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor or the Parent to:

(a)           the premises, assets, books, accounts and records of each member of the Group; and

(b)           meet and discuss matters with the Management.

24.28       Service contracts

The Parent must ensure that there is in place in respect of each Obligor qualified management with appropriate skills.

24.29       Intellectual Property

Each Obligor shall (and the Parent shall ensure that each member of the Group will):

(a)                                  preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant member of the Group;

(b)                                 use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)                                  make registrations and pay all registration fees and Taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)                                 not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

(e)                                  not discontinue the use of the Intellectual Property,

where failure to do so is reasonably likely to have a Material Adverse Effect.

24.30       Transaction Documents

(a)           No Obligor shall (and the Parent shall ensure that no member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document or any other document delivered to the Agent pursuant to clause 4.1 (Initial conditions precedent) or clause 28 (Changes to the Obligors) or enter into any Agreement with any shareholders of the Parent or any of their Affiliates which is not a member of the Group except in writing:

(i)            in accordance with the provisions of clause 38 (Amendments and waivers);

(ii)           to the extent that that amendment, variation, novation, supplement, superseding, waiver or termination is permitted by the Intercreditor Deed;

(iii)          prior to or on the first Utilisation Date with the prior written consent of the Original Lender; or

(iv)          after the first Utilisation Date, in a way which:

(A)          could not be reasonably expected materially and adversely to affect the interests of the Lenders; and

(B)           the Agent, having been given at least 14 days prior notice of such action, is of the opinion that such action is not materially detrimental to the interests of the Lenders.

(b)           The Parent shall promptly supply to the Agent a copy of any document relating to any of the matters referred to in clause 24.30(a)(i) to 24.30(a)(iv) above.

(c)           Each Obligor shall (and the Parent shall ensure that each member of the Group will) comply with the material terms of all Transaction Documents to which it is party.

24.31       Financial assistance

Any Obligor which is incorporated in any jurisdiction other than England and Wales and Jersey shall comply with any law or regulation on financial assistance or its equivalent in that jurisdiction.

24.32       Group bank accounts

Each Obligor shall (and the Parent shall ensure member of the Group will) ensure that all its bank accounts shall be opened and maintained with a Finance Party or an Affiliate of a Finance Party and are subject to valid Security under the Transaction Security Documents.

24.33       Treasury transactions

No Obligor shall (and the Parent will ensure that no member of the Group will) enter into any Treasury Transaction, other than the hedging transactions contemplated by the Hedging Agreements.

24.34       Compliance with Hedging Agreements

The Parent shall ensure that all exchange rate and interest rate hedging arrangements under the Hedging Agreements are not terminated, varied or cancelled without the prior written consent of the Agent, save as permitted by the Intercreditor Deed.

24.35       Management

Unless the Original Lender’s Commitments are less than 50% of the Total Commitments:

(a)           no Obligor may appoint a chief executive officer or head of Sunrise UK, or equivalent officer, in addition or in replacement of any such officer without the prior written consent of the Original Lender (such consent not to be unreasonably withheld or delayed); and

(b)           upon and after satisfaction of 24.45(a) (Conditions subsequent), each Obligor shall have a non-executive director (acceptable to the Original Lender), such director holding only consultation rights.

24.36       Auditors

The Parent shall ensure that the auditors of each member of the Group are Auditors.

24.37       Further assurance

(a)           Each Obligor shall (and the Parent shall ensure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Trustee may reasonably specify (and in such form as the Security Trustee may reasonably require) in favour of the Security Trustee or its nominee(s):

(i)            to create, perfect, protect and maintain the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Trustee or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)           to confer on the Security Trustee or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)          (if an Event of Default is continuing) to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)           Each Obligor shall (and the Parent shall ensure each member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee or the Finance Parties by or pursuant to the Finance Documents.

24.38       NMS Regulations and Health and Safety

Each Obligor will:

(a)           comply in full in all material respects with the NMS Regulations if failure to do so would materially adversely affect the trade or business carried on in any of the Portfolio Assets;

(b)           carry out security checks on new employees in accordance with the NMS Regulations; and

(c)           meet in all material respects the standards required by the NMS Regulations in relation to policies, procedures and records in relation to the handling of medicines, staff training and human resources generally if failure to do so would materially adversely affect the trade or business carried on in any of the Portfolio Assets.

24.39       Essential Standards of Quality and Safety

Each Obligor will (and will procure that each Registered Manager will):

(a)           comply in full in all material respects with the ESQS if failure to do so;

(b)           could reasonably be expected to have a Material Adverse Effect; and

(c)           meet the standards required by the ESQS in relation to policies, procedures and records in relation to the handling of medicines, staff training and human resources generally if failure to do so could reasonably be expected to have a Material Adverse Effect.

24.40       CQC and CSSIW recommendations and actions

(a)           Material recommendations and material requirements raised in the latest CSSIW Inspection Reports in connection with any Portfolio Asset have been addressed with the CSSIW in all respects within the prescribed time periods if failure to do so could reasonably be expected to have a Material Adverse Effect.

(b)           Improvement actions, compliance actions or warning notice actions set by the CQC in connection with any Portfolio Asset have been addressed with the CQC in all respects and within any prescribed time periods if failure to do so could reasonably be expected to have a Material Adverse Effect.

24.41       Welsh Care Standards

Each Obligor shall comply in full with the provisions of the Welsh Care Standards if failure to do so could reasonably be expected to have a Material Adverse Effect.

24.42       Health and Social Care Standards

Each Obligor shall (and shall procure that each Registered Manager shall) comply in full with the provisions of the Health and Social Care Standards if failure to do so could reasonably be expected to have a Material Adverse Effect.

24.43       Licences and Consents

All material Authorisations of governmental, judicial and public bodies and authorities required to be held by each Member of the Group in connection with the operation of the Portfolio Assets as care homes and the operation of each Member of the Group have been and are in full force and effect and there has been no material default outstanding in the performance of any of the terms or conditions which would be likely to give rise to termination of such Authorisations.

24.44       Syndication and securitisation

The Parent shall on request provide reasonable assistance to the Arranger and the Agent in any syndication and/or Securitisation of the Facility and in the preparation of any information memorandum or other investor documentation (including, without limitation, by making Management available for the purpose of making presentations to, or meeting, potential lending institutions and investors) and will comply with all reasonable requests for information from potential syndicate members, investors, the Arranger and the Agent prior to completion of syndication and/or Securitisation including, without limitation:

(a)           co-operating with any rating agency;

(b)           executing amendments to the Transaction Documents as are required for a Securitisation; and

(c)           complying with any listing or similar rules that may apply as a result of any Securitisation.

24.45       Conditions subsequent

(a)           The Parent shall, as soon as a suitable candidate can be found but in any event by no later than 30 days of the date of the Amendment and Restatement Agreement, ensure that each member of the Group has appointed a non-executive director (acceptable to the Original Lender) such director holding only consultation rights.

(b)           The Parent shall procure that Dawn Opco Limited shall, as soon as practicable but in any event no later than 3 Business Days after the date of the Amendment and Restatement Agreement and following receipt of the same from the Hedge Counterparty, execute a confirmation with the Hedge Counterparty to restructure the swap transaction in relation to the Facility on the terms agreed between the Parent and the Hedge Counterparty in the period immediately prior to the date of the Amendment and Restatement Agreement.

25           Events of Default

Each of the events or circumstances set out in this clause 25 is an Event of Default.

25.1         Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)           its failure to pay is caused by:

(i)            an administrative or technical error; or

(ii)           a Disruption Event; and

(b)           payment is made within 3 Business Days of its due date.

25.2         Financial covenants and other obligations

(a)           Subject to clause 22.4 (Cure) and clause 25.2(b), any requirement of clause 22 (Financial covenants) is not satisfied or an Obligor does not comply with any Material Provision.

(b)           No Event of Default under clause 25.2(a) will occur in respect of failure to satisfy 22.2(b) (Interest Cover), clause 22.2(c) (Net Operating Income (milestone test)), clause 22.2(d) (Net Operating Income (comparable quarter test)) or clause 22.2(e) (Average Daily Rate), unless such clause has also failed to have been satisfied on at least any one of its immediately preceding three testing dates under clause 22.3 (Financial testing).

(c)           An Obligor does not comply with any provision of any Transaction Security Document.

25.3         Other obligations

(a)           An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 25.1 (Non-payment) and clause 25.2 (Financial covenants and other obligations)).

(b)           No Event of Default under clause 25.3(a) will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of:

(i)            the Agent giving notice to the Parent or relevant Obligor; and

(ii)           the Parent or the relevant Obligor becoming aware of the failure to comply.

25.4         Misrepresentation

(a)           Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

(b)           No Event of Default under clause 25.4(a) will occur if:

(i)            the event or circumstance causing the representation or statement to be incorrect or misleading is capable of remedy; and

(ii)           such Obligor shall have remedied such event or circumstance within 15 Business Days after the earlier of:

(A)          the relevant Obligor becoming aware of such incorrect or misleading representation or statement; and

(B)           receipt by the relevant Obligor of written notice from the Agent to such Obligor requiring the event or circumstance to be remedied.

25.5         Cross default

(a)           Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)           Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)           Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)           Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)           No Event of Default will occur under this clause 25.5 if in respect of an Opco only, the aggregate amount of Financial Indebtedness falling within clause 25.5(a) to 25.5(d) (inclusive) is less than £500,000 (or its equivalent in any other currency or currencies).

25.6         Insolvency

(a)           A member of the Group or Sunrise Senior Living, Inc. is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law (in each case other than in respect of debts owed by an Opco to a Propco and in each case other than by reason of the value of its assets being less than the amount of its liabilities), suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with its creditors (other than the Finance Parties or any of them) with a view to rescheduling any of its indebtedness.

(b)           A moratorium is declared in respect of any indebtedness of any member of the Group or Sunrise Senior Living, Inc.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

25.7         Insolvency proceedings

(a)           Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)            the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group or Sunrise Senior Living, Inc.;

(ii)           a composition, compromise, assignment or arrangement with any creditor of any member of the Group or Sunrise Senior Living, Inc.; or

(iii)          the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or Sunrise Senior Living, Inc. or any of its assets;

or any analogous procedure or step is taken in any jurisdiction.

(b)           Clause 25.7(a) shall not apply to any winding-up petition which is frivolous or vexatious or is discharged, stayed or dismissed within 14 days of commencement or a transaction agreed by the Majority Lenders.

25.8         Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Group having an aggregate value of £500,000 and is not discharged within 14 days of the commencement of such process.

25.9         Security enforcement

Any Security Interest over assets of a member of the Group (provided that for any security set out in paragraphs (a) and (c) of the definition of Permitted Security it has an aggregate value for the Group greater than £100,000) becomes enforceable or is enforced.

25.10       Unlawfulness and invalidity

(a)           It is or becomes unlawful for an Obligor, or any other member of the Group that is a party to the Intercreditor Deed, to perform any of its obligations under the Finance

Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Deed is or becomes unlawful.

(b)           Any obligation or obligations of any Obligor under any Finance Documents or any other member of the Group under the Intercreditor Deed are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)           Any Finance Document ceases to be in full force and effect or any Transaction Security, or any subordination created under the Intercreditor Deed, ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

25.11       Intercreditor Deed

(a)           Any party to the Intercreditor Deed (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Deed; or

(b)           a representation or warranty given by that party in the Intercreditor Deed is incorrect in any material respect,

and, if the non-compliance or circumstances giving rise to the misrepresentation or breach of warranty are capable of remedy, it is not remedied within 14 days of the earlier of the Agent giving notice to that party or that party becoming aware of the non-compliance,  misrepresentation or breach of warranty.

25.12       Management Agreements

Any person party to a Management Agreement fails to comply with the material provisions of, or does not perform its material obligations under, a Management Agreement.

25.13       Cessation of business

Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a Permitted Disposal.

25.14       Change of ownership

An Obligor (other than the Parent) ceases to be a wholly-owned Subsidiary of the Parent.

25.15       Audit qualification

The Auditors of the Group qualify the Annual Financial Statements of the Parent in a manner which can be reasonably expected to be materially adverse to the interests of the Finance Parties.

25.16       Repudiation and rescission of agreements

(a)           An Obligor (or any other relevant party other than a Finance Party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

(b)           Any party to the Intercreditor Deed (other than a Finance Party) rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is reasonably likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

25.17       Expropriation

By or under the authority of any agency of any state all or a material part of the assets of a member of the Group are seized, nationalised, expropriated or compulsorily acquired and taking into account the amount and timing of any compensation payable such even has or could reasonably be expected to have a Material Adverse Effect.

25.18       Litigation

Any litigation, arbitration or administrative or regulatory proceeding is commenced by or against a member of the Group which could reasonably be expected to be adversely determined and, if so determined, could reasonably be expected to have (whether by itself or together with any related claims) a Material Adverse Effect.

25.19       Judgement Default

Any member of the Group fails to comply with a binding, final non-appealable judgement or order to pay an amount where the aggregate amount for all members of the Group subject to any such failure exceeds £100,000.

25.20       Material adverse change

Any event or circumstance occurs which has or could reasonably be expected to have a material adverse effect on the ability of any Obligor to meet its payment obligations under the Finance Documents after taking into account the financial resources available to it and other members of the Group.

25.21       Health Care Standards

(a)           A Revocation Event has occurred and is continuing at any time where that event could reasonably be expected to have a Material Adverse Effect.

(b)           In this clause:

(i)            Revocation Event means:

(A)          a notice or order is issued under the Welsh Care Standards requiring a member of the Group to suspend or terminate the provision of healthcare or other services at any Portfolio Asset occupied by it;

(B)           a notice or order is issued under the Health and Social Care Standards which requires a member of the Group to suspend or terminate the provision of healthcare or other services at any Portfolio Asset occupied by it;

(C)           any operating licence or registration required by any Health Authority which is necessary for the operation of any Portfolio Asset is not maintained;

unless a member of the Group demonstrates to the satisfaction of the Agent that:

(A)          the relevant person is not entitled to serve the notice or to order any such termination or suspension and such member of the Group is contesting the notice, such suspension or termination in good faith and is diligently pursuing appropriate proceedings; or

(B)           in respect of a notice under clause 25.21(b)(i)(B), a member of the Group is making representations in good faith under the Health and Safety Care Standards, and such Revocation Event ends (including, without limitation, any such suspension, cancellation or termination is rescinded and such licences or registrations are again in full force and effect) within 60 days of commencement of the Revocation Event; and

(ii)           a Revocation Event is continuing if:

(A)          the notice or order that gave rise to the Revocation Event has not been cancelled or withdrawn or complied with;

(B)           any operating licence or registration required by any Health Authority which is necessary for the operation of any of the Portfolio Assets is not maintained; or

(C)           the provision of healthcare or other services the termination or suspension of which gave rise to the Revocation Event has not lawfully recommenced or resumed.

25.22       Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Parent:

(a)           cancel the Total Commitments at which time they shall immediately be cancelled;

(b)           declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c)           declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)           exercise or direct the Security Trustee to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

26                                  Changes to the Lenders

26.1                           Assignments and transfers by the Lenders

Subject to this clause 26 and to clause 27 (Restriction on Debt Purchase Transactions), a Lender (Existing Lender) may:

(a)           assign any of its rights; or

(b)           transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in, or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (New Lender).

26.2         Conditions of assignment or transfer

(a)           An assignment will only be effective on:

(i)                                     receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;

(ii)                                  the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Deed; and

(iii)                               the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(b)           A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Deed and if the procedure set out in clause 26.5 (Procedure for transfer) is complied with.

(c)           If:

(i)            a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)           as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 15  (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(d)           Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

26.3         Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer:

(a)           to an Affiliate of a Lender; or

(b)           to a Related Fund,

the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £3,000.

26.4         Limitation of responsibility of Existing Lenders

(a)           Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)            the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)           the financial condition of any Obligor;

(iii)          the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

(iv)          the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)           Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)            has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)           will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities and of the risks arising under or in connection with the Finance Documents on the terms set out in clause 29.15 (Credit appraisal by the Lenders) whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)           Nothing in any Finance Document obliges an Existing Lender to:

(i)            accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 26; or

(ii)           guarantee, indemnify or otherwise hold harmless a New Lender in respect of any cost, loss or liability directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

26.5         Procedure for transfer

(a)           Subject to the conditions set out in clause 26, a transfer is effected in accordance with clause 26.5(c) when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to clause 26.5(b), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.  Each Obligor and each Finance Party (other than the Existing Lender and the Agent) irrevocably authorises the Agent to execute on its behalf each duly completed Transfer Certificate delivered to the Agent and acknowledges that it will be bound by such transfer.

(b)           The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)           Subject to clause 26.10 (Pro rata interest settlement), on the Transfer Date:

(i)            to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (Discharged Rights and Obligations);

(ii)           each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)          the Agent, the Arranger, the Security Trustee, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Trustee and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)          the New Lender shall become a Party as a Lender.

26.6         Procedure for assignment

(a)           Subject to the conditions set out in clause 26.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with clause 26.6(c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to clause 26.6(b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)           The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)           Subject to clause 26.10 (Pro rata interest settlement), on the Transfer Date:

(i)            the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)           the Existing Lender will be released from the obligations (Relevant Obligations) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)          the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)           Lenders may utilise procedures other than those set out in this clause 26.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clause 26.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 26.2 (Conditions of assignment or transfer).

26.7         Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Parent a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

26.8         Accession of Hedge Counterparties

Any person which becomes a party to the Intercreditor Deed as a Hedge Counterparty shall, at the same time, become a Party to this Agreement as a Hedge Counterparty in accordance with clause 18.8 (Creditor/Agent Accession Undertaking) of the Intercreditor Deed.

26.9         Security over Lenders’ rights

In addition to the other rights provided to Lenders under this clause 26, each Lender may without consulting with or obtaining consent from any Obligor, at any time create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)           any Security to secure obligations to a federal reserve or central bank; and

(b)           in the case of any Lender which is a fund any Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such Security shall:

(i)            release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant Security for the Lender as a party to any of the Finance Documents; or

(ii)           require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

26.10       Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to clause 26.5 (Procedure for transfer) or any assignment pursuant to clause 26.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)                                  any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)                                 the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i)            when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(ii)           the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 26.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

27                                  Restriction on Debt Purchase Transactions

27.1                           Prohibition on Debt Purchase Transactions by the Group

The Parent shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is and/or be a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.

27.2                           Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates

(a)           For so long as a Sponsor Affiliate (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(i)                                     in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero; and

(ii)           for the purposes of clause 38.3 (Exceptions), such Sponsor Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless in the case of a person not being a Sponsor Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(b)           Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Sponsor Affiliate (Notifiable Debt Purchase Transaction), such notification to be substantially in the form set out in part 1 (Form of Notice on Entering into Notifiable Debt Purchase Transaction) of schedule 14.

(c)           A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)            is terminated; or

(ii)           ceases to be with a Sponsor Affiliate,

such notification to be substantially in the form set out in part 2 (Form of Notice on Termination of Notifiable Debt Purchase Transaction / Notifiable Debt Purchase Transaction ceasing to be with Sponsor Affiliate) of schedule 14.

(d)           Each Sponsor Affiliate that is a Lender agrees that:

(i)                                     in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)                                  in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

28                                  Changes to the Obligors

28.1                           Assignment and transfers by Obligors

No Obligor or any other member of the Group may assign any of its rights or transfer (or enter into any transaction or purported transaction the effect of which is to give rise to a trust in respect of) any of its rights or obligations under the Finance Documents.

28.2                           Additional Borrowers

(a)                                  Subject to compliance with the provisions of clause 21.11(c) and 21.11(d) (“Know your customer” checks), the Parent may request that any of its wholly owned Subsidiaries becomes a Borrower.  That Subsidiary shall become a Borrower upon satisfaction of each of the following conditions:

(i)            it is incorporated in the same jurisdiction as an existing Borrower and all the Lenders approve the addition of that Subsidiary;

(ii)           the Parent and that Subsidiary deliver to the Agent a duly completed and executed Accession Deed;

(iii)          the Subsidiary is (or becomes) a Guarantor prior to becoming a Borrower;

(iv)          the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower and the Parent confirms this; and

(v)           the Agent has received all of the documents and other evidence listed in part 3 (Conditions precedent required to be delivered by an Additional Obligor) of schedule 2 in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)           The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in part 3 (Conditions precedent required to be delivered by an Additional Obligor) of schedule 2.

(c)           Upon becoming an Additional Borrower that Subsidiary shall make any filings (and provide copies of such filings) as required by clause 14.2(k) (Tax gross-up) and clause 14.6(b) (HMRC DT Treaty Passport scheme confirmation) in accordance with those clauses.

28.3         Resignation of a Borrower

(a)           With the prior consent of all the Lenders, the Parent may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)           If a Borrower is the subject of a Third Party Disposal, the Parent may request that such Borrower (other than the Parent) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(c)           The Agent shall accept a Resignation Letter and notify the Parent and the other Finance Parties of its acceptance if:

(i)                                     the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)                                  the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents;

(iii)                               where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with clause 28.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Parent has confirmed this is the case); and

(iv)                              the Parent has confirmed that it shall ensure that any relevant Disposal Proceeds will be applied in accordance with clause 8 (Mandatory prepayment).

(d)           Upon notification by the Agent to the Parent of its acceptance of the resignation of a Borrower, that Party shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower except that the resignation shall not take effect (and the Borrower will continue to have rights and obligations under the Finance Documents) until the date on which the Third Party Disposal takes effect.

(e)           The Agent may, at the cost and expense of the Parent, require a legal opinion from counsel to the Agent confirming the matters set out in clause 28.3(c)(iii) and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it.

28.4         Additional Guarantors

(a)           Subject to compliance with the provisions of clause 21.11(c) (“Know your customer” checks) and 21.11(d) (“Know your customer” checks), the Parent may request that any of its wholly owned Subsidiaries become a Guarantor.

(b)           A member of the Group shall become an Additional Guarantor if:

(i)            the Parent and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and

(ii)           the Agent has received all of the documents and other evidence listed in part 3 (Conditions precedent required to be delivered by an Additional Obligor) of 2 in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(c)           The Agent shall notify the Parent and the other Finance Parties promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in part 3 (Conditions precedent required to be delivered by an Additional Obligor) of schedule 2.

28.5         Resignation of a Guarantor

(a)           The Parent may request that a Guarantor (other than the Parent or the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i)            that Guarantor is being disposed of by way of a Third Party Disposal and the Parent has confirmed this is the case; or

(ii)           subject to clause 3.2(b)(ii) (Amendments and waivers: Senior Lenders) of the Intercreditor Deed, all the Lenders have consented to the resignation of that Guarantor.

(b)           Subject to clause 18.11(a) (Resignation of a Debtor) of the Intercreditor Deed, the Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance upon satisfaction of each of the following conditions:

(i)            the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)           no payment is due from the Guarantor under clause 19.1 (Guarantee and indemnity);

(iii)          where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under clause 28.3 (Resignation of a Borrower); and

(iv)          the Parent has confirmed that it shall ensure that the relevant Disposal Proceeds will be applied, in accordance with clause 8 (Mandatory prepayment).

(c)           The resignation of that Guarantor shall not be effective until the date of the relevant Third Party Disposal at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

28.6         Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in clause 20.33 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

28.7         Resignation

If a Borrower or Guarantor is or is proposed to be the subject of a Third Party Disposal then:

(a)           the resignation of that Borrower or Guarantor shall not become effective until the date of that disposal; and

(b)           if the disposal of that Borrower or Guarantor is not made, the Resignation Letter of that Borrower or Guarantor shall have no effect and the obligations of that Borrower or Guarantor and the Transaction Security created or intended to be created by or over that Borrower or Guarantor shall continue in such force and effect as if that release had not been effected.

29           Role of the Agent, the Arranger and others

29.1         Appointment of the Agent

(a)           Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)           Each of the Arranger and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)           The Agent is authorised and regulated by the Financial Services Authority.  Nothing in this Agreement shall require the Agent to carry on an activity of the kind specified by any provision of Part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001 or to lend money to any Borrower in its capacity as Agent.

(d)           The fees, commissions and expenses payable to the Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Agent (or by any of its associates) in connection with any transaction effected by the Agent with or for the Lenders or the Parent.

29.2         Duties of the Agent

(a)           Subject to clause 29.2(c), the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)           Without prejudice to clause 26.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent), clause 29.2(a) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(c)           Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)           If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)           If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Trustee) under this Agreement it shall promptly notify the other Finance Parties.

(f)            The Agent shall provide to the Parent within 15 Business Days of a request by the Parent (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders (and any sub participant thereof where voting rights under the Finance Documents have been transferred of which the Agent is aware) as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

(g)           The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

29.3         Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

29.4         No fiduciary duties

(a)           Nothing in this Agreement constitutes the Agent and/or the Arranger as a trustee or fiduciary of any other person.

(b)           None of the Agent, the Security Trustee or the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

29.5         Business with the Group

The Agent, the Security Trustee and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.6         Rights and discretions

(a)           The Agent may rely on:

(i)            any representation, notice or document (including, without limitation, any notice given by a Lender pursuant to clause 27.2(b) or 27.2(c) (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates)) believed by it to be genuine, correct and appropriately authorised; and

(ii)           any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)           The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)            no Default has occurred (unless it has actual knowledge of a Default arising under clause 25.1 (Non-payment));

(ii)           any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised;

(iii)          any notice or request made by the Parent (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors; and

(iv)          no Notifiable Debt Purchase Transaction:

(A)          has been entered into;

(B)           has been terminated; or

(C)           has ceased to be with a Sponsor Affiliate.

(c)           The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)           The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)           The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)            Without prejudice to the generality of clause 29.6(e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Parent and shall disclose the same upon the written request of the Parent or the Majority Lenders.

(g)           Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent or the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(h)           The Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of clause 12.2(a)(ii) (Market disruption).

(i)            The Agent shall be entitled to deal with money paid to it by any person for the purposes of this Agreement in the same manner as other money paid to a banker by its customers except that it shall not be liable to account to any person for any interest (save in respect of the Mandatory Prepayment Accounts) or other amounts in respect of the money.

29.7         Majority Lenders’ instructions

(a)           Unless a contrary indication appears in a Finance Document, the Agent shall:

(i)            exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent); and

(ii)           not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)           Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Trustee.

(c)           The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)           In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)           The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This clause 29.7(e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or the Transaction Security Documents.

29.8         Responsibility for documentation

None of the Agent or the Arranger:

(a)           is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document, the Information Memorandum, the Reports or the transactions contemplated in the Finance Documents;

(b)           is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c)           is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.9         Exclusion of liability

(a)           Without limiting clause 29.9(b) (and without prejudice to the provisions of clause 32.11(e) (Disruption to Payment Systems etc), none of the Agent will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it (or any omission by it to act) under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)           No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent, in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent may rely on this clause subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

(c)           The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)           Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

29.10       Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within 3 Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 32.11 (Disruption to Payment Systems etc) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

29.11       Resignation of the Agent

(a)           The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent.

(b)           Alternatively the Agent may resign by giving notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent.

(c)           If the Majority Lenders have not appointed a successor Agent in accordance with clause 29.11(b) within 30 days after notice of resignation was given, the Agent (after consultation with the Parent) may appoint a successor Agent.

(d)           If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under clause 29.11(c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this clause 29 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)           The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)            The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)           Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 29.  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)           After consultation with the Parent, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with clause 29.11(b).  In this event, the Agent shall resign in accordance with clause 29.11(b).

29.12       Replacement of the Agent

(a)           After consultation with the Parent, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent.

(b)           The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)           The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 29.12 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)           Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

29.13       Confidentiality

(a)           In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)           If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)           Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger are obliged to disclose to any other person:

(i)            any confidential information; or

(ii)           any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

29.14       Relationship with the Lenders

(a)           Subject to clause 26.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)            entitled to or liable for any payment due under any Finance Document on that day; and

(ii)           entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than 5 Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)           Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with schedule 6 (Mandatory Cost Formula).

(c)           Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 34.6 (Electronic communication) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of clause 34.2 (Addresses) and clause 34.6(a)(iii) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.15       Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document and each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                  the financial condition, status and nature of each member of the Group;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)                                  whether that Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)                                 the adequacy, accuracy and/or completeness of the Information Memorandum, the Reports and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)                                  the right or title of any person in or to, or the value or sufficiency of any part of the Secured Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Secured Assets.

29.16       Base Reference Banks

If a Base Reference Bank (or, if a Base Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent may (in consultation with the Parent) appoint another Lender or an Affiliate of a Lender to replace that Base Reference Bank.

29.17       Agent’s management time

(a)           Any amount payable to the Agent under clause 16.3 (Indemnity to the Agent), clause 18 (Costs and expenses) and clause 29.10 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Parent and the Lenders, and is in addition to any fee paid or payable to the Agent under clause 13 (Fees).

(b)           Any cost of utilising the Agent’s management time or other resources shall include, without limitation, any such costs in connection with clause 27.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates).

29.18       Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent (in its capacity as such) under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.19       Reliance and engagement letters

Each Finance Party confirms that each of the Arranger, the Agent and the Security Trustee has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger, Agent or the Security Trustee) the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

30           Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)           interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)           oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)           oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31                                  Sharing among the Finance Parties

31.1                           Payments to Finance Parties

(a)           If a Finance Party (Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clauses 13.1 (Arrangement fee), 13.2 (Agency fee), 13.3 (Security Trustee fee) and 32 (Payment mechanics) (Recovered Amount), and applies that amount (or exercises any other right (including any right of set-off or combination) which it may have, in each case) to or towards the discharge of a payment due under the Finance Documents then:

(i)            the Recovering Finance Party shall, within 3 Business Days, notify details of the receipt or recovery or discharge to the Agent;

(ii)           the Agent shall determine whether the receipt recovery or discharge is in excess of the amount the Recovering Finance Party would have been paid had the receipt recovery or discharge been received or made by the Agent and distributed in accordance with clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)          the Recovering Finance Party shall, within 3 Business Days of demand by the Agent, pay to the Agent an amount (Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 32.6 (partial payments).

31.2         Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (Sharing Finance Parties) in accordance with clause 32.6 (partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

31.3         Recovering Finance Party’s rights

On a distribution by the Agent under clause 31.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

31.4         Reversal of redistribution

If any part of the Sharing Payment received or recovered (or which is deemed to have been received or recovered) by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)           each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (Redistributed Amount); and

(b)           as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

31.5         Exceptions

(a)           This clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(b)           A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)            it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)           the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

32           Payment mechanics

32.1         Payments to the Agent

(a)           On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)           Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

32.2         Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 32.3 (Distributions to an Obligor) and clause 32.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than 5 Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

32.3         Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with clause 33 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4         Clawback

(a)           Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)           If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

32.5         Impaired Agent

(a)           If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with clause 32.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents.  In each case such payments must be made on the due date for payment under the Finance Documents.

(b)           All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)           A Party which has made a payment in accordance with this clause 32.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)           Promptly upon the appointment of a successor Agent in accordance with clause 29.12 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this clause 32.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with clause 32.2 (Distributions by the Agent).

32.6         Partial payments

(a)           If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents to the Agent, the Arranger, the Security Trustee and the Lenders, the Agent shall (subject to the terms of the Intercreditor Deed) apply that payment towards the obligations of that Obligor under those Finance Documents to such parties in the following order:

(i)            first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Arranger and the Security Trustee under those Finance Documents;

(ii)           secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents to such parties;

(iii)          thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents to such parties; and

(iv)          fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents to such parties.

(b)           The Agent shall, if so directed by the Majority Lenders, vary the order set out in clause 32.6(a)(ii) to 32.6(a)(iv).

(c)           Clause 32.6(a) and 32.6(b) will override any appropriation made by an Obligor.

32.7         No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.8         Business Days

(a)           Subject to clause 32.8(b), any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)           If a payment under the Finance Documents is due to be paid on a relevant Termination Date but that day is not a Business Day, that payment shall be made on the preceding Business Day.

(c)           During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the date on which, but for this clause 32.8, such principal or Unpaid Sum would otherwise have been due.

32.9         Currency of account

(a)           Subject to clause 32.9(b) to 32.9(e), the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)           A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)           Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)           Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)           Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

32.10       Change of currency

(a)           Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)            any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

(ii)           any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)           If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

32.11       Disruption to Payment Systems etc

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred:

(a)           the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)           the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in clause 32.11(a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)           the Agent may consult with the other Finance Parties in relation to any changes mentioned in clause 32.11(a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)           any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 38 (Amendments and waivers);

(e)           the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 32.11; and

(f)            the Agent shall notify the other Finance Parties of all changes agreed pursuant to clause 32.11(d) above.

33           Set-off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34                                  Notices

34.1                           Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

34.2         Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)           in the case of the Parent, that identified with its name below;

(b)           in the case of the Agent, the Arranger, the Security Trustee and each Original Lender, that identified with its name below; and

(c)           in the case of each other Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than 5 Business Days’ notice.

34.3         Delivery

(a)           Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)            if by way of fax, when received in legible form; or

(ii)           if by way of letter, when it has been left at the relevant address or 3 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under clause 34.2 (Addresses), if addressed to that department or officer.

(b)           Any communication or document to be made or delivered to the Agent or the Security Trustee will be effective only when actually received by the Agent or Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Trustee’s signature below (or any substitute department or officer as the Agent or Security Trustee shall specify for this purpose).

(c)           All notices from or to an Obligor shall be sent through the Agent.

(d)           Any communication or document made or delivered to the Parent in accordance with this clause 34.3 will be deemed to have been made or delivered to each of the Obligors.

34.4                           Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to clause 34.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

34.5                           Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.  This provision shall not operate after a replacement Agent has been appointed.

34.6                           Electronic communication

(a)                                  Any communication to be made between the Agent or the Security Trustee and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Trustee and the relevant Lender:

(i)                                     agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                  notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                               notify each other of any change to their address or any other such information supplied by them.

(b)                                 Any electronic communication made between the Agent and a Lender or the Security Trustee will be effective only when actually received in intelligible form and in the case of any electronic communication made by a Lender to the Agent or the Security Trustee only if it is addressed in such a manner as the Agent or Security Trustee shall specify for this purpose.

34.7                           Use of websites

(a)                                  The Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Agent (Designated Website) if:

(i)                                     the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                  both the Parent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                               the information is in a format previously agreed between the Parent and the Agent.

If any Lender (Paper Form Lender) does not agree to the delivery of information electronically then the Agent shall notify the Parent accordingly and the Parent shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Parent shall at its own cost supply the Agent with at least 1 copy in paper form of any information required to be provided by it.

(b)                                 The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Agent.

(c)                                  The Parent shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)                                     the Designated Website cannot be accessed due to technical failure;

(ii)                                  the password specifications for the Designated Website change;

(iii)                               any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                              any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                 the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Parent notifies the Agent under clause 34.7(c)(i) or clause 34.7(c)(v) above, all information to be provided by the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                 Any Website Lender may request, through the Agent, 1 paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Parent shall at its own cost comply with any such request within 14 days.

34.8                          English language

(a)                                  Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35                                  Calculations and certificates

35.1                           Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2                           Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3                           Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

36                                  Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37                                  Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement and the other Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

38                                  Amendments and waivers

38.1                           Intercreditor Deed

This clause 38 is subject to the terms of the Intercreditor Deed.

38.2                           Required consents

(a)                                  Subject to clause 38.3 (Exceptions) any term of the Finance Documents may be amended or waived only with the prior written consent of the Majority Lenders and the Parent and any such amendment or waiver will be binding on all Parties.

(b)                                 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 38.

(c)                                  Each Obligor agrees to any such amendment or waiver permitted by this clause 38 which is agreed to by the Parent.  This includes any amendment or waiver which would, but for this clause 38.2(c), require the consent of all of the Guarantors.

38.3                           Exceptions

(a)                                  An amendment or waiver that has the effect of changing or which relates to:

(i)                                     the definition of Majority Lenders in clause 1.1 (Definitions);

(ii)                                  an extension to the date of payment of any amount under the Finance Documents (other than in relation to clause 8 (Mandatory prepayment) );

(iii)                               a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or other amount payable to a Lender under the Finance Documents;

(iv)                              a change in currency of payment of any amount under the Finance Documents;

(v)                                 an increase in or an extension of any Commitment or the Total Commitments;

(vi)                              a change to the Borrowers or Guarantors other than in accordance with clause 28 (Changes to the Obligors);

(vii)                           any provision which expressly requires the consent of all the Lenders;

(viii)                        clause 1.3 (Third party rights), clause 2.3 (Finance Parties’ rights and obligations), clause 26 (Changes to the Lenders), clause 31 (Sharing among the Finance Parties) or this clause 38;

(ix)                                (other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(A)                              the guarantee and indemnity granted under clause 19 (Guarantee and indemnity);

(B)                                the Charged Property; or

(C)                                the manner in which the proceeds of enforcement of the Transaction Security are distributed

(except in the case of clause 38.3(a)(ix)(B) and clause 38.3(a)(ix)(C) above insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(x)                                   the release of any guarantee and indemnity granted under clause 19 (Guarantee and indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is permitted under this Agreement; or

(xi)                                any amendment to the order of priority or subordination under the Intercreditor Deed,

shall not be made without the prior consent of all the Lenders.

(b)                                 An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger, the Security Trustee or any Hedge Counterparty (each in their capacity as such) may not be effected without the prior written consent of the Agent, the Arranger, the Security Trustee or, as the case may be, that Hedge Counterparty.

(c)                                  If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Document (other than an amendment or waiver referred to in clauses 38.3(a)(ii), 38.3(a)(iii) and 38.3(a)(v) above or other vote of Lenders under the terms of this Agreement within 15 Business Days (unless the Parent and the Agent agree to a longer time period in relation to any request) of that request being made, its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request.

38.4                          Replacement of Lender

(a)                                  If at any time:

(i)                                     any Lender becomes a Non-Consenting Lender (as defined in clause 38.4(c)); or

(ii)                                  an Obligor becomes obliged to repay any amount in accordance with clause 7.1 (Illegality) or to pay additional amounts pursuant to clause 15.1 (Increased costs) or clause 14.2 (Tax gross-up) to any Lender in excess of amounts payable to the other Lenders generally, then the Parent may, on 10 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (Replacement Lender) selected by the Parent, and which is acceptable to the Agent (acting reasonably) which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)                                 The replacement of a Lender pursuant to this clause 38.4 shall be subject to the following conditions:

(i)                                     the Parent shall have no right to replace the Agent or Security Trustee;

(ii)                                  neither the Agent nor the Lender shall have any obligation to the Parent to find a Replacement Lender;

(iii)                               in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 60 days after the date the Non-Consenting Lender notifies the Parent and the Agent of its failure or refusal to give a consent in relation to, or agree to any, waiver or amendment to the Finance Documents requested by the Parent; and

(iv)                              in no event shall the Lender replaced under this clause 38.4(b) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(c)                                  In the event that:

(i)                                     the Parent or the Agent (at the request of the Parent) has requested the Lenders to give a consent in relation to, or to agree to, a waiver or amendment of any provisions of the Finance Documents;

(ii)                                  the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)                               Lenders whose Commitments aggregate more than 90% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 90% of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a Non-Consenting Lender.

38.5                           Disenfranchisement of Defaulting Lenders

(a)                                  For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments.

(b)                                 For the purposes of this clause 38.5, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)                                     any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)                                  any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

38.6                          Replacement of a Defaulting Lender

(a)                                  The Parent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days’ prior written notice to the Agent and such Lender replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (Replacement Lender) selected by the Parent, and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably) which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)                                 Any transfer of rights and obligations of a Defaulting Lender pursuant to this clause shall be subject to the following conditions:

(i)                                     the Parent shall have no right to replace the Agent or Security Agent;

(ii)                                  neither the Agent nor the Defaulting Lender shall have any obligation to the Parent to find a Replacement Lender;

(iii)                               the transfer must take place no later than 45 days after the notice referred to in clause 38.6(a) above; and

(iv)                              in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

39                                  Confidentiality

39.1                           Confidential Information

(a)                                  Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 39.2 (Disclosure of Confidential Information) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

(b)                                 Notwithstanding the other provisions of this Agreement (including without limitation this clause 39), the Agent may collect, use and disclose personal data about the Lenders and/or the other Parties (if any are an individual) or individuals associated with the Lenders and/or other Parties, so that the Agent can carry out its obligations to the Lenders and the other Parties and for other related purposes, including auditing, monitoring and analysis of its business, fraud and crime prevention, money laundering, legal and regulatory compliance and the marketing by the Agent or members of the Agent’s corporate group of other services.  The Agent will keep the personal data up to date.  The Agent may also transfer the personal data to any country (including countries outside the European Economic Area where there may be less stringent data protection laws) to process information on the Agent’s behalf.  Wherever it is processed, the personal data will be protected by a strict code of secrecy and security to which all members of the Agent’s corporate group, their staff and any third parties are subject, and will only be used in accordance with the Agent’s instructions.

39.2                           Disclosure of Confidential Information

Any Finance Party may disclose:

(a)                                  to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such

Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this clause 39.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                 to any person:

(i)                                     to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)                                  with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates; Related Funds, Representatives and professional advisers;

(iii)                               appointed by any Finance Party or by a person to whom clause 39.2(b)(i) or 39.2(b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under clause 29.14(c) (Relationship with the Lenders));

(iv)                              who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in clause 39.2(b)(i) or 39.2(b)(ii);

(v)                                 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)                              to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 26.9 (Security over Lenders’ rights)

(vii)                           to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)                        who is a Party; or

(ix)                                with the consent of the Parent;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                              in relation to clauses 39.2(b)(i), 39.2(b)(ii) and 39.2(b)(iii), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                                in relation to clause 39.2(b)(iv), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                                in relation to clauses 39.2(b)(v), 39.2(b)(vi) or 39.2(b)(vii), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)                                  to any person appointed by that Finance Party or by a person to whom clause 39.2(b)(i) or clause 39.2(b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this clause 39.2(c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party;

(d)                                 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information;

(e)                                  to any monoline insurers, verification agents and their affiliates and professional advisers; and

(f)                                    to any investors in, and other transaction parties to, a securitisation.

39.3                           Entire agreement

This clause 39 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

39.4                           Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

39.5                           Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent:

(a)                                  of the circumstances of any disclosure of Confidential Information made pursuant to clause 39.2(b)(v) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this clause 39.

39.6                           Continuing obligations

The obligations in this clause 39 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 Months from the earlier of:

(a)                                  the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                 the date on which such Finance Party otherwise ceases to be a Finance Party.

40                                  Counterparts

Each Finance Document may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of a Finance Document by e-mail attachment or telecopy shall be an effective mode of delivery.

41                                  Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

42                                  Enforcement

42.1                           Jurisdiction of English courts

(a)                                  The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (Dispute).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This clause 42 is for the benefit of the Finance Parties.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

42.2                           Service of process

(a)                                  Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)                                     irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and the Company by its execution of this Agreement, accepts that appointment); and

(ii)                                  agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)                                 If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Agent.  Failing this, the Agent may appoint another agent for this purpose.

(c)                                  The Company expressly agrees and consents to the provisions of this clause 42 and clause 41 (Governing law).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The Original Parties

Part 1 - The Original Obligors

Name of Original Borrower	Registration number (or equivalent, if any)	Jurisdiction of Incorporation

Dawn Holdco Limited	97688	Jersey

Dawn Opco Limited	06300259	England

Sunrise of Bassett Limited	87652	Jersey

Sunrise of Edgbaston Limited	86849	Jersey

Sunrise of Esher Limited	88389	Jersey

Sunrise of Fleet Limited	85528	Jersey

Sunrise of Guildford Limited	86222	Jersey

Sunrise of Westbourne Limited	86223	Jersey

Sunrise of Bramhall II Limited	94503	Jersey

Sunrise of Cardiff Limited	85527	Jersey

Sunrise of Chorleywood Limited	89802	Jersey

Sunrise of Eastbourne Limited	92224	Jersey

Sunrise of Mobberley Limited	88116	Jersey

Sunrise of Solihull Limited	89556	Jersey

Sunrise of Southbourne Limited	92067	Jersey

Sunrise of Tettenhall Limited	86940	Jersey

Sunrise of Weybridge Limited	86559	Jersey

Sunrise Operations Bassett Limited	05293860	England

Sunrise Operations Edgbaston Limited	05210822	England

Sunrise Operations Esher Limited	05300871	England

Sunrise Operations Fleet Limited	05210816	England

Sunrise Operations Guildford Limited	05222846	England

Sunrise Operations Westbourne Limited	05210945	England

Sunrise Operations Bramhall II Limited	06135748	England

Sunrise Operations Cardiff Limited	05550888	England

Name of Original Borrower	Registration number (or equivalent, if any)	Jurisdiction of Incorporation

Sunrise Operations Chorleywood Limited	05551189	England

Sunrise Operations Eastbourne Limited	05897077	England

Sunrise Operations Mobberley Limited	05401819	England

Sunrise Operations Solihull Limited	05550889	England

Sunrise Operations Southbourne Limited	05879183	England

Sunrise Operations Tettenhall Limited	05663739	England

Sunrise Operations Weybridge Limited	05855066	England]

Name of Original Guarantor	Registration number (or equivalent, if any)	Jurisdiction of Incorporation

Dawn Holdco Limited	97688	Jersey

Dawn Opco Limited	06300259	England

Sunrise of Bassett Limited	87652	Jersey

Sunrise of Edgbaston Limited	86849	Jersey

Sunrise of Esher Limited	88389	Jersey

Sunrise of Fleet Limited	85528	Jersey

Sunrise of Guildford Limited	86222	Jersey

Sunrise of Westbourne Limited	86223	Jersey

Sunrise of Bramhall II Limited	94503	Jersey

Sunrise of Cardiff Limited	85527	Jersey

Sunrise of Chorleywood Limited	89802	Jersey

Sunrise of Eastbourne Limited	92224	Jersey

Sunrise of Mobberley Limited	88116	Jersey

Sunrise of Solihull Limited	89556	Jersey

Sunrise of Southbourne Limited	92067	Jersey

Sunrise of Tettenhall Limited	86940	Jersey

Sunrise of Weybridge Limited	86559	Jersey

Sunrise Operations Bassett Limited	05293860	England

Sunrise Operations Edgbaston Limited	05210822	England

Sunrise Operations Esher Limited	05300871	England

Sunrise Operations Fleet Limited	05210816	England

Sunrise Operations Guildford Limited	05222846	England

Sunrise Operations Westbourne Limited	05210945	England

Sunrise Operations Bramhall II Limited	06135748	England

Sunrise Operations Cardiff Limited	05550888	England

Sunrise Operations Chorleywood Limited	05551189	England

Sunrise Operations Eastbourne Limited	05897077	England

Sunrise Operations Mobberley Limited	05401819	England

Name of Original Guarantor	Registration number (or equivalent, if any)	Jurisdiction of Incorporation

Sunrise Operations Solihull Limited	05550889	England

Sunrise Operations Southbourne Limited	05879183	England

Sunrise Operations Tettenhall Limited	05663739	England

Sunrise Operations Weybridge Limited	05855066	England

Part 2 - The Original Lender

Name of Original Lender	Commitment	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)

Bank of Scotland plc	£401,879,000

Part 3 - The Original Hedge Counterparty

Names of Original Hedge Counterparty

Bank of Scotland plc (formerly HBOS Treasury Services plc (registered in England with number 02692890))

Schedule 2

Conditions precedent

Part 1 - Conditions precedent to initial Utilisation

All conditions precedent to initial Utilisation were satisfied on or after 31 July 2007 and, in each case, prior to the Restatement Date (as such term is defined in the Amendment and Restatement Agreement).

Part 2 - Conditions precedent required to be delivered by an Additional Obligor

1                                          An Accession Deed executed by the Additional Obligor and the Parent.

2                                          A copy of the constitutional documents of the Additional Obligor.

3                                          A copy of a resolution of the board or, if applicable, a committee of the board of directors of the Additional Obligor:

3.1                                 approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;

3.2                                 authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf;

3.3                                 authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

3.4                                 authorising the Parent to act as its agent in connection with the Finance Documents.

4                                          If applicable, a copy of a resolution of the board of directors of the Additional Obligor, establishing the committee referred to in paragraph 3.

5                                          A specimen of the signature of each person authorised by the resolution referred to in paragraph 3.

6                                          A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

7                                          A copy of a resolution of the board of directors of each corporate shareholder of each Additional Guarantor approving the terms of the resolution referred to in paragraph 6.

8                                          A certificate from a director of the Additional Obligor confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, Security or similar limit binding on it to be exceeded.

9                                          A certificate from a director of the Additional Obligor certifying that each copy document listed in this part 3 of schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

10                                    A copy of any other authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Deed or for the validity and enforceability of any Finance Document.

11                                    The latest Annual Financial Statement of the Additional Obligor.

12                                    If the Additional Obligor is incorporated outside the UK, a certificate of that Additional Obligor (signed by a director) certifying either that (i) it has not registered one or more establishments (as that term is defined in Part 1 of the Overseas Companies Regulations 2009) with the

Registrar of Companies or (ii) it has such an establishment, specifying the name and registered number under which it is registered with the Registrar of Companies and certifying that the attached copy of its register of charges is a correct and complete copy and is up to date as at the date of the Accession Deed.

13                                    The following legal opinions each addressed to the Agent, the Security Trustee and the Lenders:

13.1                           A legal opinion of Addleshaw Goddard, the legal advisers to the Agent, the Arranger and the Security Trustee as to English law in the form provided to the Agent, the Arranger and the Security Trustee and/or distributed to the Lenders prior to signing the Accession Deed.

13.2                           If the Additional Obligor is incorporated in or has its centre of main interest or establishment (as referred to in clause 20.27 (Centre of main interests and establishments) in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent, the Arranger and Security Trustee in the jurisdiction of its incorporation, centre of main interest or establishment (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document (Applicable Jurisdiction) as to the law of the Applicable Jurisdiction and in the form provided to the Agent, the Arranger and the Security Trustee and/or distributed to the Lenders prior to signing the Accession Deed.

14                                    If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in clause 42.2 (Service of process) if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

15                                    Any security documents which are required by the Agent executed by the proposed Additional Obligor.

16                                   Any notices duly executed or documents required to be given or executed under the terms of those security documents.

17

17.1                           If the Additional Obligor is incorporated in England and Wales, copies of the registers of directors and shareholders of the Additional Obligor and a solvency certificate in respect of the Additional Obligor executed by the Finance Director of that Additional Obligor.

17.2                           If the Additional Obligor is not incorporated in England and Wales, such documentary evidence as legal counsel to the Agent may require, that such Additional Obligor has complied with any law in its jurisdiction relating to financial assistance or analogous process.

18                                    An accession memorandum to the Structural Intra-Group Loan Deed

19                                    Tax

19.1                           A copy of the VAT registration certificate for each Propco and each Opco each Obligor that it is registered for VAT.

19.2                           Evidence of any Obligor’s membership of any VAT group.

19.3                           Evidence of any option to tax that any Obligor has exercised in relation to any Property and evidence that proper notification of such option has been received by HM Revenue & Customs.

19.4                           Evidence that each Propco has obtained the approval of HM Revenue & Customs under the Non-Resident Landlords Scheme to receive any rent payable in respect of the Properties without any deduction or withholding for or on account of United Kingdom income tax.

Schedule 3

Properties

Fleet: 22-26 Church Street, Fleet, Hampshire GU51 4NB

Edgbaston: 5 Church Road, Edgbaston, Birmingham B15 3SH

Westbourne: 16-18 Poole Road, Westbourne, Bournemouth, Dorset BH4 9DQ

Guildford: Asolat Way, Peasmarsh, Guildford, Surrey GU3 1NE

Esher: 42 Copsem Lane, Esher, Surrey KT10 9HJ

Bassett: 111 Burgess Road, Southampton, Hampshire SO16 7AG

Eastbourne: Willingdon Road, Eastbourne, East Sussex BN20 9JP

Weybridge: Ellesmere Road, Weybridge, Surrey KT13 0HY

Cardiff: Bryn Awel, 127 Cyncoed Road, Cyncoed, Cardiff CF23 6AF

Southbourne: Slavanka Hotel, 42 Belle Vue Road, Southbourne, Bournemouth, Dorset BH6 3DS

Tettenhall: 73 Wergs Road, Tettenhall, Wolverhampton, West Midlands WV6 9BN

Chorleywood: 1-6 High View, Rickmansworth Road, Chorleywood, Hertfordshire WD3 5TQ

Solihull: The Green, Dog Kennel Lane, off Stratford Road, Solihull, West Midlands B90 4JG

Bramhall: Former Moat House Hotel, Bramhall, Lane South, Bramhall, Stockport, Greater Manchester SK7 2EB

Mobberley: Barclay Park, Hall Lane, Mobberley, Knutsford, Cheshire WA16 7DZ

Esher: Copsem Lodge, Copsem Lane, Esher, KT10 9HJ (residential dwelling adjacent to the Esher home)

Schedule 4

Opcos and Propcos

Part 1 - Opcos

Name of Opco	Registration number (or equivalent, if any)	Jurisdiction of Incorporation

Sunrise Operations Bassett Limited	05293860	England

Sunrise Operations Edgbaston Limited	05210822	England

Sunrise Operations Esher Limited	05300871	England

Sunrise Operations Fleet Limited	05210816	England

Sunrise Operations Guildford Limited	05222846	England

Sunrise Operations Westbourne Limited	05210945	England

Sunrise Operations Bramhall II Limited	06135748	England

Sunrise Operations Cardiff Limited	05550888	England

Sunrise Operations Chorleywood Limited	05551189	England

Sunrise Operations Eastbourne Limited	05897077	England

Sunrise Operations Mobberley Limited	05401819	England

Sunrise Operations Solihull Limited	05550889	England

Sunrise Operations Southbourne Limited	05879183	England

Sunrise Operations Tettenhall Limited	05663739	England

Sunrise Operations Weybridge Limited	05855066	England

Part 2 - Propcos

Name of Propco	Registration number (or equivalent, if any)	Jurisdiction of Incorporation

Sunrise of Bassett Limited	87652	Jersey

Sunrise of Edgbaston Limited	86849	Jersey

Sunrise of Esher Limited	88389	Jersey

Sunrise of Fleet Limited	85528	Jersey

Sunrise of Guildford Limited	86222	Jersey

Sunrise of Westbourne Limited	86223	Jersey

Sunrise of Bramhall II Limited	94503	Jersey

Sunrise of Cardiff Limited	85527	Jersey

Sunrise of Chorleywood Limited	89802	Jersey

Sunrise of Eastbourne Limited	92224	Jersey

Sunrise of Mobberley Limited	88116	Jersey

Sunrise of Solihull Limited	89556	Jersey

Sunrise of Southbourne Limited	92067	Jersey

Sunrise of Tettenhall Limited	86940	Jersey

Sunrise of Weybridge Limited	86559	Jersey

Schedule 5

Requests and Notices

Part 1 - Utilisation Request

From:	[Borrower] [Parent](1)

To:	[Agent]

Dated:

Dear Sirs

[Parent] — Term facility agreement dated ♦ 2012 (Term Facility Agreement)

1                                          We refer to the Term Facility Agreement.  This is a Utilisation Request.  Terms defined in the Term Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2                                          We wish to borrow a Loan on the following terms:

2.1	Borrower:	♦

2.2	Proposed Utilisation Date:	♦ (or, if that is not a Business Day, the next Business Day)

2.3	Currency of Loan:	♦

2.4	Amount:	♦ or, if less, the Available Facility

2.5	Interest Period:	♦

3                                          We confirm that each condition specified in clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4                                          [We irrevocably instruct you to deduct from the amount of the Loan the legal fees, VAT and disbursements of Addleshaw Goddard in the amount of £♦ and to pay such amount to Addleshaw Goddard on the Utilisation Date.]

5                                          [The [net] proceeds of this Loan should be credited to [account]].

6                                          This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[the Parent on behalf of [insert name of relevant Borrower]] [insert name of Borrower](2)

(1)                                                          Amend as appropriate.

Part 2 - Selection Notice

Applicable to a Loan

From:	[Company][Parent]

To:	[Agent]

Dated:

Dear Sirs

[Parent] -  Term facility agreement dated ♦ 2012 (Term Facility Agreement)

1                                          We refer to the Term Facility Agreement.  This is a Selection Notice.  Terms defined in the Term Facility Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2                                          [We refer to the following Loan[s] with an Interest Period ending on ♦(3)].

3                                          We request that the next Interest Period for the [Loan[s] is ♦.

4                                          This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
[the Company] [the Parent on behalf of [the Company]]

(2)                                  Amend as appropriate.

(3)                                  Insert details of all Facility A Loans which have an Interest Period ending on the same date.

Schedule 6

Mandatory Cost Formula

1                                          The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2                                          On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (Additional Cost Rate) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3                                          The Additional Cost Rate for any Lender lending from the Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent.  This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from the Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from the Facility Office.

4                                          The Additional Cost Rate for any Lender lending from the Facility Office in the United Kingdom will be calculated by the Agent as follows:

4.1                                 in relation to a sterling Loan:

4.2                                 in relation to a Loan in any currency other than sterling:

Where:

A                                      is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                                        is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in clause 10.5(a) (Default interest)) payable for the relevant Interest Period on the Loan.

C                                        is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D                                       is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E                                         is designed to compensate the Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Base Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5                                          For the purposes of this schedule:

Eligible Liabilities and Special Deposits have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England

Fees Rules means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits

Fee Tariffs means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate) and

Tariff Base has the meaning given to it in, and will be calculated in accordance with, the Fees Rules

6                                          In application of the above formulae in paragraph 2, A, B, C and D will be included in the formulae as percentages (i.e. 5 % will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7                                          If requested by the Agent, each Base Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Base Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Base Reference Bank as being the average of the Fee Tariffs applicable to that Base Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Base Reference Bank.

8                                          Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

8.1                                 the jurisdiction of its Facility Office; and

8.2                                 any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9                                          The percentages of each Lender for the purpose of A and C above and the rates of charge of each Base Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with the Facility Office in the same jurisdiction as its Facility Office.

10                                    The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Base Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11                                    The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Base Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12                                    Any determination by the Agent pursuant to this schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13                                    The Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all Parties any amendments which are required to be made to this schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

Schedule 7

Form of Transfer Certificate

To:                             • as Agent and • as Security Trustee

From:               [The Existing Lender] (Existing Lender) and [The New Lender] (New Lender)

Dated:

[Parent] — Term facility agreement dated • 2012 (Term Facility Agreement)

1                                         We refer to the Term Facility Agreement and to the Intercreditor Deed (as defined in the Term Facility Agreement).  This Agreement (Agreement) shall take effect as a Transfer Certificate for the purpose of the Term Facility Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Deed (and as defined in the Intercreditor Deed).  Terms defined in the Term Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2                                         We refer to clause 26.5 (Procedure for transfer) of the Term Facility Agreement:

2.1                               The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the schedule in accordance with clause 26.5 (Procedure for transfer).

2.2                               The proposed Transfer Date is •.

2.3                               The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 34.2 (Addresses) are set out in the schedule.

3                                         The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 26.4(c) (Limitation of responsibility of Existing Lenders).

4                                         The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

4.1                               [a Qualifying Lender falling within paragraph (i)(A) [or paragraph (ii)] of the definition of Qualifying Lender);]

4.2                               [a Treaty Lender;]

4.3                               [not a Qualifying Lender].

5                                         [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

5.1                               a company resident in the United Kingdom for United Kingdom tax purposes;

5.2                               a partnership each member of which is:

(a)                                 a company so resident in the United Kingdom; or

(b)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

5.3                               a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

6                                         [The New Lender confirms (for the benefit of the Agent and without liability to any Obligor)  that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number •) and is tax resident in •(4), so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Parent that:

6.1                               each Borrower which is a Party as a Borrower as at the Transfer Date must, to the extent that the New Lender becomes a Lender under the Facility which is made available to that Borrower pursuant to clause 2.1 (The Facility) of the Term Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date; and

6.2                               each Additional Borrower which becomes an Additional Borrower after the Transfer Date must, to the extent that the New Lender is a Lender under the Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facility) of the Term Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower(5).]

[6/7]                      The New Lender confirms that it [is]/[is not] a Sponsor Affiliate.

[7/8]                      We refer to [clause • (Change of Senior Lender) of the Intercreditor Deed.]

In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Deed (and as defined therein), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Deed as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Deed to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Deed, as if it had been an original party to the Intercreditor Deed.

[8/9]                      This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[9/10]               This Agreement [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

[10/11]        This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:                  The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s

(4)                                 Insert jurisdiction of tax residence

(5)                                 This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Term Facility Deed.

Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	New Lender]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Term Facility Agreement by the Agent, and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Deed by the Security Trustee, and the Transfer Date is confirmed as •.

[Agent]

By:

[Security Trustee]

By:

Schedule 8

Form of Assignment Agreement

To:                             • as Agent • as Security Trustee •  as [Parent], for and on behalf of each Obligor

From:               [the Existing Lender] (Existing Lender) and [the New Lender] (New Lender)

Dated:

[Parent] - Term Facility Agreement dated  •  2012 (Term Facility Agreement)

1                                         We refer to the Term Facility Agreement and to the Intercreditor Agreement (as defined in the Term Facility Agreement).  This is an Assignment Agreement.  This Agreement (Agreement) shall take effect as an Assignment Agreement for the purpose of the Term Facility Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Deed (and as defined in the Intercreditor Deed).  Terms defined in the Term Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2                                         We refer to clause 26.6 (Procedure for assignment) of the Term Facility Agreement:

2.1                               The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Term Facility Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitments under the Term Facility Agreement as specified in the schedule.

2.2                               The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments under the Term Facility Agreement specified in the schedule.

2.3                               The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph 2.2 above.

3                                         The proposed Transfer Date is •.

4                                         On the Transfer Date the New Lender becomes:

4.1                               Party to the relevant Finance Documents (other than the Intercreditor Deed) as a Lender; and

4.2                               Party to the Intercreditor Deed as a Senior Lender.

5                                         The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 34.2 (Addresses) are set out in the Schedule.

6                                         The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 26.4(c) (Limitation of responsibility of Existing Lenders)).

7                                         The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

7.1                               [a Qualifying Lender falling within paragraph (i)(A) [or paragraph (ii)] of the definition of Qualifying Lender;]

7.2                               [a Treaty Lender;]

7.3                               [not a Qualifying Lender].

8                                         [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

8.1                               a company resident in the United Kingdom for United Kingdom tax purposes; or

8.2                               a partnership each member of which is:

(a)                                 a company so resident in the United Kingdom; or

(b)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

8.3                               a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

9                                         [The New Lender confirms (for the benefit of the Agent and without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number •) and is tax resident in •(6), so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Parent that:

9.1                               each Borrower which is a Party as a Borrower as at the Transfer Date must, to the extent that the New Lender becomes a Lender under the Facility which is made available to that Borrower pursuant to clause 2.1 (The Facility) of the Term Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Transfer Date; and

9.2                               each Additional Borrower which becomes an Additional Borrower after the Transfer Date must, to the extent that the New Lender is a Lender under the Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facility) of the Term Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower(7).]

[9/10]               The New Lender confirms that it [is]/[is not](8) a Sponsor Affiliate.

[10/11]        We refer to clause • (Change of Senior Lender) of the Intercreditor Deed:

(6)                                 Insert jurisdiction of tax residence

(7)                                 This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facility Deed.

(8)                                 Delete as applicable.

In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Deed (and as defined in the Intercreditor Deed), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Deed as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Deed to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Deed, as if it had been an original party to the Intercreditor Deed.

[11/12]        This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 26.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent), to the [Parent] (on behalf of each Obligor) of the assignment referred to in this Agreement.

[12/13]        This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[13/14]        This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[14/15]        This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:                  The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Commitment/rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Term Facility Agreement by the Agent, and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Deed by the Security Trustee, and the Transfer Date is confirmed as •.

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

[Security Trustee]

By:

Schedule 9

Form of Accession Deed

To:                             • as Agent and • as Security Trustee for itself and each of the other parties to the Intercreditor Deed referred to below

From:               [Subsidiary] and [[Parent]]

Dated:

Dear Sirs

[Parent] —  Term Facility Agreement dated • 2012 (Term Facility Agreement)

1                                         We refer to the Term Facility Agreement and to the Intercreditor Deed.  This Agreement (Accession Deed) shall take effect as an Accession Deed for the purposes of the Term Facility Agreement and as a Debtor Accession Deed for the purposes of the Intercreditor Deed (and as defined in the Intercreditor Deed).  Terms defined in the Term Facility Agreement have the same meaning in paragraphs 1 to 3 of this Accession Deed unless given a different meaning in this Accession Deed.

2                                         [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Term Facility Agreement and the other Finance Documents (other than the Intercreditor Deed) as an Additional [Borrower]/[Guarantor] pursuant to [clause 28.2 (Additional Borrowers)]/[clause 28.4 (Additional Guarantors)] of the Term Facility Agreement.  [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number •.

3                                         [Subsidiary’s] administrative details for the purposes of the Term Facility Agreement and the Intercreditor Deed are as follows:

Address:

Fax No.:

Attention:

4                                         [Subsidiary] (for the purposes of this paragraph 4, the Acceding Debtor) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

5                                         [Insert details (date, parties and description) of relevant documents]

the Relevant Documents.

It is agreed as follows:

5.1                               Terms defined in the Intercreditor Deed shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph 4.

5.2                               The Acceding Debtor and the Security Trustee agree that the Security Trustee shall hold:

(a)                                 [any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(b)                                 all proceeds of that Security; and]

(c)                                  all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Trustee as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Trustee as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Deed.

5.3                               The Acceding Debtor confirms that it intends to be party to the Intercreditor Deed as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Deed and agrees that it shall be bound by all the provisions of the Intercreditor Deed as if it had been an original party to the Intercreditor Deed.

5.4                               [In consideration of the Acceding Debtor being accepted as an Intra Group Lender for the purposes of the Intercreditor Deed, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Deed as an Intra Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Deed to be assumed by an Intra Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Deed, as if it had been an original party to the Intercreditor Deed].

[4]/[5]              This Accession Deed and any non-contractual obligations arising out of or in connection with are governed by English law.

This Accession Deed has been signed on behalf of the Security Trustee (for the purposes of paragraph 4 above only), signed on behalf of the [Parent] and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[Subsidiary]

[EXECUTED AS A DEED

By: [Subsidiary]

Director

Director/Secretary

OR

[EXECUTED AS A DEED

By: [Subsidiary]

Signature of Director

Name of Director

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness]

The Parent

[Parent]

By:

The Security Trustee

[Full Name of Current Security Trustee]

By:

Date:

Schedule 10

Form of Resignation Letter

To:                             • as Agent

From:               [resigning Obligor] and [Parent]

Dated:

Dear Sirs

[Parent] - Term Facility Agreement dated • 2012 (Term Facility Agreement)

1                                         We refer to the Term Facility Agreement.  This is a Resignation Letter.  Terms defined in the Term Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2                                         Pursuant to [clause 28.3 (Resignation of a Borrower)] [clause 28.5 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower] [Guarantor] under the Term Facility Agreement and the Finance Documents (other than the Intercreditor Deed).

3                                         We confirm that:

3.1                               no Default is continuing or would result from the acceptance of this request; and

3.2                               [this request is given in relation to a Third Party Disposal of [resigning Obligor;

3.3                               [the Disposal Proceeds have been or will be applied in accordance with clause 8 (Mandatory prepayment):

3.4                               [•]

4                                         This Resignation Letter (and any non-contractual obligations arising out of or in connection with it) are governed by English law.

[Parent]	[resigning Obligor]

By:	By:

Schedule 11

Form of Compliance Certificate

To:                             • as Agent

From:               [Parent]

Dated:

Dear Sirs

[Parent] - Term Facility Agreement dated • 2012 (Term Facility Agreement)

1                                         We refer to the Term Facility Agreement.  This is a Compliance Certificate.  Terms defined in the Term Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2                                         With reference to the [Annual Financial Statements] [Quarterly Financial Statements] for the [Financial Year ended •] [Financial Quarter ended •] we confirm that:

Covenant	Relevant Period	Target	Actual	Compliant/Non compliant
LTV	• to •	At least •%	•%	]
Interest Cover	• to •	At least •:•	•:•	]
Net Operating Income (milestone test)	• to •	At least £•	£•	]
Net Operating Income (comparable quarter test)	• to •	At least £•	£•	]
Average Daily Rate	• to •	At least £•	£•	]
Capital expenditure	• to •	Not exceeding £•	£•	]

3                                         [We confirm that no Default is continuing.](9)

Signed

	Finance Director	Director

	of	of

	[Parent]	[Parent]

[insert applicable certification language]

(9)                                 If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

for and on behalf of

name of Auditors of the Parent(10)

(10)                          Only applicable if the Compliance Certificate accompanies the Audited Financial Statements and is to be signed by the Auditors.  To be agreed with the Company’s Auditors prior to signing of the Deed.

Schedule 12

Timetables

Loans in sterling
Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (clause 11.1 (Selection of Interest Periods and terms))	U-1 9.30am

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under clause 5.4 (Lenders’ participation) and notifies the Lenders of the Loan in accordance with clause 5.4 (Lenders’ participation)

U-1 Noon

LIBOR is fixed	Quotation Day as of 11:00 a.m.

“U”	=	date of utilisation or, if applicable, in the case of a Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan.

“U - X”	=	X Business Days prior to date of utilisation

Schedule 13

Form of Increase Confirmation

To:                             • as Agent, • as Security Trustee and • as [Parent], for and on behalf of each Obligor

From:               [the Increase Lender] (Increase Lender)

Dated:

[Parent] - Term Facility Agreement dated • 2012 (Term Facility Agreement)

1                                         We refer to the Term Facility Agreement and to the Intercreditor Deed (as defined in the Term Facility Agreement).  This Agreement (Agreement) shall take effect as an Increase Confirmation for the purpose of the Term Facility Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Deed (and as defined in the Intercreditor Deed). Terms defined in the Term Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2                                         We refer to clause 2.2 (Increase) of the Term Facility Agreement.

3                                         The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (Relevant Commitment) as if it was an Original Lender under the Term Facility Agreement.

4                                         The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (Increase Date) is •.

5                                         On the Increase Date, the Increase Lender becomes:

5.1                               party to the relevant Finance Documents (other than the Intercreditor Deed) as a Lender; and

5.2                               party to the Intercreditor Deed as a Senior Lender.

6                                         The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of clause 34.2 (Addresses) are set out in the schedule.

7                                         The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in clause 2.2(f) (Increase).

8                                         The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

8.1                               [a Qualifying Lender (other than a Treaty Lender);]

8.2                               [a Treaty Lender;]

8.3                               [not a Qualifying Lender].

9                                         [The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

9.1                               a company resident in the United Kingdom for United Kingdom tax purposes; or

9.2                               a partnership each member of which is:

(a)                                 a company so resident in the United Kingdom; or

(b)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

9.3                               a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

10                                  [The Increase Lender confirms (for the benefit of the Agent and without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number •) and is tax resident in •(11), so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Parent that:

10.1                        each Borrower which is a Party as a Borrower as at the Increase Date must, to the extent that the Increase Lender becomes a Lender under the Facility which is made available to that Borrower pursuant to clause 2.1 (The Facility) of the Term Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the Increase Date; and

10.2                        each Additional Borrower which becomes an Additional Borrower after the Increase Date must, to the extent that the Increase Lender is a Lender under the Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facility) of the Term Facility Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of becoming an Additional Borrower(12).]

[10/11]        The Increase Lender confirms that it is not a Sponsor Affiliate.

[11/12]        We refer to clause • (Creditor/Agent Accession Undertaking) of the Intercreditor Deed:

In consideration of the Increase Lender being accepted as a Senior Lender for the purposes of the Intercreditor Deed (and as defined in the Intercreditor Deed), the Increase Lender confirms that, as from the Increase Date, it intends to be party to the Intercreditor Deed as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Deed to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Deed, as if it had been an original party to the Intercreditor Deed.

[12/13]        This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[13/14]        This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

(11)                          Insert jurisdiction of tax residence.

(12)                          This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Term Facility Deed.

[14/15]        This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:                  The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions.  It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Term Facility Agreement by the Agent and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Deed by the Security Trustee and the Increase Date is confirmed as •.

Agent

By:

Security Trustee

By:

Schedule 14

Forms of Notifiable Debt Purchase Transaction Notice

Part 1 - Form of Notice on Entering into Notifiable Debt Purchase Transaction

To:                             • as Agent

From:               [The Lender]

Dated:

[Parent] — Term Facility Agreement dated • 2012 (Term Facility Agreement)

1                                         We refer to clause 27.2(b) (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates) of the Term Facility Agreement.  Terms defined in the Term Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2                                         We have entered into a Notifiable Debt Purchase Transaction.

3                                         The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)

Commitment	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies](13)

[Lender]

By:

(13)                          Delete as applicable

Part 2 - Form of Notice on Termination of Notifiable Debt Purchase Transaction / Notifiable Debt Purchase Transaction ceasing to be with Sponsor Affiliate

To:                             • as Agent

From:               [The Lender]

Dated:

[Parent] — Term Facility Agreement dated • 2012 (Term Facility Agreement)

1                                         We refer to clause 27.2(c) (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates) of the Term Facility Agreement.  Terms defined in the Term Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2                                         A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated • has [terminated]/[ceased to be with a Sponsor Affiliate]. (14)

3                                         The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)

Commitment	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies] (15)

[Lender]

By:

(14)                          Delete as applicable

(15)                          Delete as applicable

Schedule 15

Management Agreements

Management Agreement dated as of July 31, 2007 among Sunrise Operations Bassett Limited, Sunrise Home Help Bassett Limited, Sunrise of Bassett Limited and the Managing Agent;

Management Agreement dated as of July 31, 2007 among Sunrise Operations Edgbaston Limited, Sunrise Home Help Edgbaston Limited, Sunrise of Edgbaston Limited and the Managing Agent;

Management Agreement dated as of July 31, 2007 among Sunrise Operations Esher Limited, Sunrise Home Help Esher Limited, Sunrise of Esher Limited and the Managing Agent;

Management Agreement dated as of July 31, 2007 among Sunrise Operations Fleet Limited, Sunrise Home Help Fleet Limited, Sunrise of Fleet Limited and the Managing Agent;

Management Agreement dated as of July 31, 2007 among Sunrise Operations Guildford Limited, Sunrise Home Help Guildford Limited, Sunrise of Guildford Limited and the Managing Agent;

Management Agreement dated as of July 31, 2007 among Sunrise Operations Westbourne Limited, Sunrise Home Help Westbourne Limited, Sunrise of Westbourne Limited and the Managing Agent;

Management Agreement dated as of November 13, 2009 among Sunrise Operations Bramhall Limited, Sunrise Home Help Bramhall Limited, Sunrise of Bramhall Limited and the Managing Agent;

Management Agreement dated as of May 30, 2008 among Sunrise Operations Cardiff Limited, Sunrise Home Help Cardiff Limited, Sunrise of Cardiff Limited and the Managing Agent;

Management Agreement dated as of May 30, 2008 among Sunrise Operations Chorleywood Limited, Sunrise Home Help Chorleywood Limited, Sunrise of Chorleywood Limited and the Managing Agent;

Management Agreement dated as of March 31, 2009 among Sunrise Operations Eastbourne Limited, Sunrise Home Help Eastbourne Limited, Sunrise of Eastbourne Limited and the Managing Agent;

Management Agreement dated as of December 31, 2007 among Sunrise Operations Mobberley Limited, Sunrise Home Help Mobberley Limited, Sunrise of Mobberley Limited and the Managing Agent;

Management Agreement dated as of April 30, 2008 among Sunrise Operations Solihull Limited, Sunrise Home Help Solihull Limited, Sunrise of Solihull Limited and the Managing Agent;

Management Agreement dated as of January 2, 2009 among Sunrise Operations Southbourne Limited, Sunrise Home Help Southbourne Limited, Sunrise of Southbourne Limited and the Managing Agent;

Management Agreement dated as of October 31, 2008] among Sunrise Operations Tettenhall Limited, Sunrise Home Help Tettenhall Limited, Sunrise of Tettenhall Limited and the Managing Agent; and

Management Agreement dated as of May 31, 2009 among Sunrise Operations Weybridge Limited, Sunrise Home Help Weybridge Limited, Sunrise of Weybridge Limited and the Managing Agent.

For the purpose of clause 34 (Notices) only

The Obligors

Parent

Dawn Holdco Limited

Address:	22 Grenville Street, St. Helier, Jersey, JE4 8PX

Fax:	01543 609 333

Attention of:	Philip Turpin

Dawn Opco Limited

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

The Arranger

Bank of Scotland plc

Address:	Level 9, Princess House, 1 Suffolk Lane, London EC4R 0AX

Fax:	020 7489 3039

Tel:	020 7489 3220

Attention:	Richard Lovell / Stephen Bruce - Corporate Real Estate Support, London

The Original Lender

Bank of Scotland plc

Address:	Level 9, Princess House, 1 Suffolk Lane, London EC4R 0AX

Fax:	020 7489 3039

Tel:	020 7489 3220

Attention:	Richard Lovell / Stephen Bruce - Corporate Real Estate Support, London

The Agent

Bank of Scotland plc

Address:	Level 9, Princess House, 1 Suffolk Lane, London EC4R 0AX

Fax:	020 7489 3039

Tel:	020 7489 3220

Attention:	Richard Lovell / Stephen Bruce - Corporate Real Estate Support, London

The Security Trustee

Bank of Scotland plc

Address:	Level 9, Princess House, 1 Suffolk Lane, London EC4R 0AX

Fax:	020 7489 3039

Tel:	020 7489 3220

Attention:	Richard Lovell / Stephen Bruce - Corporate Real Estate Support, London

The Original Hedging Counterparty

Bank of Scotland plc

Address:	Level 9, Princess House, 1 Suffolk Lane, London EC4R 0AX

Fax:	020 7489 3039

Tel:	020 7489 3220

Attention:	Richard Lovell / Stephen Bruce - Corporate Real Estate Support, London

SIGNATURES

The Parent

Dawn Holdco Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

The Company

Dawn Opco Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

For the sole purpose of making the confirmations under clause 2.4 (Security confirmation):

Topco

Dawn General Partner Limited
acting in its capacity as general partner of
Dawn Limited Partnership

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

15

The Borrowers

Dawn Holdco Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Dawn Opco Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Of Bassett Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Edgbaston Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

16

Sunrise of Esher Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Fleet Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Guildford Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Westbourne Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Bramhall II Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

17

Sunrise of Cardiff Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Chorleywood Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Eastbourne Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Mobberley Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

18

Sunrise of Solihull Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Southbourne Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Tettenhall Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Weybridge Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise Operations Bassett Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

19

Sunrise Operations Edgbaston Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Esher Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Fleet Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Guildford Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

20

Sunrise Operations Westbourne Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Bramhall Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Cardiff Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Chorleywood Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

21

Sunrise Operations Eastbourne Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Mobberley Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Solihull Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Southbourne Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

22

Sunrise Operations Tettenhall Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Weybridge Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

The Guarantors

Dawn Holdco Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Dawn Opco Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

23

Sunrise Of Bassett Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Edgbaston Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Esher Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Fleet Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

24

Sunrise of Guildford Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Westbourne Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Bramhall II Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Cardiff Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

25

Sunrise of Chorleywood Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Eastbourne Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Mobberley Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Solihull Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

26

Sunrise of Southbourne Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Tettenhall Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise of Weybridge Limited

By:	/s/ Phil Turpin

Address:	22 Grenville Street, St Helier, Jersey JE4 8PX

Fax:	01534 609 333

Attention:	Phil Turpin

Sunrise Operations Bassett Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

27

Sunrise Operations Edgbaston Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Esher Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Fleet Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Guildford Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

28

Sunrise Operations Westbourne Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Bramhall Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Cardiff Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Chorleywood Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

29

Sunrise Operations Eastbourne Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Mobberley Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Solihull Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Southbourne Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

30

Sunrise Operations Tettenhall Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

Sunrise Operations Weybridge Limited

By:	/s/ Steven Scally

Address:	20 Churchill Place, Canary Wharf, London E14 5HJ

Fax:	020 3395 8198

Attention:	Steven Scally

The Arranger

Bank of Scotland plc

By:	/s/ Richard Lovell

Address:	Level 9, Princess House, 1 Suffolk Lane, London EC4R 0AX

Fax:	020 7489 3039

Attention:	Richard Lovell / Stephen Bruce — Corporate Real Estate Support, London

The Lender

Bank of Scotland plc

By:	/s/ Richard Lovell

Address:	Level 9, Princess House, 1 Suffolk Lane, London EC4R 0AX

Fax:	020 7489 3039

Attention:	Richard Lovell / Stephen Bruce — Corporate Real Estate Support, London

31

The Hedge Counterparty

Bank of Scotland plc

By:	/s/ Richard Lovell

Address:	Level 9, Princess House, 1 Suffolk Lane, London EC4R 0AX

Fax:	020 7489 3039

Attention:	Richard Lovell / Stephen Bruce — Corporate Real Estate Support, London

The Agent

Bank of Scotland plc

By:	/s/ Richard Lovell

Address:	Level 9, Princess House, 1 Suffolk Lane, London EC4R 0AX

Fax:	020 7489 3039

Attention:	Richard Lovell / Stephen Bruce — Corporate Real Estate Support, London

The Security Trustee

Bank of Scotland plc

By:	/s/ Richard Lovell

Address:	Level 9, Princess House, 1 Suffolk Lane, London EC4R 0AX

Fax:	020 7489 3039

Attention:	Richard Lovell / Stephen Bruce — Corporate Real Estate Support, London

32